Exhibit 99.2

PRO FORMA VALUATION REPORT

SOUND FINANCIAL BANCORP, INC.

Seattle, Washington

PROPOSED HOLDING COMPANY FOR:
SOUND COMMUNITY BANK
Seattle, Washington

Dated As Of:

March 9, 2012

Prepared By:

RP® Financial, LC.

1100 North Glebe Road

Suite 600

Arlington, Virginia  22201

March 9, 2012

Boards of Directors

Sound Community MHC

Sound Financial, Inc.

Sound Community Bank

2005 5th Avenue, Suite 200

Seattle, Washington 98121

Members of the Board of Directors:

At your request, we have completed and hereby provide an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be offered in connection with the plan of conversion described below.

This Appraisal is furnished pursuant to the requirements of the Code of Federal Regulations 563b.7 and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”) and reissued by the Office of the Comptroller of the Currency (“OCC”), and applicable regulatory interpretations thereof.  Such Valuation Guidelines are relied upon by the Federal Reserve Board (“FRB”) in the absence of separate written valuation guidelines.

Description of Plan of Conversion

On January 27, 2012, the respective Boards of Directors of Sound Community MHC (the “MHC”), Sound Financial, Inc. (“Sound Financial”), and Sound Community Bank (the “Bank”), Seattle, Washington, adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”) whereby the organization will convert to the fully public stock form of organization.  As a result of the conversion, the MHC, which currently owns a majority of the issued and outstanding common stock of Sound Financial, will be merged into Sound Financial, which will be succeeded by a newly formed Maryland corporation with the name of Sound Financial Bancorp, Inc. (“Sound Financial Bancorp” or the “Company”)  As of December 31, 2011, the MHC had a majority ownership interest in, and its principal asset consisted of approximately 55% of the common stock (the “MHC Shares”) of Sound Financial.  The remaining 45% of Sound Financial common stock is owned by public stockholders.

It is our understanding that Sound Financial Bancorp will offer its stock, representing the majority ownership interest held by the MHC, in a subscription offering to Eligible Account Holders, Tax-Qualified Plans, Supplemental Eligible Account Holders and Other Members, as such terms are defined for purposes of applicable regulatory requirements governing mutual-to-stock conversions.  To the extent that shares remain available for purchase after satisfaction of

Washington Headquarters
Three Ballston Plaza	Direct: (703) 647-6549
1100 North Glebe Road, Suite 600	Telephone: (703) 528-1700
Arlington, VA 22201	Fax No.: (703) 528-1788
E-Mail: joren@rpfinancial.com	Toll-Free No.: (866) 723-0594

Boards of Directors

March 9, 2012

all subscriptions received in the subscription offering, the shares are expected to be offered for sale in a community offering.  Shares not purchased in the subscription and community offerings may be offered for sale to the general public in a syndicated offering.

Upon completing the mutual-to-stock conversion and stock offering (the “Second-Step Conversion”), the Company will be 100% owned by public shareholders, the publicly-held shares of Sound Financial will be exchanged for shares in the Company at a ratio that retains their ownership interest at the time the conversion is completed and the MHC assets will be consolidated with the Company.

At this time, no other activities are contemplated for Sound Financial Bancorp other than the ownership of the Bank, a loan to the newly-formed employee stock ownership plan (“ESOP”) and reinvestment of the proceeds that are retained by the Company.  In the future, Sound Financial Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends to shareholders and/or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form.  The background and experience of RP Financial is detailed in Exhibit V-1.  For its appraisal services, RP Financial is being compensated on a fixed fee basis for the original appraisal and for any subsequent updates, and such fees are payable regardless of the valuation conclusion or the completion of the conversion offering transaction.  We believe that we are independent of the MHC, the Company, the Bank, and the other parties engaged by the Bank or the Company to assist in the stock conversion process.

Valuation Methodology

In preparing the Appraisal, we have reviewed the regulatory applications of the MHC, the Company and the Bank, including the prospectus as filed with the Board of Governors of the Federal Reserve and the Securities and Exchange Commission (“SEC”).  We have conducted a financial analysis of the MHC, the Company and the Bank that has included a review of audited financial statements for the fiscal years ended December 31, 2007 through 2011, as well as due diligence related discussions with the Company’s management; Moss Adams LLP, the Bank’s independent auditor; Silver Freedman and Taff, L.L.P., Sound Financial’s conversion counsel; and Keefe Bruyette & Woods, Inc., who has been retained as the financial and marketing advisor in connection with the stock offering.  All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions.  In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable.  While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which Sound Financial operates and have assessed the Company’s relative strengths and weaknesses.  We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Company and the industry as a whole, to the extent we

Board of Directors

March 9, 2012

were aware of such matters.  We have analyzed the potential effects of the stock conversion on the Company’s operating characteristics and financial performance as they relate to the pro forma market value of Sound Financial Bancorp.  We have analyzed the assets held by the MHC, which will be consolidated with Sound Financial’s assets and equity pursuant to the completion of the Second-Step Conversion.  We have reviewed the economic and demographic characteristics of the Company’s primary market area.  We have compared Sound Financial’s Bancorp’s financial performance and condition with selected thrift institutions in accordance with the Valuation Guidelines.  We have reviewed the current conditions in the securities markets in general and the market for thrifts stocks in particular, including the market for existing thrift issues, initial public offerings by thrifts and thrift holding companies, and second-step conversion offerings.  We have excluded from such analyses thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

The Appraisal is based on Sound Financial’s representation that the information contained in the regulatory applications and additional information furnished to us by the Company and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete.  We did not independently verify the financial statements and other information provided by Sound Financial or its independent auditors, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Company.  The valuation considers Sound Financial Bancorp only as a going concern and should not be considered as an indication of the Company’s liquidation or control value.

Our appraised value is predicated on a continuation of the current operating environment for the Company and the Bank and for all thrifts and their holding companies.  Changes in the local, state and national economy, the federal and state legislative and regulatory environments for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the value of the Company’s stock alone.  It is our understanding that Sound Financial Bancorp intends to remain an independent institution and there are no current plans for selling control following completion of the Second-Step Conversion.  To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which the Company’s stock, immediately upon completion of the Second-Step Offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of March 9, 2012, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) the shares to be issued publicly representing the MHC’s current ownership interest in the Company and (2) exchange shares issued to existing public shareholders of Sound Financial – was $23,644,230 at the midpoint, equal to 2,364,423 shares at a per share value of $10.00.

Boards of Directors

March 9, 2012

Establishment of the Exchange Ratio

OCC regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange the public shares for newly issued shares in the fully converted company.  The Boards of Directors of the MHC, the Company and the Bank have independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company held by the public shareholders.  The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the subscription, community, and syndicated offerings and the final appraisal.  Based on the valuation conclusion herein, the resulting offering value, and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 0.80176 shares of the Company for every one public share held by public shareholders.  Furthermore, based on the offering range of value, the indicated exchange ratio is 0.68150 at the minimum, 0.92202 at the maximum and 1.06033 at the supermaximum.  RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public stockholders or on the proposed exchange ratio.  The resulting range of value pursuant to regulatory guidelines, the corresponding number of shares based on the Board approved $10.00 per share offering price, and the resulting exchange ratios are shown below.

			Exchange Shares
		Offering	Issued to the	Exchange
	Total Shares	Shares	Public Shareholders	Ratio
Shares				(x)
Super Maximum	3,126,949	1,719,250	1,407,699	1.06033
Maximum	2,719,086	1,495,000	1,224,086	0.92202
Midpoint	2,364,423	1,300,000	1,064,423	0.80176
Minimum	2,009,760	1,105,000	904,760	0.68150

Distribution of Shares
Super Maximum	100.00%	54.98%	45.02%
Maximum	100.00%	54.98%	45.02%
Midpoint	100.00%	54.98%	45.02%
Minimum	100.00%	54.98%	45.02%

Aggregate Market Value(1)
Super Maximum	$31,269,490	$17,192,500	$14,076,990
Maximum	$27,190,860	$14,950,000	$12,240,860
Midpoint	$23,644,230	$13,000,000	$10,644,230
Minimum	$20,097,600	$11,050,000	$9,047,600

(1)  Based on offering price of $10.00 per share.

Board of Directors

March 9, 2012

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock.  Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof.  The appraisal reflects only a valuation range as of this date for the pro forma market value of Sound Financial Bancorp immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the Second-Step Offering.

RP Financial’s valuation was based on the financial condition and operations of Sound Financial as of December 31, 2011, the date of the financial data included in the prospectus, along with shares outstanding as of March 9, 2012.  The proposed exchange ratio to be received by the current public stockholders of the Company and the exchange of the public shares for newly issued shares of Sound Financial Bancorp common stock as a full public company was determined independently by the Boards of Directors of the MHC, Sound Financial and the Bank.  RP Financial expresses no opinion on the proposed exchange ratio to public stockholders or the exchange of public shares for newly issued shares.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.  RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its financial institution clients.

The valuation will be updated as provided for in the conversion regulations and guidelines.  These updates will consider, among other things, any developments or changes in the financial performance and condition of Sound Financial, management policies, and current conditions in the equity markets for thrift stocks, both existing issues and new issues.  These updates may also consider changes in other external factors which impact value including, but not limited to:  various changes in the legislative and regulatory environments for financial institutions, the stock market, the market for thrift stocks and interest rates.  Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made.  The reasons for any such adjustments will be explained in the update at the date of the release of the update.  The valuation will also be updated at the completion of Sound Financial Bancorp’s stock offering.

Respectfully submitted,
RP® FINANCIAL, LC.

James J. Oren
Director

RP® Financial, LC.

TABLE OF CONTENTS

Sound Financial Bancorp, Inc.

Seattle, Washington

DESCRIPTION		PAGE NUMBER

CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS

Introduction		I.1
Plan of Conversion		I.2
Strategic Overview		I.3
Balance Sheet Trends		I.5
Income and Expense Trends		I.9
Interest Rate Risk Management		I.13
Lending Activities and Strategy		I.13
Asset Quality		I.19
Funding Composition and Strategy		I.19
Subsidiaries		I.20
Legal Proceedings		I.20

CHAPTER TWO	MARKET AREA

Introduction		II.1
National Economic Factors		II.1
Interest Rate Environment		II.3
Market Area Demographics		II.4
Summary of Local Economy		II.7
Employment Sectors		II.8
Unemployment Data and Trends		II.9
Market Area Deposit Characteristics/Competition		II.10
Market Area Counties Deposit Competitors		II.10
Summary		II.12

CHAPTER THREE	PEER GROUP ANALYSIS

Peer Group Selection		III.1
Financial Condition		III.6
Income and Expense Components		III.9
Loan Composition		III.12
Credit Risk		III.14
Interest Rate Risk		III.15
Summary		III.16

RP® Financial, LC.

TABLE OF CONTENTS

Sound Financial Bancorp, Inc.

Seattle, Washington

(continued)

DESCRIPTION			PAGE NUMBER

CHAPTER FOUR		VALUATION ANALYSIS

Introduction			IV.1
Appraisal Guidelines			IV.1
RP Financial Approach to the Valuation			IV.1
Valuation Analysis			IV.2
1.	Financial Condition		IV.2
2.	Profitability, Growth and Viability of Earnings		IV.4
3.	Asset Growth		IV.6
4.	Primary Market Area		IV.6
5.	Dividends		IV.8
6.	Liquidity of the Shares		IV.9
7.	Marketing of the Issue		IV.9
	A.	The Public Market	IV.10
	B.	The New Issue Market	IV.14
	C.	The Acquisition Market	IV.15
	D.	Trading in Sound Financial’s Stock	IV.18
8.	Management		IV.18
9.	Effect of Government Regulation and Regulatory Reform		IV.19
Summary of Adjustments			IV.19
Valuation Approaches			IV.19
1.	Price-to-Earnings (“P/E”)		IV.21
2.	Price-to-Book (“P/B”)		IV.24
3.	Price-to-Assets (“P/A”)		IV.24
Comparison to Recent Offerings			IV.24
Valuation Conclusion			IV.25
Establishment of the Exchange Ratio			IV.25

RP® Financial, LC.

LIST OF TABLES

Sound Financial Bancorp, Inc.

Seattle, Washington

TABLE NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheets	I.6
1.2	Historical Income Statements	I.10

2.1	Summary Demographic/Economic Information	II.5
2.2	Primary Market Area Employment Sectors	II.8
2.3	Market Area Unemployment Trends	II.9
2.4	Deposit Summary	II.11
2.5	Market Area Counties Deposit Competitors	II.12

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.7
3.3	Inc as a % of Average Assets and Yields, Costs, Spreads	III.10
3.4	Loan Portfolio Composition and Related Information	III.13
3.5	Credit Risk Measures and Related Information	III.15
3.6	Interest Rate Risk Measures and Net Interest Income Volatility	III.17

4.1	Market Area Unemployment Rates	IV.8
4.2	Pricing Characteristics and After-Market Trends	IV.16
4.3	Market Pricing Comparatives	IV.17
4.4	Valuation Adjustments	IV.19
4.5	Derivation of Core Earnings	IV.22
4.6	Public Market Pricing	IV.23

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.1

I.  OVERVIEW AND FINANCIAL ANALYSIS

Introduction

Sound Financial is a federally chartered stock holding company headquartered in Seattle, Washington.  The Company serves the Seattle-Tacoma-Bellevue metropolitan area (“Seattle MSA”) and western portions of Washington through its main office in Seattle and four branch offices, two of which are located in the Seattle MSA and two that are located in Clallam County, west of Puget Sound.  The Company’s offices are located in four different counties.  The main office is in Seattle located in King County, while the Tacoma branch is located in Pierce County, the Mountlake Terrace branch is located in Snohomish County and the Sequim and Port Angeles branches are located in Clallam County.  In 2009, the Company completed an acquisition of two branch offices from 1st Security Bank of Washington, consisting of the Port Angeles and Tacoma branches.  A map of the Company’s branch office network is provided in Exhibit I-1.  Sound Financial is a member of the Federal Home Loan Bank (“FHLB”) system, and its deposits are insured up to the regulatory maximums by the Federal Deposit Insurance Company (“FDIC”).  At December 31, 2011, Sound Financial had $339.7 million in assets, $300.0 million in deposits and total equity of $28.7 million, equal to 8.5% of total assets.  Excluding $875,000 of intangible assets, the Company had $27.8 million of tangible equity, equal to 8.2% of total assets as of the same date.  Sound Financial’s audited financial statements for fiscal 2011 are included by reference as Exhibit I-2.

Currently, the Company’s primary activity consists of holding 100% of the stock of Sound Community Bank (“Sound Community” or the “Bank”).  Sound Financial was incorporated in 2008 for the purpose of becoming the holding company of Sound Community in connection with the mutual-to-stock conversion of the Bank.  Sound Community reorganized into the mutual holding company form of ownership and completed a public stock offering on January 8, 2008.  As a result of these transactions, Sound Financial became a public company, issuing 1,621,435 shares of stock, a 55% ownership interest to Sound Financial MHC (the “MHC”) and selling 1,326,628 shares of its common stock to non-MHC investors, including the employee stock ownership plan (“ESOP”).  In conjunction with the public stock offering, Sound Financial raised approximately $13.0 million of proceeds.  Sound MHC has no other activities or operations other than its ownership of Sound Financial.  Sound Financial has no significant assets other than all of the outstanding shares of common stock of Sound Community Bank, its loan to the ESOP,

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.2

and certain liquid assets.  The Company’s stock is traded on the OTC Bulletin Board (“OTCBB”) under the symbol “SNFL”.

Plan of Conversion

On January 27, 2012, the respective Boards of Directors of the MHC, Sound Financial and Sound Community, adopted a Plan of Conversion and Reorganization whereby the organization will convert to the fully public stock form of organization.  As a result of the conversion, the MHC, which currently owns a majority of the issued and outstanding common stock of the Company, will be merged into the Company, and the Company will be succeeded by a newly formed Maryland corporation with the name of Sound Financial Bancorp, Inc. (“Sound Financial Bancorp” or the “Bancorp”)  As of December 31, 2011, the MHC had a majority ownership interest in, and its principal asset consisted of approximately 55% of the common stock (the “MHC Shares”) of the Company.  The remaining 45% of Sound Financial common stock is owned by public stockholders.

It is our understanding that Sound Financial will offer its stock, representing the majority ownership interest held by the MHC, in a subscription offering to Eligible Account Holders, Tax-Qualified Plans, Supplemental Eligible Account Holders and Other Members, as such terms are defined for purposes of applicable regulatory requirements governing mutual-to-stock conversions.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares are expected to be offered for sale in a community offering.  Shares not purchased in the subscription and community offerings may be offered for sale to the general public in a syndicated offering.

Upon completing the mutual-to-stock conversion and stock offering (the “Second-Step Conversion”), the Company will be 100% owned by public shareholders, the publicly-held shares of Sound Financial will be exchanged for shares in the Company at a ratio that retains their ownership interest at the time the conversion is completed.

At this time, no other activities are contemplated for Sound Financial other than the ownership of the Bank, a loan to the ESOP that will participate in the offering and reinvestment of the proceeds that are retained by the Company.  In the future, Sound Financial Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends to shareholders and/or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.3

Strategic Overview

Sound Community began operations in 1953 as a credit union, serving the employees of a wholesale grocer in the Seattle area.  After expanding its operations to include employees of other companies and communities, the Bank converted its charter to a federally chartered savings bank on May 19, 2003 due to its desire to:  (1) originate greater numbers of residential real estate secured loans; (2) originate commercial real estate and commercial business loans; and, (3) provide access to capital given the internal growth plans.  The Company’s principal objective is for the Bank to remain an independent, community-oriented financial institution serving customers in their primary market area.  To accomplish the objective, the Company’s general business strategies have been designed to maintain profitability, a strong capital position, and high asset quality.

The Company completed the mutual holding company stock offering in 2008, which strengthened the equity base and permitted the Bank to further expand its operations.  Substantially all of the Sound Financial’s business is conducted through the Bank, where their principal business consists of attracting retail deposits from the general public and investing those funds, along with borrowed funds, in loans secured by first and second mortgages on one-to-four-family residences (including home equity loans and lines of credit), commercial real estate, consumer and commercial business loans and, to a lesser extent, construction and development loans.  Also offered are a wide variety of secured and unsecured consumer loan products, including manufactured home loans, automobile loans, boat loans, and recreational vehicle loans.  The Company intends to continue emphasizing residential mortgage, home equity, and consumer lending, while also expanding emphasis in commercial real estate and commercial business lending.

In recent years, a mortgage banking strategy has been pursued that provides for non-interest income in the form of gains on the sale of loans and ongoing loan servicing income, therefore the Company focuses on residential mortgage loan originations, many of which are sold to Fannie Mae.  The loans are sold on a servicing retained basis to maintain the direct customer relationship and promote emphasis on strong customer service.

In July 2010, Sound Financial and Sound Community each entered into a Memorandum of Understanding (“MOU”) with the Office of Thrift Supervision (which was merged with and into the Office of the Comptroller of the Currency) to address the regulator’s concerns about certain deficiencies or weaknesses at the Bank.  Under its MOU, Sound Community committed to achieving by March 31, 2011, and, thereafter, maintaining an 8.0% core capital ratio and a

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.4

12.0% total risk-based capital ratio, after funding an adequate allowance for loan and lease losses.  At December 31, 2011, Sound Community’s core and total risk-based capital ratios were 8.33% and 12.03%.  Sound Community also committed to:  (1) prepare and follow a business plan subject to regulatory oversight through the end of 2012; (2) prepare and implement a plan to reduce classified assets; (3) not pay any dividends or make any other capital distributions without regulatory approval; and (4) not increase its level of brokered deposits above the level on November 24, 2009 without regulatory approval.  In its MOU, Sound Financial committed to:  (1) assist Sound Community in meeting the capital ratios in its MOU; (2) not declare or pay any cash dividends or redeem any stock without regulatory approval; (3) not accept any dividends from Sound Community or any other payments that would reduce the capital of Sound Community; (4) not increase or renew any debt without regulatory approval; and, (5) prepare and implement a plan subject to regulatory oversight addressing how it will meet its financial obligations through the end of 2012.  In July 2011, Sound Financial’s MOU was terminated and Sound Community’s MOU was modified to remove the prohibition relating its ability to pay dividends to Sound Financial.  In early 2012, Sound Community’s MOU was terminated by the regulatory authorities.

The additional equity to be obtained through the Second-Step Conversion will enable additional retail growth and efficiency of operations.  The Company will consider other growth avenues such as branch or whole bank acquisitions.  Furthermore, the equity from the stock offering will increase the Company’s liquidity, leverage and growth capacity and their overall financial strength.  Sound Financial’s higher capital position resulting from the infusion of stock proceeds is anticipated to reduce interest rate risk through enhancing the interest-earning assets to interest-bearing liabilities (“IEA/IBL”) ratio.  The increased equity is expected to also reduce funding costs.  Overall, the Company will be better positioned to pursue growth and revenue diversification.  The projected use of proceeds is highlighted below.  Importantly, the use of net proceeds to the Bank will be in an amount sufficient for Sound Community to have 10% core capital upon completion of the offering, or at least 50% of the net proceeds from the offering.

o                                        Sound Financial Bancorp, Inc.  The Company is expected to retain up to approximately 50% of the net offering proceeds.  At present, funds retained by the Company are expected to be invested into short-term investments and government agency backed mortgage-backed securities, as well as investment-grade debt obligations.  Over time, the funds may be utilized for various general corporate purposes, possibly including acquisitions, infusing additional equity into the Bank, repurchases of common stock, and the payment of cash dividends.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.5

o                                        Sound Community Bank.  At least 50% of the net stock proceeds will be infused into the Bank in exchange for all of the Bank’s stock.  Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds, and are expected to be primarily utilized to support loan growth and other products and services over time.

Overall, it is the Company’s objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that could potentially compromise the overall risk associated with Sound Financial’s operations.

Balance Sheet Trends

Table 1.1 shows the Company’s historical balance sheet data for the past five years.  During this period through December 31, 2011, Sound Financial’s assets increased at a 9.4% annual rate, while loans increased at a 7.8% annual rate.  Such growth was mostly funded by a 10.3% annual growth in deposits (as borrowings decreased) and 16.0% annual growth in equity, due in part to the conversion stock offering in early 2008, but also reflecting net profits over the same time period, reaching $28.7 million at December 31, 2011, or 8.45% of assets.  In fiscal 2009, Sound Financial recorded a net loss due to a loss on the sale of assets, higher loan loss provisions, higher FDIC and OTS assessments, impairment on securities, and increases in operation expenses related to expanded branch operations in Port Angeles and Tacoma.  A summary of Sound Financial’s key operating ratios for the past five years is presented in Exhibit I-3.

Sound Financial’s loans receivable portfolio increased at a 7.8% annual rate from fiscal 2007 through 2011, with the loan portfolio exhibiting a consistent upward trend over the five year time period.  As of December 31, 2011, loans receivable totaled $297.4 million, including $1.8 million of loans held for sale.  The Company’s lower loan growth rate compared to total asset growth provided for a decrease to the loans-to-assets (inclusive of loans held for sale) ratio from 92.9% at fiscal year end 2007 to 87.6% at fiscal year end 2011.  Historically, loans have grown more than deposits, but the loans/deposit ratio has decreased from 108.6% as of December 31, 2007 to 99.2% as of December 31, 2011, as deposit growth has been higher than loan growth, mostly attributable to the approximate $33 million of acquired deposits related to the acquisition of two branches during the last half of 2009.

Sound Financial’s efforts to diversify the loan portfolio is reflected in its loan portfolio composition, as 45.0% and 9.7% of total loans receivable consisted of residential mortgage

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS

I.6

Table 1.1

Sound Financial, Inc.

Historical Balance Sheets

											12/31/07-
											12/31/11
	As of December 31,										Annual.
	2007		2008		2009		2010		2011		Growth Rate
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$236,965	100.00%	$293,497	100.00%	$337,806	100.00%	$334,639	100.00%	$339,740	100.00%	9.42%
Loans Receivable (net) (2)	220,228	92.94%	263,363	89.73%	289,214	85.62%	295,711	88.37%	297,448	87.55%	7.80%
Cash and Equivalents	6,105	2.58%	5,608	1.91%	15,679	4.64%	9,092	2.72%	17,031	5.01%	29.24%
Investment Securities	71	0.03%	8,930	3.04%	9,899	2.93%	4,541	1.36%	2,992	0.88%	154.80%
FHLB Stock	1,320	0.56%	2,444	0.83%	2,444	0.72%	2,444	0.73%	2,444	0.72%	16.65%
Mortgage Servicing Rights	865	0.37%	863	0.29%	3,327	0.98%	3,200	0.96%	2,437	0.72%	29.56%
Bank-Owned Life Insurance	4,035	1.70%	6,195	2.11%	6,463	1.91%	6,729	2.01%	6,981	2.05%	14.69%
Fixed Assets	1,405	0.59%	1,546	0.53%	3,524	1.04%	3,295	0.98%	2,385	0.70%	14.14%
Intangible Assets	0	0.00%	0	0.00%	1,099	0.33%	997	0.30%	875	0.26%	NM
Other Real Estate Owned	817	0.34%	1,251	0.43%	1,384	0.41%	2,625	0.78%	2,821	0.83%	36.31%
Other Assets	2,119	0.89%	3,298	1.12%	4,773	1.41%	6,005	1.79%	4,325	1.27%	19.53%

Deposits	$202,791	85.58%	$222,760	75.90%	$287,564	85.13%	$278,494	83.22%	$299,997	88.30%	10.29%
FHLB Advances, Other Borrowed Funds	15,869	6.70%	42,219	14.38%	20,000	5.92%	24,849	7.43%	8,506	2.50%	-14.43%
Other Liabilities	2,417	1.02%	2,415	0.82%	5,174	1.53%	4,393	1.31%	2,524	0.74%	1.09%
Stockholders’ Equity	15,888	6.70%	26,103	8.89%	25,068	7.42%	26,903	8.04%	28,713	8.45%	15.95%
Tangible Stockholders’ Equity	15,888	6.70%	26,103	8.89%	23,969	7.10%	25,906	7.74%	27,838	8.19%	15.05%

AFS Adjustment	$3	0.00%	($793)	-0.27%	($940)	-0.28%	($671)	-0.20%	($659)	-0.19%	---

Public Shares Outstanding	------		1,326,628		1,332,860		1,332,860		1,327,610		---
MHC Shares Outstanding	------		1,621,435		1,621,435		1,621,435		1,621,435		---
Shares Outstanding	------		2,948,063		2,954,295		2,954,295		2,949,045		---
Book Value/Share	------		$8.85		$8.49		$9.11		$9.74		---
Offices Open	5		5		6		5		5		---

(1)   Ratios are as a percent of ending assets.

(2)   Includes loans held for sale.

Source:  Audited financial statements and RP Financial calculations.

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I.7

loans (including home equity loans) and consumer loans, respectively, at December 31, 2011, in contrast, such loans represented 58.9% and 21.0%, respectively, at December 31, 2007.  As noted earlier, in recent years the Company has focused on expanding the commercial loan portfolio, including both, real estate secured and loans secured by business assets.  The Company has also relatively increased construction and development lending.

As an indication of this diversification, commercial real estate (including multifamily loans) and commercial business loans have increased from 16.2% to 39.4% of total loans from December 31, 2007 to December 31, 2011, while construction and land loans have increased from 3.9% to 5.9% during this same period.

The decline in portfolio mix of 1-4 family mortgages was also enabled by the strategy of selling a large portion of longer-term fixed rate loan originations in the low interest rate environment that has generally prevailed during recent years. The strategy of selling longer-term fixed rate loans into the secondary market on a servicing retained basis, primarily to Fannie Mae, has resulted in a capitalized mortgage servicing right (“MSR”) equal to $2.4 million as of December 31, 2011, reflecting a portfolio of loans serviced for others of $393.1 million as of the same date.

The intent of the Company’s cash and investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting Sound Financial’s overall credit risk and interest rate risk objectives.  The cash and investment portfolio has historically been limited as the Company has emphasized lending activities for portfolio.  It is anticipated that proceeds retained at the holding company level as a result of the Second Step Conversion will primarily be invested initially into investments with short-term maturities. Over the past five years, the Company’s level of cash and investment securities (inclusive of FHLB stock) ranged from a low of 3.2% of assets at year end 2007 to a high of 8.3% of assets at fiscal year end 2009 (as a result of the closing of the 1st Security branch transactions).  As of December 31, 2011, cash and investment securities (inclusive of FHLB stock) totaled $22.5 million or 6.6% of assets.   The Company increased the liquidity position significantly in 2011, after decreasing cash and security balances in 2010 in order to manage the size of the balance sheet to comply with regulatory agreements and concerns about the depressed economy.

Given the historical focus on lending, the investment securities portfolio has been minimal, ranging from a high of 3.0% of assets at year end 2008 to a low of 0.03% of assets at December 31, 2007.  The Company’s investments primarily consist of non-agency MBS, held as available-for-sale (“AFS”), with a balance of $3.0 million as of December 31, 2011.  These

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securities present a higher credit risk than U.S. agency MBS, also AFS, of which the Company had $59,000 at December 31, 2011.  The Company has experienced certain other than temporary impairment (“OTTI”) charges against the balance of non-agency MBS, totaling $95,000 in fiscal 2011 and $98,000 in fiscal 2010.  Other investments held by the Company at December 31, 2011 consisted of $2.4 million of FHLB stock.  Cash and cash equivalents totaled $17.0 million at December 31, 2011.  Exhibit I-4 provides historical details of the Company’s investment portfolio.

The Company also maintains an investment in bank-owned life insurance (“BOLI”) policies, which cover the lives of some of the Bank’s officers and managers, to provide funding for the employee benefit plans.  The life insurance policies earn tax-exempt income through cash value accumulation and death proceeds.  As of December 31, 2011, the cash surrender value of the BOLI equaled $7.0 million or 2.1% of assets.

The Company’s office locations are all in leased facilities, which historically resulted in a relatively low level of investment in fixed assets, which elevated after the Company completed the acquisition of two branches in 2009.  Therefore, fixed assets ranged from a low of $1.4 million (0.6% of assets) in fiscal 2007 to $3.5 million (1.0% of assets) in fiscal 2009.  Fixed assets have declined to $2.4 million (0.7% of assets) as of December 31, 2011, which reflects in part the closing of the East Marginal Way branch in March 2010, when the lease was terminated.

Since fiscal 2007 Sound Financial’s funding needs have been addressed through a combination of deposits, borrowings and internal cash flows.  From fiscal 2007 through fiscal 2011, the Company’s deposits increased at a 10.3% annual rate.  Total deposits trended higher throughout the five year period, increasing from $202.8 million or 85.6% of assets in 2007 to $300.0 million or 88.3% of assets at December 31, 2011, due to the Company’s emphasis to bring additional core deposits to the Bank from existing consumer and business customers, an emphasis on increasing public deposits, and the 1st Security branch acquisitions.  Deposit growth in recent years has been primarily driven by money market accounts and, to a lesser extent, non-interest bearing checking and savings accounts, which has served to increase the concentration of core deposits comprising total deposits in recent years.  Core deposits comprised 56.7% of total deposits at December 31, 2011, versus 52.8% of total deposits at year end 2009.

Since fiscal year end 2007, Sound Financial has made use of borrowings to fund growth and to manage funding costs and interest rate risk.  Borrowings totaled $8.5 million, or 2.5% of

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assets, at December 31, 2011, a decrease of $16.3 million from the prior year, as the Company reduced reliance on these borrowings as the result of deposit growth exceeding loan growth.  The Bank’s utilization of borrowings has been limited to fixed rate, fixed maturity characteristics and short-term overnight FHLB advances.

Since year end 2007, retention of earnings, the stock conversion and the adjustment for accumulated other comprehensive income translated into an annual equity growth rate of 16.0%.  Equity totaled $28.7 million or 8.45% of assets as of December 31, 2011.  Excluding intangible assets of $875,000 (consisting of the core deposit intangible from the 2009 branch acquisitions), tangible equity totaled $27.8 million or 8.19% of total assets as of the same date.  Sound Financial maintained capital surpluses relative to all of its regulatory capital requirements at December 31, 2011.  The additional stock proceeds will serve to strengthen the Company’s capital position, as well as support growth opportunities.  At the same time, Sound Financial’s ROE will initially be depressed following its stock conversion as the result of the significant increase that will be realized in the Company’s pro forma capital position.

Income and Expense Trends

Table 1.2 presents the Company’s historical income statements for the reporting periods since fiscal 2007.  The Company’s reported earnings since fiscal 2007 ranged from a net loss of $0.6 million or 0.19% of average assets in 2009 to net income of $1.6 million or 0.46% of average assets in fiscal 2011.  The net loss recorded in 2009 was the result of a loss on the sale of assets, higher loan loss provisions, higher FDIC and OTS assessments, impairment on securities, and increases in operation expenses related to expanded branch operations in Port Angeles and Tacoma.  Net interest income and operating expenses represent the primary components of the Company’s earnings.  The Company earns a relatively strong level of non-interest operating income, which is largely derived from fees generated from transaction deposits and, in more recent periods, mortgage banking operations.  Loan loss provisions have had a varied impact on the Company’s earnings since fiscal 2007.  The gains on sale of loans have been deemed to be recurring income as mortgage banking is an ongoing operation of the Company.

Since fiscal 2007, the Company’s net interest income to average assets ratio ranged from a low of 3.09% during 2007 to a high of 4.67% for fiscal 2011.  The comparatively higher net

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Table 1.2

Sound Financial, Inc.

Historical Income Statements

	For the Fiscal Year Ended December 31,
	2007		2008		2009		2010		2011
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)

Interest Income	$14,959	6.57%	$16,959	6.47%	$19,128	5.92%	$19,314	5.66%	$18,519	5.49%
Interest Expense	(7,925)	-3.48%	(7,713)	-2.94%	(7,057)	-2.18%	(4,288)	-1.26%	(2,781)	-0.83%
Net Interest Income	$7,034	3.09%	$9,246	3.53%	$12,071	3.74%	$15,026	4.40%	$15,738	4.67%
Provision for Loan Losses	(250)	-0.11%	(1,110)	-0.42%	(4,275)	-1.32%	(4,650)	-1.36%	(4,600)	-1.36%
Net Interest Income after Provisions	$6,784	2.98%	$8,136	3.10%	$7,796	2.41%	$10,376	3.04%	$11,138	3.30%

Other Income	$2,115	0.93%	$2,291	0.87%	$3,497	1.08%	$3,960	1.16%	$2,801	0.83%
Operating Expense	(8,518)	-3.74%	(10,004)	-3.82%	(12,183)	-3.77%	(11,965)	-3.51%	(10,137)	-3.01%
Net Operating Income	$381	0.17%	$422	0.16%	($890)	-0.28%	$2,371	0.69%	$3,801	1.13%

Gain(Loss) on Sale/OTTI of Investments	$0	0.00%	$154	0.06%	$212	0.07%	($34)	-0.01%	($129)	-0.04%
Gain (Loss) on OREO/Repossessed Assets	0	0.00%	0	0.00%	(627)	-0.19%	(461)	-0.14%	(1,394)	-0.41%
Gain on Bargain Purchase of Branches	0	0.00%	0	0.00%	227	0.07%	0	0.00%	0	0.00%
Gain(Loss) on Sale of Assets	0	0.00%	(269)	-0.10%	0	0.00%	0	0.00%	(80)	-0.02%

Net Income Before Tax	$381	0.17%	$307	0.12%	($1,078)	-0.33%	$1,876	0.55%	$2,199	0.65%
Income Taxes	(62)	-0.03%	(45)	-0.02%	465	0.14%	(545)	-0.16%	(648)	-0.19%
Net Income (Loss)	$319	0.14%	$262	0.10%	($614)	-0.19%	$1,331	0.39%	$1,551	0.46%

Adjusted Earnings:
Net Income	$319	0.14%	$262	0.10%	($614)	-0.19%	$1,331	0.39%	$1,551	0.46%
Add(Deduct): Non-Operating (Inc)/Exp	0	0.00%	115	0.04%	189	0.06%	495	0.15%	1,602	0.48%
Tax Effect	0	0.00%	(43)	-0.02%	(70)	-0.02%	(183)	-0.05%	(593)	-0.18%
Adjusted Earnings:	$319	0.14%	$335	0.13%	($495)	-0.15%	$1,643	0.48%	$2,560	0.76%

Avg. Diluted Shares Outst.	-------		2,903,911		2,874,492		2,913,425		2,925,000
Reported Earnings Per Share	-------		$0.09		($0.21)		$0.46		$0.53
Core Earnings Per Share	-------		$0.12		($0.17)		$0.56		$0.88
Expense Coverage Ratio	82.6%		92.4%		99.1%		125.6%		155.2%
Efficiency Ratio	93.1%		86.7%		78.3%		63.0%		54.7%
Effective Tax Rate (Benefit)	16.3%		14.7%		43.1%		29.1%		29.5%
Return on Avg. Equity	2.03%		1.04%		-2.38%		5.16%		5.50%

(1)   Ratios are as a percent of average assets.

Source:  Audited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.11

interest income ratios reported for 2010 and 2011 have been facilitated by wider yield-cost spreads, as the decline in short-term interest rates and resulting steeper yield curve has provided for a more significant decline in the Company’s funding costs relative to less rate sensitive interest-earning asset yields.  The changing composition of the deposit base, which includes increases in core deposits and lower levels of relatively higher costing CD’s has also contributed to lowering the Company’s funding costs.  As shown in Table 1.2, the interest expense ratio has declined from 3.48% for fiscal 2007 to 0.83% in fiscal 2011, a reduction of 265 basis points.  Over the same time period, the level of interest income has declined at a relatively slower pace, as a percent of average assets, decreasing from 6.57% for fiscal 2007 to 5.49% for fiscal 2011, or a reduction of 108 basis points.  The interest income ratio has been supported by the presence of fixed rate residential loans in portfolio, and the increasing balances of commercial real estate and commercial business loans which typically carry higher yields than traditional residential mortgage loans.  The Company’s interest rate spread equaled 5.20% for the fiscal 2011 versus an interest rate spread of 4.80% and 3.95% during 2010 and 2009.  The Company’s net interest rate spreads and yields and costs for the past three years are set forth in Exhibits I-3 and I-5.

Non-interest operating income has been a fairly stable contributor to the Company’s earnings over the past five years, ranging from a high of 1.16% of average assets during 2010 to a low of 0.83% of average assets for 2011.  Service fees generated from transaction accounts and gains on sale of loans account for the majority of non-interest operating income for the Company, but also include mortgage servicing and BOLI income.  This level of income is a positive valuation factor as the Company’s revenue base is somewhat diversified away from net interest income.

Operating expenses represent the other major component of the Company’s earnings, ranging from a low of 3.01% of average assets during 2011 to a high of 3.82% of average assets during 2008.  For 2011, operating expenses totaled $10.1 million.  The operating expense ratios maintained by the Company reflect the expenses associated with salaries and employee benefits, operations, occupancy and equipment, data processing, and regulatory assessments.  Expenses have fluctuated over the past five years, but have been on a downward trend since 2009, due to decisions made by management to control expenses, which included a reduction in force in 2010 which continued in 2011.  Upward pressure will be placed on the Company’s operating expense ratio following the second-step offering due to additional stock benefit plan expenses.  At the same time, the increase in capital realized from the stock

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
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offering will increase the Company’s capacity to leverage operating expenses through Sound Financial’s continued to pursuit of its growth strategies.

The trends in the net interest income and operating expense ratios since fiscal 2007 have caused the expense coverage ratio (net interest income divided by operating expenses) to increase from a low of 82.6% in fiscal 2007 to a high of 155.2% in fiscal 2011, a favorable trend.  Similarly, Sound Financial’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of net interest income and other operating income) has declined from 93.1% in fiscal 2007 to 54.7% in fiscal 2011.  The increasing level of net interest income has assisted in improving the efficiency ratio.  Going forward, the Bank believes the efficiency ratio should improve with continued efforts to control operating expenses and reinvestment of the offering proceeds.

Over the past five years, loan loss provisions established by the Company ranged from a low of $250,000 or 0.11% of average assets during 2007 to a high of $4.7 million, or 1.36% of average assets for fiscal 2010.  For fiscal 2011, loan loss provisions remained elevated at $4.6 million or 1.36% of average assets.  Higher loan loss provisions have been established over the last several years due to increases in net charge-offs, increases in the commercial loan portfolio, an increase in the overall loan portfolio, and declining market conditions nationally and within the Company’s market area which have increased delinquencies and foreclosures.  As of December 31, 2011, the Company maintained loan loss allowances of $4.5 million, equal to 1.47% of total loans and 41.36% of non-performing loans.  Exhibit I-6 sets forth the Company’s loan loss allowance activity during the past five years.

Non-operating income/expense over the past five years has consisted of gains and losses on the sale of investment securities, OTTI losses on non-agency MBS, as well as losses and expenses on OREO/repossessed assets.  Overall, non-operating income/expense has ranged from a zero balance during 2007 to expense of $1.6 million or 0.48% of average assets during 2011.  Losses and expenses on foreclosed property increased significantly due to higher legal and collection costs in addition to higher losses on the disposition of OREO and other repossessed assets in 2011 compared to 2010.  Based on the current balances of OREO, the Company expects such OREO expenses and losses to decline in 2012.  We have taken this item into account in our valuation analysis.

The Company’s income tax status has been impacted by the varying levels of income recorded since fiscal 2007 and by the investment in BOLI, which provides tax-advantaged income.  For fiscal 2009, Sound Financial recorded a tax benefit based on the recorded taxable

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loss.  The effective tax rates since fiscal 2007 have ranged from a low of 14.7% in fiscal 2008 to a high of 29.5% in fiscal 2011.  The Company’s marginal effective statutory tax rate approximates 37%, and this is the rate utilized to calculate the net reinvestment benefit from the offering proceeds.

Interest Rate Risk Management

The Company’s earnings performance is subject to interest rate risk to the extent that interest-bearing liabilities with short and intermediate-term maturities reprice more rapidly or on a different basis than interest-earning assets, particularly in a rising rate environment.  Sound Financial has acted to reduce exposure to rising interest rates through maintaining a balance of interest free capital, a loan portfolio with significant balances of short term-to-maturity or adjustable rate loans and a short-term cash and cash equivalents portfolio.  On the liability side of the balance sheet, the Company maintains a deposit base with a high concentration of deposits in lower cost and less interest rate sensitive transaction and savings accounts and uses alternative funding sources such as FHLB advances.

As calculated by the OCC, the Bank’s quarterly interest rate risk position as of December 31, 2011 reflects a negative 2% change in the net portfolio value ratio (“NPV”) under a 200 basis point increase in interest rates, placing the Bank in the minimal interest rate risk category.  This indicates that the Bank is subject to a minimal level of interest rate risk (see Exhibit I-7).

The infusion of stock proceeds will serve to further limit the Company’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Company’s equity position will lessen the proportion of interest rate sensitive liabilities funding assets.

Lending Activities and Strategy

Sound Financial’s lending activities have traditionally emphasized 1-4 family permanent mortgage loans and originations of such loans continue to be a primary lending activity for the Company.  Beyond 1-4 family loans, lending diversification by the Company has emphasized commercial real estate/multi-family loans followed by commercial business and construction and development loans.  Other areas of lending diversification for the Company include home equity loans and consumer loans.  In addition, the lending strategies include a mortgage banking operation, with the majority of long term, fixed rate residential loans sold into the secondary

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.14

market on a servicing retained basis.  Exhibit I-8 presents the composition of the loan portfolio by fixed and adjustable rates over the past five years.  This activity provides fee income on the sale of loans and assists in the management of interest rate risk.  Going forward, the Company’s lending strategy is to continue to emphasize residential mortgage, home equity, and consumer lending, while also expanding emphasis in commercial real estate and commercial business lending.  Exhibit I-9 provides historical detail of Sound Financial’s loan portfolio composition over the past five years and Exhibit I-10 provides the contractual maturity of the Company’s loan portfolio by loan type as of December 31, 2011.

The largest portion of the mortgage loan portfolio consists of commercial real estate loans, including multi-family property loans, which are collateralized by properties in the Company’s market areas.  Properties securing the commercial real estate loan portfolio include retail centers, multi-family apartment buildings, warehouses, and office buildings.  As of December 31, 2011, the Company’s outstanding balance of commercial real estate loans (including multifamily loans) equaled $106.0 million or 35.1% of the total loan portfolio.

Commercial real estate loans are generally originated with a variable interest rate, fixed for a five-year term and a 20 to 25 year amortization period.  At the end of the initial five year term, there is a balloon payment due, or the loan reprices based on an index plus a margin of 1% to 4% for another five year term.  LTV’s are usually limited to 80%, with minimum debt-coverage ratios of approximately 1.20x.  If the borrower is other than an individual, a personal guaranty of the borrower is generally required.  Sound Financial has also engaged in purchases of loan participations in commercial real estate loans originated by other financial institutions secured by properties located in the market area.  At December 31, 2011, the Company held $3.3 million in commercial real estate loan participations.

Sound Financial offers both fixed rate and adjustable rate 1-4 family permanent mortgage loans for terms of up to 30 years, with fixed rate loans constituting the major portion of the Company’s 1-4 family portfolio.  Generally, 1-4 family residential mortgage loans are originated in amounts up to 80% of the lesser of the appraised value or purchase price for 1-4 family first mortgage loans and non-owner occupied first mortgage loans.  For first mortgage loans with a loan-to-value ratio in excess of 80%, private mortgage insurance (“PMI”) is generally required.  Most 1-4 family loans are generally underwritten to secondary market guidelines to permit sale of fixed rate loans.  Fixed rate loans secured by 1-4 family residences have contractual maturities of up to 30 years, however, at December 31, 2011, the Bank had $1.8 million of 1-4 family loans with an original contractual maturity of 40 years, which were

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.15

originated prior to 2008.  All of these loans are fully amortizing, with payments due monthly.  Fixed rate loans portfolio also include $30.9 million of loans with an initial seven year term and a 30-year amortization period with a refinancing option at a fixed rate by the borrower at the end of the initial term as long as the loan has met certain performance criterion.  The Company also originates for portfolio five and seven year balloon reset loans (which are loans that are originated with a fixed interest rate for the initial five or seven years, and thereafter incur one interest rate change in which the new rate remains in effect for the remainder of the loan term) based on a 30-year amortization period.

The Company offers ARM loans for 1-4 family properties, primarily with an interest rate based on the one-year Treasury bill, which adjusts on an annual basis, although the portfolio includes $9.6 million of ARM loans are to employees that reprice based on a margin of 1% over the Company’s average trailing 12 month cost of funds.  ARM loans are offered with annual adjustments and life-time caps that vary based on the product, generally with a maximum annual rate change of 2.0% and a maximum overall rate change of 6.0% over the life of the loan.  As of December 31, 2011, the Company’s outstanding balance of 1-4 family loans equaled $96.3 million (including $1.8 million of loans held for sale) or 31.9% of total loans, of which $80.0 million were fixed-rate loans and $16.4 million were ARM loans.

The Company originates home equity loans, consisting of fixed-rate loans and variable-rate lines of credit.  At December 31, 2011, home equity lines of credit totaled $30.3 million and fixed rate home equity loans totaled $9.3 million, or 13.1% of total loans.  Home equity loans are originated up to an 80% LTV ratio, minus any senior liens on the property; however, prior to 2010, home equity loans were originated in amounts of up to 100% of the value of the collateral, minus any senior liens on the property.  Home equity lines of credit are typically originated in amounts of up to $250,000 with an adjustable rate of interest based on the one year Treasury Bill rate plus a margin.  These loans generally have a maximum 12-year draw period, during which time the funds may be paid down and/or redrawn up to the committed amount.  Once the draw period has lapsed, the payment is amortized over a 12-year period based on the loan balance at that time.  Sound Financial also originates fixed-rate home equity loans in amounts, together with the amount of the existing first mortgage, of up to 90% of the appraised value of the subject property.  Home equity loans have terms of up to 20 years and are fully amortizing.

Sound Financial has also historically been active in originations of construction loans secured by single-family residences and commercial and multifamily real estate.  Sound Financial also originates land and lot loans, which are loans secured by rawland or developed lots on which the borrower intends to

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I.16

build a residence, and land acquisition and development loans.  At December 31, 2011, construction and land loans totaled $17.8 million, or 5.9% of total loans.  Construction loans to individuals and contractors for the construction and acquisition of personal residences totaled $7.3 million, or 40.9% of the construction and land portfolio.  These loans are originated whether or not the collateral property underlying the loan is under contract for sale.  At December 31, 2011, construction loans to contractors for homes that were not pre-sold totaled $1.9 million.

Residential construction loans usually provide for the payment of interest only during the construction phase, which usually lasts a maximum of nine months.  At the end of the construction phase, the construction loan generally either converts to a longer term mortgage loan or is paid off through a permanent loan from another lender.  Residential construction loans are made up to the lesser of a maximum LTV ratio of 100% of cost or 80% of appraised value at completion, however the Company generally does not originate construction loans which exceed the lower of 80% loan to cost or appraised value, unless additional security is obtained.  The process of construction lending includes the performance of property inspections during the draw period.  The Company also makes lot and land loans, which are loans secured by developed lots located in the market area.  These loans are originated to individuals intending to construct a residence on the lot.  Sound Financial will generally originate these loans in an amount up to 75% of the lower of the purchase price or appraisal.  Lot and land loans are secured by a first lien on the property and have a fixed rate of interest with a maximum amortization of 20 years.  At December 31, 2011, lot and land loans totaled $9.2 million, or 3.1% of total loans.

The Company makes land acquisition and development loans to experienced builders or residential lot developers in the market area.  Such loans are originated with maximum LTVs of 75% of the appraised market value upon completion of the project.  Development plans are required from developers prior to making the loan and loan officers are required to personally visit the proposed site of the development and the sites of competing developments.  Developers are also required to have adequate insurance coverage.  Land acquisition and development loans generally have terms to maturity of up to 24 months, have adjustable rates of interest based on the Prime Rate and require interest only payment during the term of the loan.  The Company also requires these loans to be paid on an accelerated basis as the lots are sold, so that they are repaid before all the lots are sold.

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Sound Financial also offers commercial and multi-family construction loans.  These loans are underwritten with terms similar to permanent commercial real estate loans with special construction financing for up to 12 months under terms similar to residential construction loans.  At December 31, 2011, the Company had $650,000 in commercial and multi-family construction loans.

The Company’s non-mortgage lending activities include consumer lending, originated on a direct basis, primarily within the market area.  The Company offers a variety of secured loans, including new and used manufactured homes, floating homes, automobiles, boats, and recreational vehicle loans, and loans secured by savings deposits.  Sound Financial also offers unsecured consumer loans.  Consumer loans totaled $29.4 million or 9.7% of total loans for fiscal 2011.  New and used manufactured home loans comprised the largest segment of the non-real estate secured consumer loan portfolio, and at December 31, 2011, these loans totaled $18.4 million, or 62.8% of the consumer loan portfolio and 6.1% of the total loan portfolio.  The Bank’s lending activities in this area have declined since 2007, with the balance of such loans decreasing from $22.5 million as of December 31, 2007 or by 18% to fiscal 2011.  The Company originates new and used manufactured loans to borrowers who intend to use the home as a primary residence.  Such loans are generally made for up to 90% of the lesser of the appraised value or purchase price of up to $200,000, and with terms of up to 20 years.  New manufactured home loans are generally made with an LTV of up to 80% of the lesser of the appraised value or purchase price up to $200,000, and with maximum terms of 20 years.  Origination fees are generally 1% of the loan balance.  These loans tend to be made to retired individuals and first-time homebuyers.  Sound Financial has been active in this type of lending (although at more modest levels) for an extended number of years, and has in place underwriting policies and procedures to manage the credit risk of these loans, including maintaining a reserve against the loan balances.

The second largest portion of the consumer loan portfolio consists of automobile loans that are secured by new or used automobiles.  The Company’s automobile loan portfolio totaled $2.3 million, or 7.8% of the consumer loan portfolio and 0.8% of total loans as of December 31, 2011.  These loans are also originated directly to the owner of the automobile, have fixed interest rates and generally have terms up to 72 months.  Sound Financial generally offers automobile loans with a maximum LTV ratio of 90%.  This type of lending is not an area of emphasis at present, and the balances of such loans have been declining.

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I.18

The remaining portion of the consumer loan portfolio includes loans secured by boats, floating homes, motorcycles and recreational vehicles, loans secured by deposits, and unsecured consumer loans, all of which totaled $8.6 million or 29.3% of the consumer loan portfolio and 2.8% of total loans.  Loans secured by boats, floating homes, motorcycles, and recreational vehicles typically have terms from five to 15 years depending on the collateral and LTV ratios up to 90% and may be made with fixed or adjustable interest rates.  Unsecured consumer loans have either a fixed rate of interest generally for a maximum term of 48 months, or are revolving lines of credit of generally up to $50,000.

The Company maintained a commercial business loan portfolio of $13.2 million, or 4.4% of loans as of December 31, 2011.  This has been an area of emphasis for Sound Financial for many years and the Bank intends to continue to increase the balance of such loans going forward.  These loans are generated through extending loans to small- and medium-sized companies operating in the Company’s market area.  Sound Financial’s commercial business lending activities encompass loans with a variety of purposes and security, including loans to finance commercial vehicles and equipment.  Secured commercial business loans typically have a LTV ratio of up to 80% and have terms to maturity ranging from three to seven years.  Interest rates on these loans are usually fixed and based on the FHLB amortizing rate.  The Company also originates lines of credit that are adjustable-rate in nature and are based on the prime rate as reported in the West Coast edition of the Wall Street Journal plus a margin of 1% to 3%, and are generally originated with both a floor and ceiling to the interest rate.  Business lines of credit have terms ranging from one to two years with interest-only monthly payments during the term.

Exhibit I-11 provides a summary of the Company’s lending activities over the past three years.  Origination volume declined in fiscal 2011 and fiscal 2010 as compared to 2009 (particularly 1-4 family real estate loans) due to a lack of relative demand compared to the prior period.  Originations declined from $163.4 million in fiscal 2009 to $132.3 million in fiscal 2011.  Within the specific loan categories, indicative of the mortgage banking strategy, 1-4 family residential first mortgage loan originations totaled $66.9 million for the most recent fiscal year, or 50.6% of total originations for fiscal 2011.  Commercial real estate lending originations equaled $35.8 million, or 27.1% of total originations for fiscal 2011.  The Company has engaged in limited amounts of loan purchases, which totaled $4.2 million of multi-family real estate loans in fiscal 2009.  In fiscal 2011 and 2010 the Company did not acquire any loans.  In 2010, the Company engaged in a loan participation with another financial institution in the amount of $3.4

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I.19

million.  As discussed earlier, loan sales, consisting of 1-4 family fixed rate loans, totaled $53.7 million for fiscal 2011, indicative of the active mortgage banking strategy.

Asset Quality

The Company’s historical 1-4 family lending emphasis and current lending emphasis on lending in local and familiar markets had supported the maintenance of relatively favorable credit quality measures for many years.  However, since fiscal 2009 the Company has been experiencing elevated levels of NPAs, the result of continued economic challenges, particularly high unemployment rates and reduced home values for borrowers.  Over the past five years, Sound Financial’s balance of non-performing assets ranged from a low of 0.54% of assets at fiscal 2007 to a high of 4.00% of assets for fiscal 2011.  The Company held $13.6 million of non-performing assets at December 31, 2011.  As shown in Exhibit I-12, non-performing assets at December 31, 2011 consisted of $6.6 million of non-accruing loans, $4.1 of performing troubled debt restructurings (“TDRs”) and $2.8 million of OREO.  One to four family real estate loans accounted for the largest concentration of the Company’s balance of non-performing loans and TDRs ($6.9 million, or 50.8% of total NPAs).  In contrast, commercial and multi-family real estate account for the largest portion of OREO, totaling $2.2 million or 16.4% of total NPAs.

To track the Company’s asset quality and the adequacy of valuation allowances, Sound Financial has established detailed asset classification policies and procedures which are consistent with regulatory guidelines.  Classified assets are reviewed quarterly by senior management and the Board of Directors.  Pursuant to these procedures, when needed, the Company establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets.  Provisions for loan losses of $4.6 million were established in fiscal 2011 as a result of the increase in non-performing assets, and the Company experienced net chargeoffs of $4.6 million during the same time period.  As of December 31, 2011, the Company maintained loan loss allowances of $4.5 million, equal to 1.47% of total loans and 41.36% of non-performing loans (including performing TDRs).

Funding Composition and Strategy

Deposits have consistently served as the Company’s primary funding source and at December 31, 2011, deposits accounted for 97.2% of Sound Financial’s interest-bearing funding composition.  Exhibit I-13 sets forth the Company’s deposit composition for the past three years. Core deposits constituted 56.7% of total deposits at December 31, 2011, with recent trends showing the concentration of core deposits increasing over the past three years.

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The increase in the concentration of core deposits comprising total deposits since year end 2009 was primarily realized through growth of money market deposit accounts.  Money market account increases are primarily a result of an increased emphasis on new business relationships and a preference in the marketplace for insured deposits with no term-to-maturity over other investments.  Money market account deposits comprised 55.9% of the Company’s core deposits at December 31, 2011.

The balance of the Company’s deposits consists of CDs, which equaled 43.3% of total deposits at December 31, 2011 compared to 47.3% of total deposits at fiscal 2009.  Sound Financial’s current CD composition reflects a higher concentration of short-term CDs (maturities of one year or less).  The CD portfolio totaled $130.0 million at December 31, 2011 and $71.8 million or 55.3% were scheduled to mature in one year or less.  Exhibit I-14 sets forth the maturity schedule of the Company’s CDs as of December 31, 2011.  As of December 31, 2011, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $74.9 million or 57.7% of total CDs.

Borrowings have served as an alternative funding source for the Company to facilitate management of funding costs, liquidity and interest rate risk.  The Company maintained $8.5 million of borrowings at December 31, 2011, which consisted solely of FHLB advances.  As of December 31, 2011, the weighted average rate on the FHLB advances equaled 2.17%.  FHLB advances held by the Company at December 31, 2011 generally had maturities between zero and six years.  Exhibit I-15 provides further detail of the Company’s borrowings activities during the past three years.

Subsidiaries

Sound Financial has one subsidiary, the Bank.  The Bank has one subsidiary, which is currently inactive.  The Company’s capital investment in the inactive subsidiary as of December 31, 2011 was $2,000.

Legal Proceedings

The Company is not currently party to any pending legal proceedings that Sound Financial’s management believes would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

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II.  MARKET AREA

Introduction

Sound Financial conducts operations out of an administrative/branch office and four other full-service branches in the Puget Sound region of Washington.  The administrative/branch office is located in downtown Seattle, in King County, Washington.  The branches extend to Snohomish County to the north, Pierce County to the south, and Clallam County to the west (data regarding the office locations is presented in Exhibit II-1).  The primary market area for business operations is the Seattle-Tacoma-Bellevue, WA Metropolitan Statistical Area (the “Seattle MSA”), while Clallam County is part of the Port Angeles, WA Micropolitan Statistical Area (the “Port Angeles Micro SA”).  The population of the Seattle MSA was an estimated 3.5 million in 2011, approximately one-half of the state’s population, representing a large population base for potential business, while Clallam County, across Puget Sound, covers the northern part of the coastal range area, and is a rural and less populated area.  The Seattle MSA has a well-developed urban area in the western portion along Puget Sound, with the central and eastern portions remaining undeveloped, rural and mountainous.  A map of the branch office network is presented in Exhibit I-1.

In recent years, the economy in the Bank’s operating markets has experienced a downturn, reflecting the impact of the nationwide recession.  Unemployment rates have increased, and real estate prices have diminished from peak levels.  However, long-term growth trends are still favorable as the market area continues to maintain a highly educated and motivated workforce, and the Puget Sound region remains a desirable place to live.  Future growth opportunities for Sound Financial depend on the growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment.  These factors have been briefly examined in the following pages to help determine the growth potential that exists for the Bank and the relative economic health of Sound Financial’s market area.  The growth potential and the stability provided by the market area have a direct bearing on the market value of the Bank.

National Economic Factors

The business potential of a financial institution is partially dependent on the future operating environment and growth opportunities for the banking industry and the economy as a whole.  The national economy experienced a severe downturn during 2008 and 2009, as the

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fallout of the housing crisis caused the wider economy to falter, with most significant indicators of economic activity declining by substantial amounts.  The overall economic recession was the worst since the great depression of the 1930s.  Approximately 8 million jobs were lost during the recession, as consumers cut back on spending, causing a reduction in the need for many products and services.  Total personal wealth declined notably due to the housing crisis and the drop in real estate values.  As measured by the nation’s gross domestic product (“GDP”), the recession officially ended in the fourth quarter of 2009, after the national GDP expanded for two consecutive quarters (1.6% annualized growth in the third quarter of 2009 and 5.0% annualized growth in fourth quarter of 2009).  The economic expansion has continued since that date, with GDP growth of 2.8% for calendar year 2010 and at an average rate of 1.7% for the first three calendar quarters of 2011.  Notably, a large portion of GDP growth during 2009 through 2011 was generated through federal stimulus programs, bringing into question the sustainability of the recovery without government support.

The economic recession caused the inflation rate to decrease notably during 2009.  Inflation averaged 3.85% for all of 2008 and a negative 0.34% for all of 2009, indicating a deflationary period.  There was a decline in prices during eight of the 12 months during 2009.  Reflecting a measure of recovery of the economy, the national annualized inflation rate was 1.64% for 2010 and a somewhat higher 3.16% for 2011.  The national unemployment rate recorded a recovery over the past 12 months.  The reduction in employment during the recession led to fears of a prolonged period of economic stagnation, as consumers were unwilling or unable to increase spending.  Indicating a level of improvement, the national unemployment rate equaled 8.5% as of December 2011, a decline from 9.4% as of December 2010, but still high compared to recent historical levels.  There remains significant uncertainty about the near term future, particularly in terms of the speed at which the economy will recover, the impact of the housing crisis on longer term economic growth, and the near-term future performance of the real estate industry, including both residential and commercial real estate prices, all of which have the potential to impact future economic growth.  The current and projected size of government spending and deficits also has the ability to impact the longer-term economic performance of the country.

The major stock exchange indices have reflected little improvement over the last 12 months, reporting significant volatility and remaining trendless at the fiscal year end.  As an indication of the changes in the nation’s stock markets over the last 12 months, as of December 31, 2011, the Dow Jones Industrial Average closed at 12,217.56, an increase of 5.60% from

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December 31, 2010, while the NASDAQ Composite Index stood at 2,605.15, a decrease of 2.17% over the same time period.  The Standard & Poors 500 Index totaled 1,257.60 as of December 31, 2011, a decrease of 0.02% from December 31, 2010.

Regarding factors that most directly impact the banking and financial services industries, in the past year the number of housing foreclosures have reached historical highs, median home values remained well below historical highs in many areas of the country, and the housing construction industry has been severely limited.  These factors have led to substantial losses at many financial institutions, and subsequent failures of institutions.  Despite efforts by the federal and state governments to limit the impact of the housing crisis, there remain concerns about a “double-dip” housing recession, whereby another wave of foreclosures occurs.  Therefore, the Company will continue to employ strict, prudent underwriting for such loans being placed into its portfolio, and will work to aggressively resolve substandard credits.

Interest Rate Environment

In terms of interest rates, through the first half of 2004, in a reaction to try to avoid a significant slowdown of the economy, the Federal Reserve lowered key market interest rates to historical lows not seen since the 1950s, with the federal funds rate equal to 1.00% and the discount rate equal to 2.00%.  Beginning in June 2004, the Fed began slowly, but steadily increasing the federal funds and overnight interest rates in order to ward off any possibility of inflation.  Through June 2006, the Fed had increased interest rates a total of 17 times, and as of June 2006, the Fed Funds rate was 5.25%, up from 1.00% in early 2004, while the Discount Rate stood at 6.25%, up from 2.00% in early 2004.  The Fed then held these two interest rates steady until mid-2007, at which time the downturn in the economy was evident, and the Fed began reacting to the increasingly negative economic news.  Beginning in August 2007 and through December 2008, the Fed decreased market interest rates a total of 12 times in an effort to stimulate the economy, both for personal and business spending.

As of January 2009, the Discount Rate had been lowered to 0.50%, and the Federal Funds rate target was 0.00% to 0.25%.  These historically low rates were intended to enable a faster recovery of the housing industry, while at the same time lower business borrowing costs, and such rates have remained in effect through early 2010.  In February 2010, the Fed increased the discount rate to 0.75%, reflecting a slight change to monetary strategy.  The effect of the interest rate decreases since mid-2008 has been most evident in short term rates, which decreased more than longer term rates, increasing the slope of the yield curve.  This low

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interest rate environment has been maintained as part of a strategy to stimulate the economy by keeping both personal and business borrowing costs as low as possible.  The strategy has achieved its goals, as borrowing costs for residential housing have been at historical lows, and the prime rate of interest remains at a low level.  As of December 31, 2011, one- and ten-year U.S. government bonds were yielding 0.12% and 1.89%, respectively, compared to 0.29% and 3.30%, respectively, as of December 31, 2010.  This has had a positive impact on the net interest margins of many financial institutions, as they rely on a spread between the yields on longer term assets and the costs of shorter term funding sources.  However, institutions who originate substantial volumes of prime-based loans have given up some of this pickup in yield as the prime rate declined from 5.00% as of June 30, 2008 to 3.25% as of December 31, 2008, and has remained at that level since that date.

Based on the consensus outlook of 54 economists surveyed by The Wall Street Journal in December 2011, economic growth is expected to improve from an annualized growth rate of 1.7% in 2011 to 3.1% in 2014.  Most of the economists expect that the unemployment rate will decrease from 2012 through 2014, but the pace of job growth will only serve to bring the unemployment rate down slowly.  On average, the economists expect that the unemployment rate will be 7.2% by the end of 2014, with the economy adding around 1.6 million jobs during calendar year 2012.  On average, the economists did not expect the Federal Reserve to begin raising its target rate until the middle of 2013 and the yield on the 10-year Treasury would increase to 2.75% by the end of 2012.  Inflation pressures were forecasted to remain in the range of 2.2% to 2.5% through the end of 2014, and that the price of oil was expected to settle around $100 a barrel.  The economists also forecasted home prices would increase by a modest 0.6% in 2012, as measured by the Federal Housing Finance Agency index.  Housing starts were forecasted to increase modestly in 2012, but remain at historically depressed levels.  Data on historical interest rate trends is presented in Exhibit II-2.

Market Area Demographics

Table 2.1 presents information regarding the demographic and economic trends for the Bank’s market area from 2010 to 2011 and projected through 2016, with additional data shown in Exhibit II-3.  Data for the nation, the state of Washington and the Seattle MSA are included for comparative purposes.  The size and scope of the market area is evidenced by the demographic data, which shows that as of 2011 the total population of the Seattle MSA was 3.48 million, approximately 51% of the state population.  Most of the population base is concentrated along the western border of the region, against Puget Sound, resulting in a

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Table 2.1
Sound Community Bank
Summary Demographic/Economic Information

				Growth	Growth
		Year		Rate	Rate
	2010	2011	2016	2010-2011	2011-2016
				(%)	(%)
Population(000)
United States	308,746	310,704	321,315	0.6%	0.7%
Washington	6,725	6,798	7,175	1.1%	1.1%
Seattle MSA	3,440	3,480	3,674	1.2%	1.1%
King County	1,931	1,957	2,063	1.3%	1.1%
Clallam County	71	71	73	0.0%	0.5%
Pierce County	795	802	843	0.8%	1.0%
Snohomish County	713	721	768	1.1%	1.3%

Households(000)
United States	116,716	117,458	121,713	0.6%	0.7%
Washington	2,620	2,649	2,804	1.1%	1.1%
Seattle MSA	1,357	1,374	1,452	1.2%	1.1%
King County	789	800	843	1.3%	1.1%
Clallam County	31	31	32	0.0%	0.7%
Pierce County	300	303	319	0.9%	1.1%
Snohomish County	268	271	290	1.2%	1.4%

Median Household Income($)
United States	NA	$50,227	$57,536	NA	2.8%
Washington	NA	55,260	65,660	NA	3.5%
Seattle MSA	NA	62,014	75,978	NA	4.1%
King County	NA	64,286	78,107	NA	4.0%
Clallam County	NA	41,245	47,982	NA	3.1%
Pierce County	NA	54,956	65,470	NA	3.6%
Snohomish County	NA	65,271	77,663	NA	3.5%

Per Capita Income($)
United States	NA	$26,391	$30,027	NA	2.6%
Washington	NA	28,624	32,801	NA	2.8%
Seattle MSA	NA	32,115	36,980	NA	2.9%
King County	NA	34,943	40,460	NA	3.0%
Clallam County	NA	23,850	26,461	NA	2.1%
Pierce County	NA	26,906	30,695	NA	2.7%
Snohomish County	NA	30,235	34,535	NA	2.7%

		$25,001-	$50,001
2011 HH Income Dist.(%)	<$25,000	$50,000	$100,000	>$100,000+
United States	24.7%	25.1%	30.4%	19.9%
Washington	20.5%	24.0%	32.9%	22.7%
Seattle MSA	17.2%	22.0%	33.2%	27.7%
King County	17.1%	21.3%	31.3%	30.4%
Clallam County	29.4%	28.6%	31.3%	10.8%
Pierce County	19.7%	24.7%	34.7%	20.8%
Snohomish County	14.5%	21.2%	37.2%	27.2%

2011 Age Distribution (%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55+ Yrs.
United States	19.7%	27.5%	27.7%	25.2%
Washington	19.3%	27.6%	28.0%	25.0%
Seattle MSA	18.8%	28.5%	29.9%	22.9%
King County	17.7%	29.0%	30.2%	23.0%
Clallam County	14.7%	20.5%	23.5%	41.4%
Pierce County	20.5%	28.3%	28.4%	22.8%
Snohomish County	19.9%	27.1%	30.5%	22.5%

Source: SNL Financial, LC.

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relatively urban market area for Sound Financial, with the exception of the Clallam County market segment.  Between 2010 and 2011 the annual population growth rate of the Seattle MSA was slightly higher than the state rate and twice the national growth rate, indicating a growing area, with the more densely populated counties of King, Pierce and Snohomish reporting higher growth rates and Clallam County reporting the slowest growth rate, 0.0%, for the Company’s market area.  In most comparative areas, growth in households has paralleled trends with respect to population, as the household growth rate for Clallam County was zero compared to higher rates for the other counties.

Age distribution information in Table 2.1 illustrates that while most of the Seattle MSA population has a similar distribution of younger and older residents as the nation, Clallam County contains a very high level of residents with ages above 55 years – 41.4% versus 25.0% for the state and 25.2% nationally.  This reflects the growth of Clallam County, and in particular the area of Sequim, Washington, as a major retirement center.  A large number of residents have retired to this area, drawn by the lower cost of living, the attractive lifestyle of the ocean and mountains nearby, and temporate weather conditions.

The 2011 median household income and per capita income levels in King and Snohomish Counties were higher than the state and national averages, while Pierce County reported income levels slightly below the Washington state average and Clallam County reported substantially lower income levels.  Additional data regarding market area income levels is presented in Exhibit II-3.  King and Snohomish Counties contain a larger percentage of higher income white-collar professional employment.  For example, the King County (the highest income levels) median household income was 116% of the state average and 128% of the national average.  Household income distribution patterns provide support for earlier statements regarding the nature of the Bank’s market as approximately 62% of King County households had income levels in excess of $50,000 annually in 2011 while the ratio was 56% for the state of Washington and 50% for the national average.  In 2011, the city of Seattle was ranked as the seventh most educated city in the country, with a large concentration of residents that hold college degrees.  Seattle’s relatively high income coupled with high education levels for a major city, results in King County placing among the 100 wealthiest counties in the United States, which will favorably influence demand for the products and services offered by financial services providers operating in the market.

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Summary of Local Economy

The Puget Sound region dominates the economy of the Pacific Northwest.  Key employment sectors include aerospace, military, information technology, clean technology, biotechnology, education, logistics, international trade and tourism.  The region is well known for the long-term presence of The Boeing Corporation and Microsoft, two major industry leaders.  The workforce is generally highly educated.  Washington’s geographic proximity to the Pacific Rim and a deepwater port have made it a center for international trade as well, which contributes significantly to the regional economy (one in three jobs in Washington is tied to foreign exports).  The Washington ports handle 6% of all U. S. exports and 7% of all U.S. imports, and the top five trading partners with Washington include Japan, Canada, China, Korea and Ireland.  Tourism has also developed into a major industry for the area, due to the scenic beauty, temperate climate, and easy accessibility.

King County, the location of the city of Seattle, has the largest employment base and overall level of economic activity.  King County’s largest employers include The Boeing Company, Microsoft Corporation, and the University of Washington.  Companies that are headquartered in King County include Alaska Airlines, Amazon.com, Attachmate, Costco, Starbucks and Microsoft.  Pierce County’s economy is also well diversified with the presence of military related government employment (Joint Base Lewis-McChord, 56,000 employees), along with health care (the Franciscan Health System and the Multicare Health System, 12,300 employees).  In addition, there is a large employment base in the economic sectors of shipping (the Port of Tacoma), gaming (Emerald Queen Casino, 2,230 employees) and aerospace employment (Boeing, 1,450 employees).  Snohomish County to the north has an economy based on aerospace employment (Boeing, 23,000 employees), the military (the Naval Station Everett, 6,000 employees), health care (Premera Blue Cross, 3,300 employees and the Providence Medical Center, 3,200 employees.

Clallam County, operating in the separate region to the west of the Seattle MSA, has an employment base concentrated in the marine and forestry/forest resources sectors.  In addition, the previously mentioned retirement-aged population has provided the need for additional resources in the areas of health care and elderly services.  The largest employers in Clallam County include the Olympic Medical Center (1,062 employees), Peninsula College (544 employees), the Port Angeles School District (505 employees), Clallam County Government (466 employees), Seven Cedars Casino (435 employees), the Clallam Bay Corrections Center

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(430 employees), Westport Shipyard (416 employees), Wal-Mart (390 employees), Safeway (360 employees), and the US Coast Guard (350 employees).

Employment Sectors

Employment data, presented in Table 2.2 below indicates that similar to many larger, developed areas of the country, services are the most prominent sector for the state of Washington and the four market area counties, comprising approximately 34% of total employment.  Additional detail is presented in Exhibit II-4.  The next largest component of the economy of the market area, on average, is government, at 18.1%, reflecting the military bases throughout the Company’s market area.  Wholesale and retail trade, at 13.8% on average, was another large component of the market area, reflecting the trade employment in the ports of the Puget Sound region.  Government employment was highest in Clallam and Pierce Counties, reflecting the corrections center and military bases previously mentioned, with such employment related to the presence of Boeing in Pierce County.

Table 2.2
Sound Financial, Inc.
Primary Market Area Employment Sectors
(Percent of Labor Force)(1)

Employment Sector	Washington	King	Clallam	Pierce	Snohomish
	State	County	County	County	County
	(% of Total Employment)

Services	35.1%	37.8%	32.5%	34.2%	31.2%
Wholesale/Retail Trade	13.5%	13.1%	14.1%	13.6%	14.3%
Government	16.5%	11.9%	21.7%	24.8%	14.1%
Finance/Insurance/Real Esate	9.0%	10.3%	9.3%	8.7%	8.7%
Manufacturing	7.3%	7.4%	5.6%	4.4%	16.9%
Information	3.0%	5.8%	1.1%	1.0%	1.7%
Construction	5.8%	5.1%	6.6%	6.7%	7.4%
Transportation/Utility	3.0%	3.5%	2.0%	3.4%	1.7%
Arts/Entertainment/Rec.	2.4%	2.8%	2.1%	1.9%	2.2%
Agriculture	2.2%	0.2%	1.6%	0.5%	0.7%
Other	2.1%	2.0%	3.5%	0.7%	1.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

(1) As of 2009

Source: REIS DataSource.

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Manufacturing employment is highest in Snohomish County, the location of Boeing’s largest manufacturing and assembly plant, while information-related employment is highest in King County, due to the impact of Microsoft and other information technology employers.  King County’s levels of employment in the different sectors resembled that of the economy of Washington, which was provided for comparative purposes.  This data indicates that Company’s market area has a relatively diversified economic base, such that a downturn in any one industry will likely not have a large impact on the regional economy.  This diversification provides a level of stability that is a positive factor for financial institutions such as Sound Financial.

Unemployment Data and Trends

Table 2.3 provides unemployment data which shows that the unemployment rates in three of the Bank’s four county market area and the state of Washington have all decreased over the last 12 months which is consistent with the state and nation as a whole.  Unemployment in Clallam County has increased modestly, and remains above the statewide and national averages.  King and Snohomish Counties reported unemployment rates lower than the state and national unemployment rates, indicating signs of strength to those sections of the market area.  Overall, the lower unemployment rates in the majority of the Bank’s market area counties are reflective of the somewhat more favorable position of the local economies in those areas as the Seattle MSA, on average, reported a relatively low unemployment rate.

Table 2.3
Sound Financial, Inc.
Market Area Unemployment Trends

	December 2010	December 2011
Region	Unemployment	Unemployment

United States	9.4%	8.5%
Washington	9.2%	8.6%
Seattle MSA	8.8%	7.8%
King County	8.4%	7.2%
Clallam County	10.1%	10.4%
Pierce County	9.2%	9.1%
Snohomish County	9.8%	8.2%

Source: U.S. Bureau of Labor Statistics.

RP® Financial, LC.	MARKET AREA
II.10

Market Area Deposit Characteristics/Competition

Table 2.4 displays deposit market trends and deposit market share for commercial banks and savings institutions in the market area from June 30, 2007 to June 30, 2011.  Deposit growth trends are important indicators of a market area’s current and future prospects for growth.  The table indicates that commercial banks hold a large portion of the statewide deposit base, 89.1% as of June 30, 2011.  Since June 30, 2007, commercial banks have increased their deposits at a greater rate than savings institutions, 4.4% on an annual basis versus an annualized net decline of 15.9% for savings institutions.  The primary reason for the decline in savings institution deposits was the failure of Washington Mutual, the largest savings and loan association in the country.  There were a total of 1,892 banking offices in the state of Washington as of June 30, 2011.

Within the Company’s four county market area, the table indicates that annualized deposit growth rates over the last four years in the Bank’s market range from a low of negative 2.4% per year in Snohomish County to a high of 2.1% for King County.  Similar to statewide figures, commercial banks hold in excess of 90% or more of total financial institution deposits in three of the four market area counties, the exception being Clallam County, where savings institution deposits equaled 49.6% of total deposits.  The market area deposit growth rate figures indicate that only King County reported a positive growth rate in deposits, in comparison to the statewide annualized increase of 0.8%.  In all four market area counties, savings institutions experienced decreases in deposit balances and market share, primarily due to the failure of Washington Mutual, a large thrift that failed in 2009.

Since June 30, 2007, Sound Financial has recorded increases in deposits in three of the four market area counties, with annual increases ranging from 18.0% in Snohomish County to 28.5% in Pierce County.  The Bank’s deposits declined in King County, due to the closure of one office in that county between 2007 and 2011.  The Bank’s market shares of deposits ranged from a low of 0.1% in King County to a high of 10.7% in Snohomish County.

Market Area Counties Deposit Competitors

As detailed in the data showing competitor deposits (see Table 2.5), significant competitors for the Bank consist of large nationwide and superregional banks, including Bank of America, Wells Fargo and JPMorgan Chase, all of which maintain a strong presence in the regional market.  This factor, however, allows Sound Financial to position itself as a community bank, locally owned and managed.

RP® Financial, LC.	MARKET AREA
II.11

Table 2.4
Sound Financial, Inc.
Deposit Summary

	As of June 30,
	2007			2011			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2007-2011
	(Dollars in Thousands)						(%)

Washington	$105,673,000	100.0%	1,898	$109,264,000	100.0%	1,892	0.8%
Commercial Banks	81,789,000	77.4%	1,514	97,312,000	89.1%	1,703	4.4%
Savings Institutions	23,884,000	22.6%	384	11,952,000	10.9%	189	-15.9%

King County	$49,292,597	100.0%	529	$53,636,193	100.0%	539	2.1%
Commercial Banks	37,493,470	76.1%	394	48,455,506	90.3%	483	6.6%
Savings Institutions	11,799,127	23.9%	135	5,180,687	9.7%	56	-18.6%
Sound Comm. Bank	90,472	0.2%	2	73,907	0.1%	1	-4.9%

Clallam County	$1,432,399	100.0%	33	$1,429,130	100.0%	29	-0.1%
Commercial Banks	710,198	49.6%	21	719,702	50.4%	19	0.3%
Savings Institutions	722,201	50.4%	12	709,428	49.6%	10	-0.4%
Sound Comm. Bank	67,056	4.7%	1	152,482	10.7%	2	22.8%

Pierce County	$8,672,758	100.0%	206	$8,598,539	100.0%	204	-0.2%
Commercial Banks	7,040,311	81.2%	161	8,122,886	94.5%	188	3.6%
Savings Institutions	1,632,447	18.8%	45	475,653	5.5%	16	-26.5%
Sound Comm. Bank	12,306	0.1%	1	33,568	0.4%	1	28.5%

Snohomish County	$8,855,164	100.0%	183	$8,031,459	100.0%	190	-2.4%
Commercial Banks	6,658,725	75.2%	145	7,211,522	89.8%	173	2.0%
Savings Institutions	2,196,439	24.8%	38	819,937	10.2%	17	-21.8%
Sound Comm. Bank	15,046	0.2%	1	29,162	0.4%	1	18.0%

Source: FDIC.

As of June 30, 2011, Sound Financial maintained relatively small deposit market shares in the Seattle MSA counties, representative of the overall large size of the deposit base and indicating that future deposit gains and market share gains are possible.  In the smaller markets such as Kitsap County, the Bank still reported a relatively small market share of 1.2% (however, the Bank only has one office location in Kitsap County).

RP® Financial, LC.	MARKET AREA
II.12

Table 2.5

Sound Financial, Inc.

Market Area Counties Deposit Competitors

King County, WA	Bank of America (30.7%)
Wells Fargo (12.9%)
US Bank NA (12.2%)
JPMorgan Chase Bank (9.6%)
Sound Comm. (0.14%)(36 of 54)

Clallam County, WA	First FS&LA, P Angeles (34.4%)
Bank of America, NA (11.4%)
Sound Comm. (10.7%)(3 of 12)
JP Morgan Chase (7.2%)
US Bank, NA (6.4%)

Pierce County, WA	Columbia State Bank (17.8%)
Bank of America, NA (15.1%)
Keybank NA (15.1%)
Wells Fargo (12.3%)
Sound Comm. (0.4%)(24 of 31)

Snohomish County, WA	Bank of America, NA (18.6%)
JPMorgan Chase Bank (11.9%)
Wells Fargo (10.5%)
Opus Bank (8.3%)
Sound Comm. (0.4%) (27 of 27)

Source: FDIC.

Summary

The overall condition of the primary market area can be characterized as positive, with growth potential in all four market area counties based on regional population and economic projections. The overall total population base within the Bank’s market area provides the potential for additional banking customers.  In addition, income levels are relatively high and growing in line with national averages, indicating an increasing amount of personal wealth for residents.  Considering these local demographic and economic trends and the number of formidable competitors in the market area, the competition for deposits is expected to remain substantial, precipitating the need for Sound Financial to pay competitive deposit rates, provide high quality service and to continue to provide electronic banking capabilities to increase local market share.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1

III. PEER GROUP ANALYSIS

This chapter presents an analysis of Sound Financial’s operations and financial characteristics versus a group of comparable publicly-traded thrift institutions (the “Peer Group”) selected from the universe of all publicly-traded thrift institutions in a manner consistent with the regulatory valuation guidelines and other regulatory guidance.  The basis of the pro forma market valuation is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences of Sound Financial in relation to the Peer Group.  Since no Peer Group can be exactly comparable to Sound Financial, key areas are examined for differences to determine if valuation adjustments are appropriate, in the following areas:  financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines and other regulatory guidance.  The Peer Group is comprised of only those publicly-traded thrifts whose common stock is either listed on a national exchange (NYSE or AMEX) or is NASDAQ listed, since their stock trading activity is regularly reported and generally more frequent than “non-listed thrifts” i.e., those listed on the Over-the-Counter Bulletin Board or Pink Sheets, as well as those that are non-publicly traded and closely-held.  Non-listed institutions are inappropriate since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value.  We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history.  We excluded those that were converted less than one year as their financial results do not reflect a full year of reinvestment benefit and since the stock trading activity is not seasoned. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

Ideally, the Peer Group should be comprised of locally or regionally-based institutions with relatively comparable resources, strategies and financial characteristics.  There are approximately 140 publicly-traded thrift institutions nationally, which includes approximately 25 publicly-traded MHCs.  Given the limited number of public full stock thrifts, it is typically the case

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2

that the Peer Group will be comprised of institutions which are not directly comparable, but the overall group will still be the “best fit” group.  To the extent that key differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for such key differences.  Since Sound Financial will be fully public upon completion of the second step conversion offering, we considered only full stock companies to be viable candidates for inclusion in the Peer Group and excluded those in MHC form.

Based on the foregoing, from the 116 fully converted publicly-traded thrifts, we selected ten with characteristics relatively similar to Sound Financial, The selection process applied is first described below, and then each member is briefly described.  Additional information regarding the universe of publicly traded institutions utilized in the selection criterion is shown in Exhibit III-2, while Exhibit III-3 provides market area demographic and economic characteristics of the Peer Group versus the Company.

•                  Screen #1:  Washington institutions with assets less than $1.5 billion, core return on assets greater than -0.25% (In-state Peers).  Two companies met the criteria for Screen #1 and both were included in the Peer Group.

•                  Screen #2:  Other institutions, nationwide with assets between $275 million and $425 million and positive earnings, excluding those in the Northeast and Mid-Atlantic regions of the country (National Peers).  A total of eight companies met the criteria for Screen #2 and all were included in the Peer Group.

Table 3.1 shows the general characteristics of each of the Peer Group companies.  While there are expectedly some differences between the Peer Group companies and Sound Financial, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments.  The following sections present a comparison of Sound Financial’s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date.

o                First Financial NW, Inc. of WA (“FFNW”) FFNW operates out of 1 office in Washington State and is the largest Peer Group member.  FFNW’s asset composition was similar to the Peer Group with the exception of maintaining a high level of cash and equivalents.  FFNW reported the greatest decline in assets over the last 12 months.  FFNW reported a lower than average net income ratio, as higher funding costs and lower non-interest income reduced income levels.  The loan portfolio for FFNW had less loan portfolio diversification outside of commercial real estate loans than the Peer Group.  FFNW also recorded the least favorable asset quality ratios as compared to the Peer Group members.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.3

Table 3.1
Peer Group of Publicly-Traded Thrifts
March 9, 2012

				Operating	Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Primary Market	Strategy(1)	Assets(2)		Offices	Year	Date	Price	Value
										($)	($Mil)

FFNW	First Fin NW, Inc of Renton WA	NASDAQ	Renton, WA	Thrift	$1,059		1	12/31/12	10/07	$ 7.29	$ 137
TSBK	Timberland Bancorp, Inc. of WA	NASDAQ	Hoquiam, WA	Thrift	$736		22	9/30/12	01/98	4.42	31
WAYN	Wayne Savings Bancshares of OH	NASDAQ	Wooster, OH	Thrift	$410		11	3/31/12	01/03	8.37	25
RIVR	River Valley Bancorp of IN	NASDAQ	Madison, IN	Thrift	$402	(S)	10	12/31/12	12/96	15.50	23
LSBI	LSB Fin. Corp. of Lafayette IN	NASDAQ	Lafayette, IN	Thrift	$364	(S)	5	12/31/12	02/95	16.51	26
EBMT	Eagle Bancorp Montanta of MT	NASDAQ	Helena, MT	Thrift	$332		6	6/30/12	04/10	9.95	39
LABC	Louisiana Bancorp, Inc. of LA	NASDAQ	Metairie, LA	Thrift	$316	(S)	3	12/31/12	07/07	15.76	51
JXSB	Jacksonville Bancorp Inc of IL	NASDAQ	Jacksonville, IL	Thrift	$307	(S)	7	12/31/12	07/10	14.90	29
WBKC	Wolverine Bancorp, Inc. of MI	NASDAQ	Midland, MI	Thrift	$294		5	12/31/12	01/11	15.30	38
AFCB	Athens Bancshares, Inc. of TN	NASDAQ	Athens, TN	Thrift	$284	(S)	7	12/31/12	01/10	13.85	38

NOTES:	(1) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified and Ret.=Retail Banking.
	(2) Most recent quarter end available (E=Estimated and P=Pro Forma).

Source: SNL Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4

o     Timberland Bancorp, Inc. of WA (“TSBK”) TSBK recorded the second largest asset base in the Peer Group and operates from 22 offices in Seattle, Olympia, and southern suburbs of Seattle.   TSBK maintained the highest ratio of cash and equivalents, which serves to offset their relatively high ratios of commercial real estate/multi-family residential mortgages and construction loans relative to the Peer Group.  However, earnings at TSBK have been negatively impacted by relatively higher levels of loan loss reserves and operating expenses compared to the Peer Group.  TSBK also recorded substantially above average asset quality ratios, including the NPA/Assets ratio.

o     Wayne Savings Bancshares of OH (“WAYN”) WAYN operates 11 branches in central Ohio.  The asset structure reflects a relatively lower proportion of loans/assets, with the majority of loans invested in 1-4 family loans inclusive of an investment in MBS.  In comparison to the Peer Group, deposits were slightly higher and borrowings comprised a similar proportion of the funding mix.  WAYN maintained a ratio of NPAs lower than the Peer Group but reserve coverage ratios were also lower.  At December 31, 2011, WAYN had total assets of $410 million and a tangible equity-to-assets ratio of 9.2%, below the Peer Group capital levels.  For the twelve months ended December 31, 2011, WAYN reported net income equal to 0.43% of average assets, just slightly below the Peer Group.

o     River Valley Bancorp of IN (“RIVR”) RIVR operates 10 branch offices in southern Indiana and maintains a broadly diversified loan portfolio primarily focused on mortgage loans (both residential and commercial) and funds operations with deposits which are supplemented with borrowings at levels above the Peer Group average and median.  Asset quality ratios are at a disadvantage to the Peer Group averages, both in terms of the NPA/Assets ratio which is higher and the reserve coverage ratios which are lower.  At September 30, 2011, RIVR reported total assets of $402 million and a tangible equity-to-assets ratio of 8.2%.  For the twelve months ended September 30, 2011, RIVR reported earnings of 0.46% of average assets, comparable to the Peer Group aggregates.

o     LSB Financial Corp of Lafayette IN (“LSBI”) LSBI operates from 5 offices in Lafayette, Indiana, reported the highest loans/assets and highest deposits/assets ratios than the Peer Group members.  The equity/assets ratio was below the Peer Group average and median, however.  Profitability was at the Peer Group median, however, LSBI reported higher noninterest income and non-operating income than the Peer Group median.  LSBI had the most diversification in commercial real estate as compared to the Peer Group, which resulted in the second highest risk-weighted assets-to-assets ratio.  Asset quality ratios were less favorable than the Peer Group, including the highest level of net loan chargeoffs of all Peer Group members.

o     Eagle Bancorp of MT (“EBMT”) EBMT operates out of 6 offices in southwestern Montana, and reported a relatively high level of MBS and relatively low level of cash and equivalents relative to the Company and the Peer Group, and recorded a high capital ratio.  EBMT funds operations with a lower proportion of deposits, on average, than the Peer Group.  Earnings were similar to the Peer Group average, and included a notable level of non-operating income.  EBMT’s loan portfolio was somewhat less diversified than the Peer Group, and included

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5

the largest loans serviced for others portfolio of all Peer Group members.  The NPAs/assets ratio was lower than the Company and Peer Group, although reserve coverage ratios were less favorable.

o     Louisiana Bancorp, Inc. of LA (“LABC”) LABC operates out of three offices in the New Orleans/Metairie area of Louisiana.  LABC’s balance sheet is characterized by wholesale funding (it maintains the second highest borrowings level among all the Peer Group companies), which has largely been reinvested into MBS and investments.  The loans to assets ratio is below the Peer Group average and median.  Nevertheless, LABC recorded stronger than average earnings due to very low loss provisions and low operating expenses, which is reflective of its low loan ratio and focus on purchasing low risk MBS and investment securities. This strategy of low risk investments has also resulted in more favorable asset quality measures compared to the Peer Group companies.

o     Jacksonville Bancorp, Inc. of IL (“JXSB”) JXSB is a 7-office institution with a market area in the region west of Springfield, in central Illinois.  JXSB has a relatively low loans-to-assets ratio, and has been reinvesting funds into securities and MBS.  JXSB recorded the highest reported earnings of all the Peer Group members, which is largely a function of non-interest sources of income.  JXSB also recorded the highest consumer loan ratio of all the Peer Group members, although at 4.9% it is also lower than the ratio of 8.6% recorded by the Company.  Loan portfolio diversification was concentrated in commercial real estate although such lending was more limited than the Peer Group on average.  JXSB’s asset quality measures were more favorable than the Company’s and the Peer Group average.

o     Wolverine Bancorp, Inc of MI (“WBKC”)  operates out of 5 offices in Midland, Michigan.  WBKC reported the highest loans/assets ratio and the highest equity/assets ratio of all Peer Group members.  WBKC was less profitable than the Peer Group, on average, reporting a lower net interest income ratio.  WBKC reported an above average investment in 1-4 family mortgage loans and had among the highest concentration of commercial real estate/multi-family mortgages, resulting in the highest risk-weighted assets-to-assets ratio, which was still slightly less than the Company’s.  WBKC’s asset quality ratios on balance were less favorable than the Peer Group, but maintained better than average reserve coverage ratios.

o     Athens Bancshares, Inc. of TN (“AFCB”) AFCB conducts operations out of 7 offices in southeastern Tennessee, serving suburban areas north of Chattanooga.  AFCB reported an above average equity/assets compared to the Peer Group average, with assets funded with a higher proportion of deposits than the Peer Group average.  Profitability was higher than the Peer Group average and median, supported by a high level of interest income and the highest non-interest income of all Peer Group members.  Asset quality ratios were also more favorable than the Peer Group average and medians.

The companies selected for the Peer Group were relatively comparable to Sound Financial on average, and are considered to be the “best fit” Peer Group.  While there are many similarities between Sound Financial and the Peer Group on average, there are some notable

RP® Financial, LC.	PEER GROUP ANALYSIS
III.6

differences that lead to valuation adjustments.  The following comparative analysis highlights key similarities and differences of Sound Financial relative to the Peer Group.

In aggregate, the Peer Group companies maintain a slightly higher tangible equity level in comparison to the industry median (14.3% of assets versus 10.8% for all public thrifts) and generate a slightly lower core ROA (0.27% for the Peer Group versus 0.34% for all public thrifts) and core ROE (2.51% for the Peer Group versus 2.73% for all public companies).  Overall, the Peer Group’s pricing ratios were at a modest discount to all publicly traded thrift institutions on a price/tangible book value basis and a premium on a price/core earnings basis (many public companies did not have meaningful core earnings multiples owing to their trailing  twelve month loss position).

All Public Thrifts	Peer Group

Financial Characteristics (Medians)
Assets ($Mil)	$926	$348
Market Capitalization ($Mil)	$66.8	$34.5
Tangible Equity/Assets (%)	10.80%	14.27%
Core Return on Average Assets (%)	0.34%	0.27%
Core Return on Average Equity (%)	2.73%	2.51%

Pricing Ratios (Medians) (2)
Price/Core Earnings (x)	17.55	x	24.01	x
Price/Tangible Book (%)	79.82%	74.09%
Price/Assets (%)	9.38%	10.51%

(1)          Excludes MHCs and those subject to acquisition.

(2)          Based on market prices as of March 9, 2012.

Sources:  Tables 3.2 and 4.3.

Financial Condition

Table 3.2 shows comparative balance sheet measures for Sound Financial and the Peer Group, reflecting balances as of December 31, 2011, or the latest date available.  On a reported basis, Sound Financial’s tangible equity-to-assets ratio of 8.2% was below the Peer Group’s median tangible equity-to-assets ratio of 14.2%.  The Company’s pro forma capital position will increase with the addition of stock proceeds, providing the Company with an equity-to-assets ratio that will remain somewhat below the Peer Group’s average ratio.  The increase in Sound Financial’s pro forma equity position will be favorable from an interest rate risk perspective and in terms of posturing for future earnings growth.  At the same time, the Company’s higher pro forma

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of December 31, 2011

		Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
		Cash &	MBS &				Borrowed	Subd.	Net	Goodwill	Tng Net		MBS, Cash &			Borrows.	Net	Tng Net
		Equivalents	Invest	BOLI	Loans	Deposits	Funds	Debt	Worth	& Intang	Worth	Assets	Investments	Loans	Deposits	&Subdebt	Worth	Worth	Tangible	Core	Reg.Cap.

Sound Financial, Inc.
December 31, 2011		5.0%	1.6%	2.1%	87.6%	88.3%	2.5%	0.0%	8.5%	0.3%	8.2%	1.52%	39.75%	0.59%	7.72%	-65.77%	6.73%	7.46%	8.33%	8.33%	12.03%

All Public Companies
Averages		6.1%	21.7%	1.5%	65.9%	73.3%	12.3%	0.4%	12.8%	0.7%	12.1%	3.13%	9.42%	1.57%	3.34%	-11.39%	2.57%	2.11%	11.86%	11.86%	20.22%
Medians		4.7%	19.3%	1.6%	68.1%	74.0%	10.4%	0.0%	11.8%	0.1%	11.0%	1.33%	5.03%	-0.31%	2.13%	-8.60%	2.15%	2.19%	11.23%	11.23%	18.80%

State of WA
Averages		12.9%	10.9%	1.6%	68.5%	75.2%	10.3%	0.5%	13.0%	1.1%	11.9%	-1.75%	27.46%	-6.98%	-1.37%	-6.28%	4.43%	3.76%	13.54%	13.54%	19.84%
Medians		15.6%	12.0%	1.9%	66.4%	74.4%	7.8%	0.0%	11.9%	0.8%	11.4%	-0.34%	18.56%	-7.15%	2.00%	-0.19%	3.55%	3.92%	13.54%	13.54%	18.10%

Comparable Group
Averages		7.7%	19.0%	1.6%	67.6%	73.6%	10.6%	0.3%	14.4%	0.2%	14.2%	-1.84%	-0.16%	-1.72%	-0.86%	-5.67%	2.16%	2.36%	13.29%	13.29%	20.83%
Medians		4.8%	19.5%	1.8%	65.1%	75.9%	7.8%	0.0%	14.7%	0.0%	14.2%	-0.63%	5.07%	-1.16%	0.47%	-10.37%	2.00%	2.01%	13.84%	13.84%	19.33%

Comparable Group
AFCB	Athens Bancshares, Inc. of TN (1)	7.3%	14.1%	3.2%	72.0%	77.3%	3.5%	0.0%	17.7%	0.1%	17.6%	-0.94%	-11.33%	2.63%	-1.63%	10.58%	-0.57%	-0.43%	14.13%	14.13%	21.96%
EBMT	Eagle Bancorp Montanta of MT	2.6%	30.1%	2.7%	57.8%	64.8%	16.2%	1.6%	16.0%	0.0%	16.0%	-0.32%	-2.94%	0.10%	5.32%	-19.80%	0.81%	0.81%	16.75%	16.75%	NA
FFNW	First Fin NW, Inc of Renton WA	15.6%	12.9%	0.2%	66.4%	74.4%	7.8%	0.0%	17.1%	0.0%	17.1%	-11.25%	11.36%	-17.88%	-14.30%	-10.75%	3.92%	3.92%	13.54%	13.54%	24.76%
JXSB	Jacksonville Bancorp Inc of IL (1)	4.1%	33.3%	1.4%	56.4%	83.3%	1.7%	0.0%	13.3%	0.9%	12.4%	0.92%	10.14%	-3.73%	-1.10%	49.21%	10.88%	11.75%	10.40%	10.40%	16.70%
LSBI	LSB Fin. Corp. of Lafayette IN (1)	4.7%	4.4%	1.9%	85.5%	84.3%	4.9%	0.0%	10.1%	0.0%	10.1%	-5.43%	4.81%	-6.38%	-4.50%	-29.41%	5.00%	5.00%	9.93%	9.93%	14.50%
LABC	Louisiana Bancorp, Inc. of LA (1)	3.5%	32.8%	0.0%	62.0%	60.8%	19.5%	0.0%	17.9%	0.0%	17.9%	-2.01%	-16.45%	9.36%	2.55%	-10.00%	-8.02%	-8.02%	15.00%	15.00%	30.38%
RIVR	River Valley Bancorp of IN (1)	4.8%	24.9%	2.4%	63.8%	74.4%	14.4%	1.8%	8.2%	0.0%	8.2%	5.14%	30.02%	-4.25%	6.42%	0.00%	2.00%	2.00%	NA	NA	NA
TSBK	Timberland Bancorp, Inc. of WA	17.9%	2.2%	2.2%	71.9%	80.1%	7.5%	0.0%	11.9%	0.8%	11.1%	1.85%	9.44%	1.01%	2.04%	-0.19%	0.89%	1.16%	NA	NA	16.65%
WAYN	Wayne Savings Bancshares of OH	4.8%	33.5%	1.8%	56.6%	81.4%	7.8%	0.0%	9.7%	0.5%	9.2%	0.15%	5.32%	-2.42%	4.33%	-32.09%	4.52%	5.03%	NA	NA	NA
WBKC	Wolverine Bancorp, Inc. of MI	12.0%	1.6%	0.0%	83.2%	54.9%	22.4%	0.0%	22.1%	0.0%	22.1%	-6.54%	-42.01%	4.40%	-7.74%	-14.24%	NM,	NM	NA	NA	NA

(1)  Financial information is for the quarter ending September 30, 2011.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8

capitalization will initially depress return on equity.  Both Sound Financial’s and the Peer Group’s equity ratios reflected surpluses with respect to the regulatory capital requirements, with the Peer Group’s ratios currently exceeding the Company’s ratios.  On a pro forma basis, the Company’s regulatory surpluses will become more significant.

The interest-earning asset (“IEA”) composition for the Company and the Peer Group reflects differences in terms of proportion of cash, investment, and MBS at 6.6% and 24.3%, respectively.  The Company’s asset composition reflects a higher proportion of loans than for the Peer Group at 87.6% and 65.1%, however.  Sound Financial’s investment in BOLI at 2.1% is above the Peer Group median of 1.8%, as well.  Overall, the Company’s IEA (excluding BOLI) amounted to 94.2% of assets, which is higher than the Peer Group’s median ratio of 89.4%, reflecting the Company’s limited investment in fixed assets.  On a pro forma basis following the Second Step Conversion, the proceeds from the Offering will immediately be invested in short-term investments pending the longer-term deployment into other IEA such as investment securities with laddered maturities and/or loans, so the Company’s current IEA advantage will continue.

Sound Financial’s funding composition reflects a higher ratio of deposits at 88.3%, which exceeds the Peer Group’s ratio of 75.9%.  In addition, borrowings accounted for a lower portion of assets at 2.5% and 7.8%, respectively.  The primary difference is the equity levels, with the Company having a much lower level.  Total interest-bearing liabilities maintained by the Company and the Peer Group, as a percent of assets, equaled 90.8% and 83.7%, respectively.  Following the increase in equity provided by the net proceeds of the stock offering, the Company’s ratio of interest-bearing liabilities as a percent of assets is expected to remain somewhat below the Peer Group’s ratio.

A key measure of balance sheet strength for a financial institution is IEA/IBL ratio, with higher ratios often facilitating stronger profitability levels, depending on the overall asset/liability mix.  Presently, the Company’s IEA/IBL ratio of 103.7% is slightly lower the Peer Group’s median ratio of 106.8%.  The additional capital realized from stock offering proceeds will increase the IEA/IBL ratio, as the net proceeds realized from Sound Financial’s Offering are expected to be reinvested into IEA and the increase in the Company’s equity position will result in a lower level of IBL funding assets.

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items.  The Company and the Peer Group’s growth rates are based on annual growth for the 12

RP® Financial, LC.	PEER GROUP ANALYSIS
III.9

month period from December 31, 2010 to December 31, 2011, or the latest 12 months reported.  During this period, the Company recorded modest asset growth of 1.5% versus minimal asset shrinkage of 0.6% recorded by the Peer Group.  In practical terms, however, neither the Company nor the Peer Group experienced significant changes in total assets during this period.  Growth rate differences within the balance sheet were more significant.  The Company experienced minimal growth in loans at 0.59%, as there was mainly a reallocation of assets from loans to MBS, cash and investments (growth of 39.75%), as limited loan demand and economic conditions warranted such reinvestment of cash flows.  The Peer Group experienced a similar trend, but experienced a decline in loans of 1.16% and lower growth of MBS, cash, and investments of 5.07%.  Funding trends were similar for the Company and Peer Group, as both used deposit inflows to pay down borrowings, with the Company’s borrowings declining to a much greater extent than the Peer Group’s.  The Company’s equity increased during the 12 month period at a rate (6.73%) above the Peer Group’s modest growth.  The Company’s post-conversion equity growth rate will initially be constrained by maintenance of a comparatively higher pro forma equity position.

Income and Expense Components

Table 3.3 shows comparative income statement measures for Sound Financial and the Peer Group, reflecting earnings for the 12 months ended December 31, 2011, unless otherwise indicated for the Peer Group companies.  The Company reported a comparable net income to average assets ratio of 0.46% versus the Peer Group’s ratio of 0.47%, with Sound Financial reporting a more favorable net interest income ratio, higher provisions, higher non-interest income, comparable operating expenses and higher non-operating expense.  These differences are described more fully below.  The Company’s higher interest income to average assets ratio (5.49% versus 4.57% median for the Peer Group) was the result of higher asset yields, coupled with lower funding costs and lower interest expense to average assets ratio (0.83% versus 1.24% median for the Peer Group), resulting in a higher yield-cost spread.  As a result, the Company held an advantage to the Peer Group in terms of the net interest income to average assets ratio (4.67% for Sound Financial and 3.23% for the Peer Group).  On a pro forma basis, the reinvestment of the offering proceeds should further increase the Company’s net interest income, although the net interest income ratio may decline due to the current low reinvestment rates available.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended December 31, 2011

			Net Interest Income					Other Income				G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads
						Loss	NII				Total								MEMO:	MEMO:
		Net				Provis.	After	Loan	R.E.	Other	Other	G&A	Goodwill	Net	Extrao.	Yield	Cost	Yld-Cost	Assets/	Effective
		Income	Income	Expense	NII	on IEA	Provis.	Fees	Oper.	Income	Income	Expense	Amort.	Gains	Items	On Assets	Of Funds	Spread	FTE Emp.	Tax Rate

Sound Financial, Inc.
December 31, 2011		0.46%	5.49%	0.83%	4.67%	1.36%	3.30%	0.00%	0.00%	0.83%	0.83%	3.01%	0.00%	-0.48%	0.00%	6.11%	0.91%	5.20%	4,996	29.5%

All Public Companies
Averages		0.24%	4.33%	1.22%	3.11%	0.57%	2.54%	0.02%	-0.09%	0.80%	0.72%	2.91%	0.03%	0.12%	0.00%	4.64%	1.42%	3.22%	6,084	30.79%
Medians		0.45%	4.29%	1.21%	3.10%	0.34%	2.63%	0.00%	-0.02%	0.62%	0.57%	2.86%	0.00%	0.05%	0.00%	4.57%	1.39%	3.21%	5,329	30.76%

State of WA
Averages		-0.47%	4.66%	1.28%	3.38%	0.99%	2.39%	0.04%	-0.34%	1.25%	0.95%	3.54%	0.01%	0.08%	0.00%	5.09%	1.50%	3.60%	5,249	28.67%
Medians		0.07%	4.61%	1.19%	3.28%	0.79%	2.42%	0.00%	-0.20%	0.75%	0.58%	3.14%	0.00%	0.04%	0.00%	5.04%	1.36%	3.45%	3,522	21.34%

Comparable Group
Averages		0.52%	4.62%	1.31%	3.30%	0.51%	2.80%	0.01%	-0.11%	0.83%	0.74%	3.03%	0.01%	0.19%	0.00%	4.90%	1.56%	3.35%	$3,659	25.81%
Medians		0.47%	4.57%	1.24%	3.23%	0.43%	2.76%	0.00%	-0.10%	0.74%	0.56%	2.99%	0.00%	0.17%	0.00%	4.87%	1.45%	3.40%	$3,898	27.09%

Comparable Group
AFCB	Athens Bancshares, Inc. of TN (1)	0.63%	5.18%	1.25%	3.94%	0.76%	3.17%	0.00%	0.00%	1.63%	1.63%	3.95%	0.03%	0.02%	0.00%	5.55%	1.54%	4.01%	NM	25.18%
EBMT	Eagle Bancorp Montanta of MT	0.54%	4.43%	1.08%	3.35%	0.30%	3.05%	0.05%	-0.04%	0.41%	0.42%	3.10%	0.00%	0.41%	0.00%	4.88%	1.31%	3.57%	3,998	30.90%
FFNW	First Fin NW, Inc of Renton WA	0.37%	4.46%	1.61%	2.84%	0.41%	2.43%	0.01%	-0.29%	0.60%	0.32%	2.57%	0.00%	0.19%	0.00%	4.71%	1.93%	2.78%	NM	NM
JXSB	Jacksonville Bancorp Inc of IL (1)	1.06%	4.58%	1.03%	3.55%	0.23%	3.32%	0.12%	-0.01%	1.05%	1.16%	3.19%	0.00%	0.17%	0.00%	4.90%	1.21%	3.69%	NM	27.08%
LSBI	LSB Fin. Corp. of Lafayette IN (1)	0.47%	4.84%	1.23%	3.61%	1.00%	2.61%	0.00%	-0.12%	0.88%	0.76%	2.98%	0.00%	0.33%	0.00%	5.11%	1.37%	3.74%	3998	34.41%
LABC	Louisiana Bancorp, Inc. of LA (1)	0.71%	4.75%	1.69%	3.06%	0.03%	3.03%	0.00%	-0.12%	0.43%	0.30%	2.46%	0.00%	0.17%	0.00%	4.84%	2.11%	2.73%	NM	31.89%
RIVR	River Valley Bancorp of IN (1)	0.46%	4.56%	1.53%	3.03%	0.77%	2.26%	0.00%	0.00%	0.53%	0.53%	2.54%	0.00%	0.26%	0.00%	4.87%	1.69%	3.18%	NM	8.72%
TSBK	Timberland Bancorp, Inc. of WA	0.14%	4.51%	1.06%	3.46%	0.89%	2.57%	-0.04%	-0.10%	1.30%	1.16%	3.70%	0.02%	0.15%	0.00%	4.93%	1.21%	3.73%	2841	21.34%
WAYN	Wayne Savings Bancshares of OH	0.43%	4.13%	1.01%	3.12%	0.23%	2.89%	0.00%	-0.17%	0.76%	0.59%	2.99%	0.02%	0.03%	0.00%	4.36%	1.13%	3.23%	3,797	14.84%
WBKC	Wolverine Bancorp, Inc. of MI	0.36%	4.71%	1.63%	3.08%	0.45%	2.63%	0.00%	-0.20%	0.71%	0.52%	2.79%	0.00%	0.14%	0.00%	4.87%	2.08%	2.79%	NM	37.92%

(1)  Financial information is for the quarter ending September 30, 2011.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.11

Sources of non-interest operating income provided a larger contribution to the Company’s earnings, with such income amounting to 0.83% of average assets versus 0.56% of the Peer Group’s average assets, respectively.  The Company’s higher earnings contribution realized from non-interest operating income is indicative of more diversification into areas that generate revenues from non-interest sources, such as the sale of fixed rate loans into the secondary market.  Taking non-interest operating income into account in comparing the Company’s and the Peer Group’s earnings, Sound Financial’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 54.7% was more favorable than the Peer Group’s efficiency ratio of 78.9%.

In another key area of core earnings strength, Sound Financial maintained a comparable level of operating expenses as compared to the Peer Group.  For the period covered in Table 3.3, the Company and the Peer Group reported operating expense to average assets ratios of 3.01% and 2.99%, respectively.  Assets per full time equivalent employee for the Company were higher for Sound Financial, $4,996 versus $3,898 for the Peer Group as of the last twelve month period.

Loan loss provisions had a much larger impact on the Company’s earnings, with loan loss provisions established by the Company and the Peer Group equaling 1.36% and 0.43% of average assets, respectively.  The impact of loan loss provisions on the Company’s and the Peer Group’s earnings, particularly when taking into consideration the prevailing credit market environment for mortgage based lenders, were indicative of asset quality factors facing the overall thrift industry in the current operating environment, and are indicative of the higher risk loan portfolio profile maintained by the Company.  Both these figures also reflect expenses incurred in relation to management of asset quality.

Net losses realized from the sale of assets had a larger impact on the Company’s earnings, as the Company reported net losses equal to 0.48% and the Peer Group reported net gains equal to 0.17% of average assets, respectively.  The Company’s non-operating items consisted mainly of losses on OREO and repossessed assets.  Typically, gains and losses generated from non-operating items are viewed as non-recurring in nature, particularly to the extent that such gains and losses result from the sale of investments or other assets that are not considered to be part of an institution’s core operations.  Comparatively, to the extent that gains have been derived through selling fixed rate loans into the secondary market, such gains may

RP® Financial, LC.	PEER GROUP ANALYSIS
III.12

be considered to be an ongoing activity for an institution and, therefore, warrant some consideration as a core earnings factor.  However, loan sale gains are still viewed as a more volatile source of income than income generated through the net interest margin and non-interest operating income.  Extraordinary items were not a factor in either the Company’s or the Peer Group’s earnings.

Taxes had a more significant impact on the Company’s earnings, as Sound Financial and the Peer Group posted effective tax rates of 29.48% and 27.09%, respectively.  As indicated in the prospectus, the Company’s effective marginal tax rate is equal to 37.0%.

Loan Composition

Table 3.4 presents data related to the Company’s and the Peer Group’s loan portfolio compositions (including the investment in mortgage-backed securities).  The Company’s loan portfolio composition reflected a similar concentration of 1-4 family mortgage (including home equity) loans and mortgage-backed securities as the Peer Group (40.9% of assets versus 40.5% for the Peer Group).  The Company’s ratio was attributable to maintaining a lower concentration of mortgage-backed securities and a higher concentration of residential mortgages.  The Company maintained loan servicing intangibles equal to $2.4 million, while the Peer Group maintained relatively modest balances of loan servicing intangibles.

Diversification into higher risk and higher yielding types of lending was more significant for the Company compared to the Peer Group’s lending diversification.  Commercial real estate/multi-family loans represented the most significant area of lending diversification for the Company (31.2% of assets), followed by consumer loans (8.6% of assets).  Likewise, the Peer Group’s lending diversification also consisted primarily of commercial real estate/multi-family loans (24.9% of assets), while construction/land loans constituted the second largest area of lending diversification for the Peer Group (4.3% of assets).  Other areas of lending diversification for the Peer Group included commercial business loans (3.7% of assets) and consumer loans (0.6% of assets).  Lending diversification for the Company also included modest balances of construction/land loans (5.2% of assets) and commercial business loans (3.9% of assets).  Overall, the composition of the Company’s assets provided for a higher risk weighted assets-to-assets ratio compared to the Peer Group’s ratio (77.3% versus 67.1% for the Peer Group).

RP® Financial, LC.	PEER GROUP ANALYSIS
III.13

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of December 31, 2011

		Portfolio Composition as a Percent of Assets
			1-4	Constr.	5+Unit	Commerc.		RWA/	Serviced	Servicing
Institution		MBS	Family	& Land	Comm RE	Business	Consumer	Assets	For Others	Assets
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)

Sound Financial, Inc.		0.88%	40.02%	5.24%	31.21%	3.87%	8.64%	77.25%	$393,070	$2,437

All Public Companies
Averages		13.82%	33.63%	3.35%	23.06%	4.58%	1.82%	62.48%	$790,301	$6,187
Medians		11.30%	33.42%	2.31%	23.18%	3.39%	0.49%	61.68%	$31,665	$110

State of WA
Averages		9.62%	30.04%	7.68%	30.12%	2.89%	0.73%	67.07%	$1,220,065	$12,243
Medians		7.50%	25.94%	4.96%	30.24%	3.32%	0.50%	66.12%	$110,920	$299

Comparable Group
Averages		9.00%	30.83%	4.71%	27.70%	3.29%	1.43%	66.04%	$114,386	$716
Medians		7.65%	32.83%	4.25%	24.85%	3.69%	0.64%	67.09%	$94,620	$445

Comparable Group
AFCB	Athens Bancshares, Inc. of TN (1)	3.27%	33.99%	7.32%	24.34%	4.46%	3.55%	68.32%	$92,900	$0
EBMT	Eagle Bancorp Montanta of MT	7.79%	30.09%	3.58%	17.72%	4.00%	2.78%	64.96%	$342,030	$2,121
FFNW	First Fin NW, Inc of Renton WA	7.50%	32.26%	4.34%	30.24%	0.22%	0.03%	60.61%	$5,650	$146
JXSB	Jacksonville Bancorp Inc of IL (1)	13.16%	18.93%	0.78%	20.74%	7.67%	4.87%	65.86%	$146,160	$698
LSBI	LSB Fin. Corp. of Lafayette IN (1)	1.02%	33.40%	4.16%	43.50%	3.95%	0.33%	74.83%	$105,920	$962
LABC	Louisiana Bancorp, Inc. of LA (1)	21.85%	38.60%	0.07%	23.49%	0.04%	0.24%	50.46%	$23,430	$175
RIVR	River Valley Bancorp of IN (1)	8.63%	27.55%	5.93%	25.35%	3.83%	0.85%	69.34%	$96,340	$641
TSBK	Timberland Bancorp, Inc. of WA	1.23%	19.72%	11.78%	37.83%	3.55%	0.90%	72.63%	$302,520	$2,169
WAYN	Wayne Savings Bancshares of OH	25.50%	37.54%	0.77%	16.43%	2.54%	0.26%	56.83%	$28,910	$249
WBKC	Wolverine Bancorp, Inc. of MI	0.00%	36.25%	8.36%	37.39%	2.61%	0.43%	76.60%	$0	$0

(1)  Financial information is for the quarter ending September 30, 2011.

Source:   SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.14

Credit Risk

Based on a comparison of credit quality measures, the Company’s credit risk exposure was considered to be somewhat higher than the Peer Group’s, with the Company’s higher ratio of NPAs/Assets compared to the Peer Group median partially offset by slightly higher reserves.  As shown in Table 3.5, the Company’s NPAs/assets and NPLs/loans ratios equaled 4.00% and 3.56%, respectively, versus comparable median measures of 3.84% and 4.80% for the Peer Group.  The Company’s and Peer Group’s general loss reserves as a percent of non-performing loans equaled 41.36% and 38.96%, respectively.  Loss reserves maintained as percent of loans receivable equaled 1.47% for the Company, versus a median of 1.69% for the Peer Group.  Net loan charge-offs were higher at the Company, based on ratios of 1.52% and 0.43% of loans, respectively.  As noted in the Loan Composition discussion, the Company’s higher concentration of loans and greater diversification into higher risk types of loans translated into a higher risk weighted assets-to-assets ratio in comparison to the Company’s ratio, resulting in an implied higher risk loan portfolio.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.15

Table 3.5

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of December 31, 2011 or Most Recent Date Available

			NPAs &				Rsrves/
		REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
Institution		Assets	Assets	Loans	Loans	NPLs	90+Del	Chargeoffs	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)

Sound Financial, Inc.		0.83%	4.00%	3.56%	1.47%	41.36%	32.77%	$4,581	1.52%

All Public Companies
Averages		0.52%	3.42%	4.17%	1.59%	57.50%	49.17%	$1,714	0.94%
Medians		0.20%	2.34%	3.17%	1.33%	43.29%	36.16%	$624	0.36%

State of WA
Averages		1.52%	9.38%	8.87%	2.26%	27.51%	20.09%	$2,379	1.62%
Medians		1.41%	8.04%	8.52%	2.21%	25.97%	20.24%	$1,024	0.46%

Comparable Group
Averages		0.60%	4.20%	4.92%	1.87%	70.23%	53.08%	$662	0.89%
Medians		0.36%	3.84%	4.80%	1.69%	38.96%	30.47%	$500	0.43%

Comparable Group
AFCB	Athens Bancshares, Inc. of TN (1)	0.19%	1.66%	1.92%	1.99%	124.41%	106.16%	1,255	2.45%
EBMT	Eagle Bancorp Montanta of MT	0.61%	1.69%	1.85%	0.78%	41.86%	26.79%	375	0.77%
FFNW	First Fin NW, Inc of Renton WA	2.46%	10.95%	12.49%	2.30%	18.42%	14.28%	675	0.37%
JXSB	Jacksonville Bancorp Inc of IL (1)	0.00%	1.40%	2.15%	NA	86.05%	76.00%	114	0.00%
LSBI	LSB Fin. Corp. of Lafayette IN (1)	0.41%	4.50%	4.70%	1.69%	36.05%	32.79%	2547	3.22%
LABC	Louisiana Bancorp, Inc. of LA (1)	0.17%	0.40%	0.37%	0.91%	246.39%	142.94%	5	0.01%
RIVR	River Valley Bancorp of IN (1)	0.00%	5.13%	6.69%	1.56%	21.73%	18.35%	251	0.39%
TSBK	Timberland Bancorp, Inc. of WA	1.41%	8.04%	8.52%	2.21%	25.97%	20.24%	624	0.46%
WAYN	Wayne Savings Bancshares of OH	0.31%	3.17%	4.89%	1.65%	31.80%	28.14%	23	0.04%
WBKC	Wolverine Bancorp, Inc. of MI	0.47%	5.10%	5.66%	3.74%	69.63%	65.06%	751	1.19%

(1)  Financial information is for the quarter ending September 30, 2011.

Source:          Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

Interest Rate Risk

Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Company versus the Peer Group.  In terms of balance sheet composition, the Company’s interest rate risk characteristics were considered less favorable than the Peer Group’s, as implied by the Company’s lower tangible equity-to-assets and IEA/IBL ratios.  The Company’s ratio of non-interest earning assets is comparable to the Peer Group, however.  To analyze the

RP® Financial, LC.	PEER GROUP ANALYSIS
III.16

associated interest rate risk, we reviewed quarterly changes in net interest income as a percent of average assets for the Company and the Peer Group.  Both demonstrate quarter to quarter volatility, with Sound Financial reporting a higher level of volatility.  On a pro forma basis, the infusion of stock proceeds should serve to improve these ratios.

Summary

Based on the above analysis and the criteria employed in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Sound Financial.  In those areas where notable differences exist, we will apply appropriate valuation adjustments in the next section.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.17

Table 3.6

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of December 31, 2011 or Most Recent Date Available

		Balance Sheet Measures
		Tangible		Non-Earn.	Quarterly Change in Net Interest Income
		Equity/	IEA/	Assets/

Institution		Assets	IBL	Assets	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
		(%)	(%)	(%)	(change in net interest income is annualized in basis points)

Sound Financial, Inc.		8.2%	103.7%	5.8%	-7	-19	13	28	-10	8

All Public Companies		12.0%	108.4%	6.3%	1	0	4	1	1	1
State of WA		9.9%	89.4%	6.4%	1	-11	1	1	12	0

Comparable Group
Averages		14.2%	111.9%	5.8%	4	2	1	11	3	8
Medians		14.2%	110.0%	5.8%	2	4	-1	14	-3	8

Comparable Group
AFCB	Athens Bancshares, Inc. of TN (1)	17.6%	115.6%	6.6%	NA	6	-2	9	28	6
EBMT	Eagle Bancorp Montanta of MT	16.0%	109.6%	9.5%	8	-2	-2	17	-5	16
FFNW	First Fin NW, Inc of Renton WA	17.1%	115.2%	5.2%	2	-14	-1	17	14	13
JXSB	Jacksonville Bancorp Inc of IL (1)	12.4%	110.3%	6.2%	NA	3	27	13	-4	15
LSBI	LSB Fin. Corp. of Lafayette IN (1)	10.1%	106.0%	5.4%	NA	5	0	17	-7	22
LABC	Louisiana Bancorp, Inc. of LA (1)	17.9%	122.3%	1.7%	NA	6	-6	-5	-3	-4
RIVR	River Valley Bancorp of IN (1)	8.2%	103.1%	6.5%	NA	9	-25	14	6	8
TSBK	Timberland Bancorp, Inc. of WA	11.1%	104.9%	8.1%	-2	-3	0	1	-2	-2
WAYN	Wayne Savings Bancshares of OH	9.2%	106.4%	5.1%	-2	-9	14	1	-11	-5
WBKC	Wolverine Bancorp, Inc. of MI	22.1%	125.2%	3.2%	16	17	5	25	11	NA

(1)  Financial information is for the quarter ending September 30, 2011.

NA=Change is greater than 100 basis points during the quarter.

Source:  SNL Financial LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.1

IV.  VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Company’s conversion transaction.

Appraisal Guidelines

The regulatory written appraisal guidelines as reissued by the OCC specify the market value methodology for estimating the pro forma market value of an institution pursuant to a mutual-to-stock conversion.  Pursuant to this methodology:  (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences.  In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines.  Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques.  Additionally, the valuation incorporates a “technical analysis” of recently completed stock conversions, including closing pricing and aftermarket trading of such offerings.  It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock.  Throughout the conversion process, RP Financial will:  (1) review changes in Sound Financial’s operations and financial condition; (2) monitor Sound Financial’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the

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IV.2

market for thrift stocks and Sound Financial Bancorp’s stock specifically; and (4) monitor pending conversion offerings (including those in the offering phase), both regionally and nationally.  If material changes should occur during the conversion process, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any.  RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Company and for all thrifts.  Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Sound Financial Bancorp’s value, or Sound Financial Bancorp’s value alone.  To the extent a change in factors impacting the Company’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III.  The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the pro forma valuation.  Emphasis is placed on the specific strengths and weaknesses of the Company relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform.  We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of the Company coming to market at this time.

1.         Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness.  The similarities and differences in the Company’s and the Peer Group’s financial strengths are noted as follows:

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IV.3

▪                 Overall A/L Composition.  In comparison to the Peer Group, the Company’s interest-earning asset composition showed a higher concentration of loans and a correspondingly lower level of cash and investments.  The compositions of funding showed the Company maintaining a higher level of deposits and less reliance on wholesale funding.  Lending diversification into higher risk and higher yielding types of loans was more significant for Sound Financial, which resulted in a higher risk weighted assets-to-assets ratio for the Company.  In comparison to the Peer Group, the Company’s interest-earning asset composition provided for a higher yield earned on interest-earning assets, as well as a lower cost of funds, resulting in a higher yield-cost spread.  As a percent of assets, the Company maintained a higher level of interest-earning assets and a higher level of interest-bearing liabilities compared to the Peer Group’s ratios, which resulted in a lower IEA/IBL ratio for the Company.  After factoring in the impact of the net stock proceeds, the Company’s IEA/IBL ratio should exceed the Peer Group’s ratio.  On balance, RP Financial concluded that asset/liability composition was a positive factor in our adjustment for financial condition.

▪                 Credit Quality.  The Company’s ratio for non-performing assets was less favorable than the Peer Group median numbers, while non-performing loans were more favorable than the comparable Peer Group.  Loss reserves as a percent of non-performing loans for the Company was slightly higher than the Peer Group median, while loss reserves as a percent of loans were lower than the Peer Group.  Net loan charge-offs were a much larger factor for the Company.  As noted above, the Company’s risk weighted assets-to-assets ratio was higher than the Peer Group’s ratio.  Overall, RP Financial concluded that credit quality was a slightly negative factor in our adjustment for financial condition.

▪             Balance Sheet Liquidity.  Sound Financial maintained a lower level of cash and investment securities relative to the Peer Group (6.6% of assets versus 24.3% for the Peer Group) as a result of the Company’s larger investment in loans.  Following the infusion of stock proceeds, the Company’s cash and investments ratio is expected to increase as the proceeds retained at the holding company level will be initially deployed into investments.  The Company’s future borrowing capacity was considered to be more favorable than the Peer Group’s borrowing capacity, given the lower level of borrowings currently funding the Company’s assets.  Overall, RP Financial concluded that balance sheet liquidity was a slightly negative factor in our adjustment for financial condition.

▪             Funding Liabilities.  The Company’s interest-bearing funding composition reflected a higher concentration of deposits and lower concentration of borrowings relative to the comparable Peer Group ratios, which translated into a lower cost of funds for the Company.  Total interest-bearing liabilities as a percent of assets were higher for the Company compared to the Peer Group’s ratio, which was attributable to the Peer Group’s higher equity position.  Following the stock offering, the increase in the Company’s capital position will reduce the level of interest-bearing liabilities funding the Company’s assets.  Overall, RP Financial concluded that funding liabilities were a positive factor in our adjustment for financial condition.

▪                 Equity.  The Company currently operates with a lower equity-to-assets ratio than the Peer Group, which, following the stock offering, Sound Financial’s pro forma capital position will still remain below the Peer Group’s equity-to-assets ratio.  The Company’s lower pro forma capital position implies somewhat smaller leverage capacity, a higher dependence on interest-bearing liabilities to fund assets and a

RP® Financial, LC.	VALUATION ANALYSIS
IV.4

smaller capacity to absorb unanticipated losses.  At the same time, the Company’s significant capital surplus will make it difficult to achieve a competitive ROE.  On balance, RP Financial concluded that equity was a slightly negative factor in our adjustment for financial condition.

On balance, Sound Financial’s balance sheet strength was considered to be slightly less favorable than the Peer Group and, thus, a slight downward adjustment was applied for the Company’s financial condition.

2.         Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution’s earnings stream and the prospects and ability to generate future earnings heavily influence the multiple that the investment community will pay for earnings.  The major factors considered in the valuation are described below.

▪                 Reported Earnings.  The Company reported net income equal to 0.46% of average assets, versus net income equal to 0.47% of average assets for the Peer Group.  The Company’s return was attributable to a higher net interest income ratio and higher non-interest operating income.  Comparatively, the Peer Group maintained earnings advantages with respect to loan loss provisions, non-operating income, and the effective tax rate.  The Company and the Peer Group reported relatively similar operating expenses as a percent of average assets.  Reinvestment and leveraging of stock proceeds into interest-earning assets will serve to increase the Company’s earnings, with the benefit of reinvesting proceeds expected to be offset by implementation of additional stock benefit plans in connection with the second-step offering.  On balance, RP Financial concluded that the Company’s reported earnings were a neutral factor in our adjustment for profitability, growth and viability of earnings.

▪                 Core Earnings.  Net interest income, operating expenses, non-interest operating income and loan loss provisions were reviewed in assessing the relative strengths and weaknesses of the Company’s and the Peer Group’s core earnings.  Sound Financial operated with a higher net interest income ratio, a similar operating expense ratio and a higher level of non-interest operating income.  The Company’s higher and similar ratios for net interest income and operating expenses, respectively, translated into a higher expense coverage ratio in comparison to the Peer Group’s ratio (equal to 1.55x versus 1.08X for the Peer Group).  Similarly, the Company’s efficiency ratio of 54.7% was more favorable than the Peer Group’s efficiency ratio of 78.9%.  Loan loss provisions had a larger negative impact on the Company’s earnings, however.  These measures, as well as the expected earnings benefits the Company should realize from the redeployment of stock proceeds into interest-earning assets and leveraging of post-conversion equity base capital, which will be negated by expenses associated with the stock benefit plans, indicate that the Company’s pro forma core earnings will continue to be somewhat more favorable than the Peer Group.  Therefore, RP Financial concluded that this was a moderately positive factor in our adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.5

▪                 Interest Rate Risk.  Quarterly changes in the Company’s and the Peer Group’s net interest income to average assets ratios indicated that a greater degree of volatility was associated with the Company’s net interest margin.  Other measures of interest rate risk, such as equity and IEA/IBL ratios were more favorable for the Peer Group.  On a pro forma basis, the infusion of stock proceeds can be expected to provide the Company with equity-to-assets and IEA/IBL ratios that will likely remain below the Peer Group ratios, but still enhance the stability of the Company’s net interest margin through the reinvestment of stock proceeds into interest-earning assets.  On balance, RP Financial concluded that interest rate risk was a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

▪                 Credit Risk.  Loan loss provisions were a much larger factor in Sound Financial’s earnings (1.36% of average assets versus 0.43% of average assets for the Peer Group).  In terms of future exposure to credit quality related losses, the Company maintained a higher concentration of assets in loans and lending diversification into higher risk types of loans.  Credit quality measures for non-performing loans were more favorable for the Company, while loss reserves as a percent of loans were similar for both the Company and the Peer Group.  Overall, RP Financial concluded that credit risk was a neutral factor in our adjustment for profitability, growth and viability of earnings.

▪             Earnings Growth Potential.  Several factors were considered in assessing earnings growth potential.  First, Sound Financial maintained higher interest rate spreads, which would tend to provide for a higher net interest income ratio for the Company going forward based on the current prevailing interest rate environment.  However, the infusion of stock proceeds will provide the Company with slightly less growth potential through leverage than currently maintained by the Peer Group.  Third, the Company’s higher ratio of non-interest operating income and the similar operating expense ratio were viewed as respective advantages to sustain earnings growth during periods when net interest margins may come under pressure as the result of adverse changes in interest rates.  Overall, earnings growth potential was considered to be a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

▪                 Return on Equity.  Currently, the Company’s core ROE is more favorable than the Peer Group’s core ROE.  As the result of the increase in equity that will be realized from the infusion of net stock proceeds into the Company’s existing equity, the pro forma return on equity on a core earnings basis can be expected to be reduced somewhat.  However, the Company’s pro forma ROE is expected to remain above the Peer Group levels.  Accordingly, this was a moderately positive factor in the adjustment for profitability, growth and viability of earnings.

On balance, Sound Financial’s pro forma earnings strength was considered to be similar to the Peer Group and, thus, no valuation adjustment was applied for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.6

3.         Asset Growth

Sound Financial’s assets increased at an annual rate of 1.52% during the most recent 12 month period while the Peer Group’s assets decreased by a minimal 0.63% over the same time period.  The Company’s increase in assets was primarily the result of an increase in the liquidity position after cash and securities were decreased in 2010 in order to manage the size of the balance sheet to comply with regulatory agreements and concerns about the weak economy.  Four of the ten Peer Group companies reported increases in assets, with cash and investments primarily attributing to the asset growth.  For Sound Financial, loans slightly increased while cash and investments increased materially.  On a pro forma basis, Sound Financial’s tangible equity-to-assets ratio is expected to remain below the Peer Group’s tangible equity-to-assets ratio, however, indicating a somewhat smaller amount of additional leverage capacity for the Company.  On balance, we concluded that no valuation adjustment was warranted for asset growth.

4.         Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served.  Sound Financial’s primary market area for deposits is considered to be the immediate areas surrounding the Bank’s offices in the Seattle MSA and in the region surrounding Sequim, while lending activities extend over a somewhat greater geographical area inclusive of the Seattle MSA.  The markets served by the Company are somewhat more affluent than statewide averages, thereby fostering significant competition among financial services companies that includes other locally-based thrifts and banks, as well as regional and super regional banks.  The strength of the region’s economy hinges primarily on a diversified mix of high tech, government, manufacturing, and services industries.  In recent years, the economies in the Company’s operating markets have experienced a downturn similar to the rest of the nation, with increases in unemployment, home loan delinquencies, bankruptcies and other adverse reactions to the lower level of economic activity.  The region also experienced somewhat of a “bubble economy” in the areas of land development and construction.  However, the Pacific Northwest region typically lags the nation in terms of an economic cycle, and thus the expectations are that the Company’s market area will take longer to recover from the current economic downturn.  The demographic characteristics of the Company’s market areas have

RP® Financial, LC.	VALUATION ANALYSIS
IV.7

also fostered a highly competitive banking environment, in which the Company competes against other community banks as well as institutions with a regional or national presence.

The Peer Group companies operate in a mix of urban, suburban and rural markets, with all of the Peer Group members headquartered in counties with relatively small populations, as the Company’s headquarters county, King County has a larger population base than all of the Peer Group members.  Thus, the markets served by the Peer Group companies, on average, reflect lower population bases for potential customers.  In addition, King County recorded greater population growth from 2010 to 2011 that all but two of the Peer Group companies, who reported the same population growth, with such trends expected to continue through 2016.  King County also recorded higher per capita income compared to all of but one of the Peer Group members (who recorded the same per capita income as it was also headquartered in King County), with the King County per capita income well above the state of Washington average.

The average and median deposit market shares maintained by the Peer Group companies were well above the Company’s market share of deposits in King County, an indication of the larger size of the Company’s market area in terms of population and economic activity.  The degree of competition faced by the Peer Group companies was viewed to be similar to that faced by Sound Financial, while the growth potential in the markets served by the Peer Group companies was viewed to be somewhat less favorable.  Summary demographic and deposit market share data for the Company and the Peer Group companies is provided in Exhibit III-3.  As shown in Table 4.1, December 2011 unemployment rates for six of the markets served by the Peer Group companies were higher than the comparable unemployment rate for King County.  On balance, we concluded that a slight upward adjustment was appropriate for the Company’s market area.

RP® Financial, LC.	VALUATION ANALYSIS
IV.8

Table 4.1

Market Area Unemployment Rates

Sound Financial and the Peer Group Companies

	Headquarters	Dec. 2011
Company	County	Unempl. Rate

Sound Financial, Inc. - WA	King	7.2%

Peer Group Average		8.1%

Athens Bancshares, Inc. - TN	McMinn	10.0%
Eagle Bancorp Montanta - MT	Lewis and Clark	5.1%
First Fin NW, Inc of Renton - WA	King	7.2%
Jacksonville Bancorp Inc - IL	Morgan	9.0%
LSB Fin. Corp. of Lafayette - IN	Tippecanoe	7.5%
Louisiana Bancorp, Inc. - LA	Jefferson	6.0%
River Valley Bancorp - IN	Jefferson	8.8%
Timberland Bancorp, Inc. - WA	Gray’s Harbor	13.5%
Wayne Savings Bancshares - OH	Wayne	6.6%
Wolverine Bancorp, Inc. - MI	Midland	7.0%

Source: SNL Financial, LC.

5.         Dividends

The Company currently does not pay a dividend.  After the second-step conversion, future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

Five out of the ten Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 1.44% to 5.42%.  The average dividend yield on the stocks of the Peer Group institutions was 1.47% as of March 9, 2012, representing an average payout ratio of 24.58% of core earnings.  As of March 9, 2012, approximately 65% of all fully-converted publicly-traded thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.69%.  The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.

While the Company currently does not pay a dividend, it will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on pro forma capitalization and earnings.  However, the Company’s pro forma equity/assets ratio at the

RP® Financial, LC.	VALUATION ANALYSIS
IV.9

midpoint of the valuation range (10.81%) is notably lower than the Peer Group average (14.21%).  On balance, due to the lack of a current dividend as a second step conversion and the lower pro forma tangible equity/assets ratio, we concluded that a slight downward adjustment was warranted for this factor.

6.         Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets.  All ten of the Peer Group members trade on the NASDAQ.  Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock.  The market capitalization of the Peer Group companies ranged from $23.5 million to $137.1 million as of March 9, 2012, with average and median market values of $43.7 million and $34.5 million, respectively.  The shares issued and outstanding to the public shareholders of the Peer Group members ranged from 1.5 million to 18.8 million, with average and median shares outstanding of 4.6 million and 2.9 million, respectively.  The Company’s second-step stock offering is expected to provide for a pro forma market value that will be lower than the Peer Group’s median market capitalization, and a number of shares outstanding lower than the Peer Group’s average and median shares outstanding.  The Company’s stock is expected to be listed on the NASDAQ, similar to the Peer Group companies.  Based on these factors, we concluded that a slight downward adjustment was necessary for this factor.

7.         Marketing of the Issue

We believe that four separate markets exist for thrift stocks, including those coming to market such as Sound Financial’s:  (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors, but on a pro forma basis without the benefit of prior operations as a fully-converted publicly-held company and stock trading history; (C) the acquisition market for thrift franchises in Washington; and (D) the market for the public stock of Sound Financial.  All of these markets were considered in the valuation of the Company’s to-be-issued stock.

RP® Financial, LC.	VALUATION ANALYSIS
IV.10

A.         The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations.  Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts.  In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general.  Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks.  Exhibit IV-3 displays historical stock price indices for thrifts only.

In terms of assessing general stock market conditions, the performance of the overall stock market has been mixed in recent quarters.  The rally in the broader stock market continued at the start of the third quarter of 2011, as the Dow Jones Industrial Average (“DJIA”) approached a new high for 2011 amid indications the U.S. economy may be regaining momentum following a surprising jump in June manufacturing activity.  Stocks reversed course following the disappointing employment report for June, which raised fresh doubts about the strength of the U.S. economy.  Deepening concerns about the euro-zone debt crisis and the fiscal and economic woes of the U.S. further depressed stocks heading into mid-July.  Volatility was evident in the broader stock market heading into the second half of July, as investors weighed generally favorable second earnings reports against threatened debt defaults in the U.S. and Europe.  Stocks closed out July posting their biggest weekly drop in over a year on continuing debt-ceiling worries.  Signs of a weakening global economy accelerated the sell-off in the broader stock market at the beginning of August.  The downgrade of the U.S.’s credit rating sparked a global selloff on August 8th, pushing the DJIA to its sharpest one-day decline since the financial crisis in 2008.  Stocks rebounded the following day on hopes that the Federal Reserve would take some action to avert a meltdown in the financial markets.  Significant volatility continued to prevail in the stock market throughout the week, with the DJIA swinging higher or lower by over 400 points for four consecutive trading days.  Stocks concluded the volatile week closing higher, which was supported by a favorable report for July retail sales.  Volatility continued to prevail in the broader stock market through the second half of August 2011, reflecting uncertainty related to the European debt crisis, the U.S. economy and the possibility of the Federal Reserve taking further action to help boost the economy.  A dismal employment report for August pulled stocks lower in early-September, as no jobs were added in August and the unemployment rate remained at 9.1%.  Stocks rallied on news of a shakeup in Bank of America’s top management, which was followed by a sharp downturn attributed to rising

RP® Financial, LC.	VALUATION ANALYSIS
IV.11

fears about Europe’s debt crisis following the resignation of the top German official at the European Central Bank.  Doubts about President Obama’s stimulus proposal to revive the U.S. economy factored into the negative investor sentiment as well.  Stocks rebounded in mid-September, as an agreement for central banks to provide liquidity to the European banking system boosted investor confidence.  Following the Federal Reserve’s gloomy assessment of the economy at the conclusion of its two-day meeting, stocks tumbled heading into the end of the third quarter.  Bank stocks were particularly weak, based on concerns that the Federal Reserve’s plans to reduce long-term yields would result in tighter spreads for financial institutions.  Market volatility was particularly evident at the close of the third quarter, reflecting investor uncertainty about the European-sovereign debt crisis, a U.S. economy showing signs of falling back into a recession and signs that China’s economy was slowing down.  Overall, the DJIA was down 12% in the third quarter, which was its largest percentage decline since the first quarter of 2009.

At the start of the fourth quarter of 2011, day-to-day fluctuations in the broader stock market continued to be dominated by news regarding Europe’s sovereign-debt problems.  The S&P 500-stock index briefly moved into bear-market territory on fears of a European debt default, which was followed by a strong rebound after the leaders of France and Germany promised to strengthen European banks.  A positive report on September U.S retail sales and more signs of progress in Europe’s sovereign-debt crisis helped to push the DJIA into positive territory in mid-October.  Mixed third quarter earnings reports and ongoing euro-zone concerns provided for more volatility in the broader stock market through the end of October.  Overall, the DJIA was up 9.5% for October, which was its best one-month performance in nine years.  The broader stock market continued to perform unevenly throughout November, as investors reacted to ongoing developments concerning Europe’s sovereign debt and mixed economic data.  Notably, the DJIA turned in its worst Thanksgiving week performance since the market began observing the holiday, as Europe’s debt problems and lackluster economic data weighed on the broader stock market.  Comparatively, stocks rallied strongly to close out November and into early-December, which was supported by news that major central banks agreed to act together to make it less costly for European banks to borrow U.S. dollars and a better-than-expected U.S. employment report for November.  Stocks traded unevenly heading into mid-December, as investors reacted to the latest developments concerning Europe’s ability to tackle its debt crisis.  Encouraging news coming out of Europe and some reports showing a pick-up in U.S. economic activity supported a positive trend in the broader stock market to close out 2011.

RP® Financial, LC.	VALUATION ANALYSIS
IV.12

For all of 2011, the DJIA ended 2011 with a gain of 5.5% and the NASDAQ Composite was down 1.8% for the year.  Over the course of 2011, the S&P 500 had been up as much as 8.4% in late-April and down nearly 13% in early-October.  For all of 2011, the S&P 500 was essentially unchanged.

More signs of an improving U.S. economy sustained a generally positive trend in the broader stock market at the start of 2012.  Major stock indexes moved to six-month highs in mid-January, as investors responded to encouraging jobs data and solid fourth quarter earnings posted by some large banks.  Disappointing economic data, including weaker than expected new home sales in December and fourth quarter GDP growth falling short of expectations, contributed to the DJIA posting its first weekly loss of 2012 in late-January.  Notwithstanding the downward trend in late-January, gains in the major stock indexes for January were the largest in fifteen years.  A strong jobs report for January helped stocks regain some traction in early-February, with the DJIA moving to its highest close since May 2008.  The DJIA posted its sharpest one day decline for 2012 heading into mid-February, which was attributable to renewed fears of a Greek default and disappointing readings on the U.S. economy.  Signs of an accelerating U.S. economic recovery and indications of progress toward an agreement on a bailout for Greece propelled the DJIA to a 52-week high in mid-February.  In late-February, the DJIA closed above 13000 for the first time since the financial crisis and February marked the fifth straight month that the DJIA closed higher.  Stocks faltered in early-March on worries about Greece and slower global economic growth, which was followed by a rebound going into mid-March.  Some favorable economic reports, including solid job growth reflected in the February employment data, Greece moving closer to completing its debt restructuring and most of the largest U.S. banks passing the latest round of “stress tests” contributed to the rally that pushed the broader stock market to multi-year highs in mid-March.  On March 9, 2012, the DJIA closed at 12922.02, an increase of 5.8% from one year ago and an increase of 5.8% year-to-date, and the NASDAQ closed at 2988.34, an increase of 8.1% from one year ago and an increase of 14.7% year-to-date.  The Standard & Poor’s 500 Index closed at 1370.87 on March 9, 2012, an increase of 3.7% from one year ago and an increase of 9.0% year-to-date.

The market for thrift stocks has been somewhat volatile as well in recent quarters, but in general underperformed the broader stock market.  The thrift sector paralleled trends in the boarder stock market at start of the third quarter of 2011, initially rallying on upbeat economic data showing an unexpected increase in June manufacturing activity followed by a pullback on the disappointing employment for June.  Second quarter earnings reports for thrifts

RP® Financial, LC.	VALUATION ANALYSIS
IV.13

were generally better compared to the year ago period, which along with U.S. debt worries, provided for a narrow trading range for thrift stocks through mid-July.  Thrift stocks followed the broader market lower in-late July, which was largely related to the ongoing debt stalemate in Washington.  Financial stocks plunged following the downgrade of the U.S.’s credit rating, as fears about the health of the U.S. banking system returned to the market.  The volatility that prevailed in the broader stock market during the week that followed the downgrade of U.S. debt was particularly evident in the financial sector, with thrift stocks underperforming the broader stock market.  Notably, thrift stocks diverged from the broader stock market at the end of the week, as a weak reading for consumer sentiment pressured thrift stocks lower.  Consistent with the broader stock market, thrift stocks traded unevenly during the second half of August.   Following a late-August rebound, the weak employment numbers for August pushed thrift stocks lower in early-September.  Financial stocks led a one-day rally in the broader stock market on news of Bank of America’s changes to top management, which was followed by a selloff heading into mid-September on worries about the U.S. economy and the debt crisis in Europe.  Financial stocks were among the primary beneficiaries of a more optimistic outlook for the debt crisis in Europe, as bank and thrift stocks experienced a week-long rally in mid-September.  Comparatively, financial stocks led the market sharply lower going into final weeks of the third quarter, as investors responded to the Federal Reserve’s announcement of “Operation Twist”, a program intended to put downward pressure on longer-term interest rates and, thereby, increase an institution’s exposure to net interest margin compression.

Bank and thrift stocks led a sharp market downturn to start out the fourth quarter of 2011, as investors were unsettled when Greece’s government indicated that it would miss its deficit target in 2011.  Indications that European policymakers were moving forward with plans to stabilize Europe’s banks and resolve Europe’s debt crisis pushed bank and thrift stocks and the broader market higher heading into mid-October.  Thrift stocks underperformed the broader stock market in mid-October, as third quarter earnings reports for some of the nation’s largest banks showed decreases in revenues.  Shares of financial stocks rallied in late-October, as European leaders hashed out an eleventh hour agreement to address the fallout from Greece’s debt woes.  Volatility prevailed in bank and thrift stocks through most of November, which was largely tied to changes in sentiment over resolution of Europe’s sovereign debt problems.  Thrift stocks traded lower along with the broader stock market Thanksgiving week and more than recovered those losses the following week, as financial shares were the strongest gainers on news about a coordinated plan by major central banks to cut short-term borrowings rates and

RP® Financial, LC.	VALUATION ANALYSIS
IV.14

U.S. employment growth picked up speed in November.  Thrift stocks were largely trendless heading into mid-December, as investors reacted to generally positive economic data and the conclusion of the European summit.  A strong report on housing starts in November and Spain’s second successful debt auction boosted financials along with the broader stock market in late-December.  Thrift stocks closed out 2011 generally trending higher, as financials benefitted from economic reports showing a brightening picture for the U.S. economy.  For 2011 overall, the SNL Index for all publicly-traded thrifts showed a decline of 18.7%.

Some more encouraging news on the economy helped to sustain the advance in thrift stocks at the beginning of 2012.  Bank and thrift stocks did not keep pace with the broader stock market heading into the second half of January, as financials traded in a narrow range on mixed fourth quarter earnings reports coming out of the sector.  Financial stocks led the broader market lower in late-January, as investors focused on the standoff between Greece and its creditors and Goldman Sachs cut its rating on Bank of America.  The better-than-expected employment report for January boosted thrift stocks in early-February, which was followed by a slight pullback on some profit taking and renewed concerns about the Greek bailout.  Bank and thrift stocks advanced in mid-February on increased optimism that Greece was close to getting approval of its bailout package.  Financials traded in a fairly narrow range into late-February and then retreated along with the broader stock market in late-February and early-March, based on concerns related to the global economy.  Generally favorable results from the Federal Reserve’s latest round of “stress test” triggered a broad based rally for bank and thrift stocks in mid-March.  On March 9, 2012, the SNL Index for all publicly-traded thrifts closed at 508.74, a decrease of 13.1% from one year ago and an increase of 5.7% year-to-date.

B.         The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Company’s pro forma market value.  The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:  (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials.  The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”)

RP® Financial, LC.	VALUATION ANALYSIS
IV.15

ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value.  Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, two standard conversions and one second-step conversion have been completed during the past three months.  The second-step conversion offering is considered to be more relevant for Sound Financial’s pro forma pricing.  The closing pro forma price/tangible book ratio of the second-step conversion offering equaled 65.6%.  Furthermore, the single recent second-step conversion offering reflected price appreciation of 2.6% after the first week of trading and 3.5% after the first month of trading.  As of March 9, 2012, the recent second-step conversion offering reflected a 4.8% increase in price.

Shown in Table 4.3 are the current pricing ratios for the two fully-converted offerings completed during the past three months that trade on NASDAQ or an Exchange.  The current P/TB ratio of the fully-converted recent conversions equaled 71.03%, based on closing stock prices as of March 9, 2012.

C.        The Acquisition Market

Also considered in the valuation was the potential impact on Sound Financial’s stock price of recently completed and pending acquisitions of other thrift institutions operating in Washington.  As shown in Exhibit IV-4, there were five Washington thrift acquisitions completed from the beginning of 2000 through March 9, 2012.  The recent acquisition activity involving Washington savings institutions may imply a certain degree of acquisition speculation for the Company’s stock.  To the extent that acquisition speculation may impact the Company’s offering, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Company’s market and, thus, are subject to the same type of acquisition speculation that may influence Sound Financial’s stock.  However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Sound Financial’s stock would tend to be less compared to the stocks of the Peer Group companies.

RP® Financial, LC.	VALUATION ANALYSIS
IV.16

Table 4.2

Pricing Characteristics and After-Market Trends

Recent Conversions Completed in Last 3 Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases					Pro Forma Data							Post-IPO Pricing Trends
			Financial Info.		Asset Quality						Char. Found.		% Off Incl. Fdn.+Merger Shares					Pricing Ratios(3)(6)			Financial Charac.				Closing Price:
							Excluding Foundation					% of	Benefit Plans				Initial								First		After		After
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&	Div.		Core		Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Excl. Fdn.	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E	P/A	ROA	TE/A	ROE	Price	Day	Chge	Week(4)	Chge	Month(5)	Chge	3/9/12	Chge
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(2)	(%)	(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Standard Conversions
Wellesley Bancorp, Inc. - MA(1)	1/26/12	WEBK-NASDAQ	$ 274	8.07%	1.00%	118%	$ 22.5	100%	94%	5.5%	C/S	$225K/6.5%	8.0%	4.0%	10.0%	11.1%	0.00%	58.7%	12.8x	8.2%	0.6%	14.0%	4.6%	$10.00	$12.00	20.0%	$12.10	21.0%	$12.29	22.9%	$12.50	25.0%
West Indiana Bancshares, Inc. - IN*(1)	1/11/12	WEIN-OTC-BB	$ 225	7.94%	1.46%	76%	$ 13.6	100%	85%	9.2%	C/S	$125K/2.7%	8.0%	4.0%	10.0%	5.2%	0.00%	48.9%	105.3x	5.9%	0.1%	12.1%	0.5%	$10.00	$11.26	12.6%	$11.15	11.5%	$12.00	20.0%	$11.60	16.0%

		Averages - Standard Conversions:	$ 250	8.01%	1.23%	97%	$ 18.1	100%	89%	7.3%	N.A.	N.A.	8.0%	4.0%	10.0%	8.2%	0.00%	53.8%	59.0x	7.1%	0.4%	13.1%	2.5%	$10.00	$11.63	16.3%	$11.63	16.3%	$12.15	21.5%	$12.05	20.5%
		Medians - Standard Conversions:	$ 250	8.01%	1.23%	97%	$ 18.1	100%	89%	7.3%	N.A.	N.A.	8.0%	4.0%	10.0%	8.2%	0.00%	53.8%	59.0x	7.1%	0.4%	13.1%	2.5%	$10.00	$11.63	16.3%	$11.63	16.3%	$12.15	21.5%	$12.05	20.5%

Second Step Conversions
Cheviot Financial Corp., - OH*	1/18/12	CHEV-NASDAQ	$ 601	12.02%	2.74%	27%	$ 37.4	62%	121%	6.7%	N.A.	N.A.	4.0%	4.0%	10.0%	1.9%	0.00%	65.6%	23.74	9.6%	0.4%	14.9%	2.5%	$8.00	$8.25	3.1%	$8.21	2.6%	$8.28	3.5%	$8.38	4.8%

		Averages - Second Step Conversions:	$ 601	12.02%	2.74%	27%	$ 37.4	62%	121%	6.7%	N.A.	N.A.	4.0%	4.0%	10.0%	1.9%	0.00%	65.6%	23.7x	9.6%	0.4%	14.9%	2.5%	$8.00	$8.25	3.1%	$8.21	2.6%	$8.28	3.5%	$8.38	4.8%
		Medians - Second Step Conversions:	$ 601	12.02%	2.74%	27%	$ 37.4	62%	121%	6.7%	N.A.	N.A.	4.0%	4.0%	10.0%	1.9%	0.00%	65.6%	23.7x	9.6%	0.4%	14.9%	2.5%	$8.00	$8.25	3.1%	$8.21	2.6%	$8.28	3.5%	$8.38	4.8%

		Averages - All Conversions:	$ 425	10.01%	1.99%	62%	$ 27.7	81%	105%	7.0%	N.A.	N.A.	6.0%	4.0%	10.0%	5.0%	0.00%	59.7%	41.4x	8.3%	0.4%	14.0%	2.5%	$9.00	$9.94	9.7%	$9.92	9.4%	$10.21	12.5%	$10.22	12.6%
		Medians - All Conversions:	$ 425	10.01%	1.99%	62%	$ 27.7	81%	105%	7.0%	N.A.	N.A.	6.0%	4.0%	10.0%	5.0%	0.00%	59.7%	41.4x	8.3%	0.4%	14.0%	2.5%	$9.00	$9.94	9.7%	$9.92	9.4%	$10.21	12.5%	$10.22	12.6%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.
(1) Non-OTS regulated thrift.				(5) Latest price if offering is more than one week but less than one month old.									(9) Former credit union.
(2) As a percent of MHC offering for MHC transactions.				(6) Mutual holding company pro forma data on full conversion basis.
(3) Does not take into account the adoption of SOP 93-6.				(7) Simultaneously completed acquisition of another financial institution.
(4) Latest price if offering is less than one week old.				(8) Simultaneously converted to a commercial bank charter.																											March 9, 2012

RP® Financial, LC.	VALUATION ANALYSIS
IV.17

Table 4.3

Market Pricing Comparatives

Prices As of March 9, 2012

	Market		Per Share Data
	Capitalization		Core	Book						Dividends(4)			Financial Characteristics(6)
	Price/	Market	12 Month	Value/	Pricing Ratios(3)					Amount/		Payout	Total	Equity/	Tang Eq/	NPAs/	Reported		Core
Financial Institution	Share(1)	Value	EPS(2)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
	($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies	$11.45	$274.84	$0.15	$13.84	19.47x	83.66%	10.56%	90.38%	19.79x	$0.22	1.80%	26.26%	$2,577	12.03%	11.38%	3.43%	0.22%	1.52%	0.13%	0.50%
Converted Last 3 Months (no MHC)	$10.44	$46.88	$0.56	$15.37	20.34x	67.27%	10.17%	71.03%	20.34x	$0.16	1.91%	NM	$463	11.83%	11.05%	2.63%	0.53%	4.40%	0.52%	4.40%

Converted Last Three Months

CHEV	Cheviot Financial Corp. of OH	$8.38	$63.66	$0.34	$13.70	24.65x	61.17%	10.07%	68.69%	24.65x	$0.32	3.82%	NM	$632	9.67%	8.11%	3.86%	0.41%	4.22%	0.41%	4.22%
WEBK	Wellesley Bancorp, Inc. of MA	$12.50	$30.09	$0.78	$17.04	16.03x	73.36%	10.26%	73.36%	16.03x	$0.00	0.00%	NM	$293	13.99%	13.99%	1.40%	0.64%	4.58%	0.64%	4.58%

(1)  Average of High/Low or Bid/Ask price per share.

(2)  EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis.

(3)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.

(4)  Indicated 12 month dividend, based on last quarterly dividend declared.

(5)  Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.

(6)  ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(7)  Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:     SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.18

D.        Trading in Sound Financial’s Stock

Since Sound Financial’s minority stock currently trades under the symbol “SNFL” on the OTC Bulletin Board, RP Financial also considered the recent trading activity in the valuation analysis.  Sound Financial had a total of 2,949,045 shares issued and outstanding at March 9, 2012, of which 1,327,610 or 45.0% of shares were held by public shareholders and traded as public securities.  The Company’s stock, which is not actively traded, showed a 52 week trading range of $6.25 to $7.90 per share through March 9, 2012.  The Company’s stock closed at $7.89 per share on March 9, 2012, implying a market value of $23.3 million.

There are significant differences between the Company’s minority stock (currently being traded) and the conversion stock that will be issued by the Company.  Such differences include different liquidity characteristics, a different return on equity for the conversion stock, the stock is currently traded based on speculation of a range of exchange ratios and dividend payments, if any, will be made on all shares outstanding.  Since the pro forma impact has not been publicly disseminated to date, it is appropriate to discount the current trading level.  As the pro forma impact is made known publicly, the trading level will become more informative.

*  *  *  *  *  *  *  *  *  *  *

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for second-step conversions, the acquisition market and recent trading activity in the Company’s minority stock.  Taking these factors and trends into account, RP Financial concluded that a slight downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.         Management

Sound Financial’s management team appears to have experience and expertise in all of the key areas of the Company’s operations.  Exhibit IV-5 provides summary resumes of Sound Financial’s Board of Directors and senior management.  The Board has been effective in implementing an operating strategy that can be well managed by the Company’s present organizational structure.  Sound Financial currently does not have any executive management positions that are vacant.

RP® Financial, LC.	VALUATION ANALYSIS
IV.19

Similarly, the returns, equity positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies.  Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.         Effect of Government Regulation and Regulatory Reform

In summary, as a fully-converted OCC regulated institution, Sound Financial will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions.  Exhibit IV-6 reflects the Company’s pro forma regulatory capital ratios.  On balance, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Company pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Table 4.4

Valuation Adjustments

Sound Financial, Inc. and the Peer Group Companies

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	Slight Downward
Profitability, Growth and Viability of Earnings	No Adjustment
Asset Growth	No Adjustment
Primary Market Area	Slight Upward
Dividends	Slight Downward
Liquidity of the Shares	SlightDownward
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

Valuation Approaches

In applying the accepted valuation methodology promulgated by OCC and utilized by the FRB, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Company’s to-be-issued stock -- price/earnings (“P/E”), price/book (“P/B”), and

RP® Financial, LC.	VALUATION ANALYSIS
IV.20

price/assets (“P/A”) approaches -- all performed on a pro forma basis including the effects of the stock proceeds.  In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Company’s prospectus for reinvestment rate, effective tax rate, stock benefit plan assumptions and expenses (summarized in Exhibits IV-7 and IV-8).

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and recent conversion offerings.

RP Financial’s valuation placed an emphasis on the following:

•                  P/B Approach.  In practice, investors also focus on the price/tangible book value ratio.  The P/TB ratio has been considered a benchmark of trading value due to volatility of industry earnings, particularly as earnings of a newly converted company do not reflect full reinvestment benefits of proceeds, and that earnings involve assumptions regarding the use of proceeds.  The P/TB ratio is significantly impacted by the offering proceeds in the numerator and denominator, the pro forma P/TB is typically discounted from the market average.  RP Financial considered the P/B approach to be a valuable indicator of pro forma value taking into account the pricing ratios under the P/E and P/A approaches.

•                  P/E Approach.  The P/E approach is historically the preferred valuation approach (consistent with valuation guidelines).  New conversions often trade with higher P/E ratios reflecting market expectations that earnings will grow with reinvestment and leveraging of new capital.

•                  P/A Approach.  P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings.  Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio.  At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when ROE is expected to be low.

•                  Trading of SNFL stock.  Converting institutions generally do not have stock outstanding.  Sound Financial, however, has public shares outstanding due to the mutual holding company form of ownership.  Since Sound Financial’s stock is currently quoted on the OTC Bulletin Board, it is an indicator of investor interest in the Company’s conversion stock and therefore received some weight in our valuation.  Based on the March 9, 2012 closing stock price of $7.89 per share and the 2,949,045 shares of Sound Financial stock outstanding, the Company’s implied market value of $23.3 million was considered in the valuation process.  However, since the conversion stock will have different characteristics than the minority shares, and since pro forma information has not been publicly disseminated to date, the

RP® Financial, LC.	VALUATION ANALYSIS
IV.21

current trading price of Sound Financial’s stock was somewhat discounted herein but will become more important towards the closing of the offering.

The Company has adopted Statement of Position (“SOP”) 93-6, which causes earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares.  For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted.  However, we did consider the impact of SOP 93-6 in the valuation.

In preparing the pro forma pricing analysis, we have taken into account the pro forma impact of the MHC net assets that will be consolidated with the Company, which will not make an impact on equity, as there are no MHC net assets.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that as of March 9, 2012, the aggregate pro forma market value of Sound Financial’s conversion stock equaled $23,644,230 at the midpoint, equal to 2,364,423 shares at $10.00 per share.  The $10.00 per share price was determined by the Sound Financial Board.  The midpoint and resulting valuation range is based on the sale of a 55.0% ownership interest to the public, which provides for a $13,000,000 public offering at the midpoint value.

1.         Price-to-Earnings (“P/E”).  The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base.  In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds.  The Company’s reported earnings equaled $1.551 million for fiscal 2011.  Sound Financial reported non-recurring expense in the form of the sale and OTTI charges on investments, expenses and losses on the disposition of OREO, and a loss on the sale of assets in an amount totaling $1.603 million.  Importantly, the losses and expenses on OREO increased significantly due to higher legal and collection costs in addition to higher losses on the disposition of OREO and other repossessed assets in 2011 compared to 2010.  Based on the current balances of OREO, the Company expects such OREO expenses and losses to decline to a more normalized level in 2012.  We have taken this item into account in our valuation analysis and therefore, have considered a more normalized OREO expense as indicated by management,

RP® Financial, LC.	VALUATION ANALYSIS
IV.22

which reduces the 2011 OREO losses to $660,000.  Considering this change, we have utilized a core earnings base of $2.145 million for valuation purposes, as detailed in Table 4.5 below.  See Exhibit IV-9 for the adjustments to the Peer Group’s earnings in the calculation of core earnings.

Table 4.5

Derivation of Core Earnings

Sound Financial, Inc.

Amount
($000)

Net Income, LTM ended 12/31/2011	$1,551
Addback: Loss on Sale/OTTI Charge on Investments	129
Addback: Loss on Sale of Assets	80
Addback: Excess OREO Expense (1)	734
Less: Tax Impact (2)	(349)
Core earnings estimate	$2,145

(1)  Reflects management’s estimate of excess OREO expense incurred in 2011.

(2)  Tax effected at 37.0%.

Based on the Company’s reported and estimated core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma reported and core P/E multiples at the $23.6 million midpoint value equaled 16.92 times and 11.87 times, which provided for a discount of 16.4% and a discount of 45.5% relative to the Peer Group’s average reported and core P/E multiples of 20.23 times and 21.76 times, respectively (see Table 4.6).  In comparison to the Peer Group’s median reported and core earnings multiples which equaled 20.98 times and 24.01 times, respectively, the Company’s pro forma reported and core P/E multiples at the midpoint value indicated a discount of 19.4% and a discount of 50.6%, respectively.  At the top of the super range, the Company’s reported and core P/E multiples equaled 23.16 times and 16.09 times.  In comparison to the Peer Group’s average reported and core P/E multiples, the Company’s P/E multiples at the top of the super range reflected a premium of 14.5% and a discount of 26.1%, respectively.  In comparison to the Peer Group’s median reported and core P/E multiples, the Company’s P/E multiples at the top of the super range reflected a premium of 10.4% and a discount of 33.0%, respectively.

RP® Financial, LC.	VALUATION ANALYSIS
IV.23

Table 4.6

Public Market Pricing

Sound Financial Bancorp, Inc. of WA and the Comparables

As of March 9, 2012

		Market		Per Share Data
		Capitalization		Core	Book						Dividends(4)			Financial Characteristics(6)									2nd Step
		Price/	Market	12 Month	Value/	Pricing Ratios(3)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Exchange	Offering
		Share(1)	Value	EPS(2)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE	Ratio	Amount
		($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)		($Mil)

Sound Financial Bancorp, Inc.
Superrange		$ 10.00	$31.27	$0.62	$13.51	23.16x	74.02%	8.85%	75.59%	16.09x	$0.00	0.00%	0.00%	$353	11.96%	11.71%	3.85%	0.38%	3.20%	0.55%	4.60%	1.06033	$ 17.19
Maximum		$ 10.00	$27.19	$0.72	14.84	19.77x	67.39%	7.74%	68.87%	13.81x	$0.00	0.00%	0.00%	351	11.48%	11.23%	3.87%	0.39%	3.41%	0.56%	4.88%	0.92202	$ 14.95
Midpoint		$ 10.00	$23.64	$0.84	16.35	16.92x	61.16%	6.76%	62.58%	11.87x	$0.00	0.00%	0.00%	350	11.06%	10.81%	3.89%	0.40%	3.61%	0.57%	5.15%	0.80176	$ 13.00
Minimum		$ 10.00	$20.10	$1.00	18.42	14.16x	54.29%	5.77%	55.62%	9.98x	$0.00	0.00%	0.00%	348	10.64%	10.39%	3.91%	0.41%	3.83%	0.58%	5.44%	0.68150	$ 11.05

All Non-MHC Public Companies(7)
Averages		$11.96	$306.23	$0.13	$14.92	18.66x	79.21%	9.78%	85.67%	19.37x	$0.23	1.75%	26.85%	$2,717	11.77%	11.16%	3.40%	0.19%	1.16%	0.09%	0.10%
Medians		$12.01	$66.79	$0.33	$14.18	16.81x	76.84%	9.38%	79.82%	17.55x	$0.18	1.33%	0.00%	$926	11.59%	10.80%	2.47%	0.44%	3.41%	0.34%	2.73%

All Non-MHC State of WA(7)
Averages		$11.03	$344.87	($0.78)	$18.52	23.78x	60.84%	7.48%	67.46%	16.66x	$0.05	0.33%	15.53%	$3,071	10.87%	10.01%	9.38%	-0.44%	-4.71%	-0.49%	-5.08%
Medians		$8.27	$61.30	($0.39)	$13.93	23.78x	55.49%	5.36%	65.66%	16.66x	$0.00	0.00%	0.00%	$961	10.98%	10.15%	9.49%	-0.10%	-0.08%	-0.14%	-0.89%

Comparable Group Averages
Averages		$12.19	$43.74	$0.50	$17.18	20.23x	70.38%	9.98%	71.68%	21.76x	$0.19	1.47%	24.58%	$450	14.41%	14.21%	4.20%	0.50%	3.86%	0.37%	2.75%
Medians		$14.38	$34.46	$0.53	$17.91	20.98x	71.56%	10.51%	74.09%	24.01x	$0.10	0.72%	0.00%	$348	14.66%	14.27%	3.84%	0.47%	3.71%	0.27%	2.51%

Peer Group
AFCB	Athens Bancshares, Inc. of TN	$13.85	$37.78	$0.65	$18.42	20.98x	75.19%	13.32%	75.77%	21.31x	$0.20	1.44%	30..30%	$284	17.72%	17.61%	1.66%	0.64%	3.59%	0.63%	3.54%
EBMT	Eagle Bancorp Montana of MT	$9.95	$38.60	$0.23	$13.71	21.17x	72.57%	11.63%	72.57%	NM	$0.29	2.91%	61.70%	$332	16.02%	16.02%	1.69%	0.55%	3.44%	0.27%	1.68%
FFNW	First Fin NW, Inc. of Renton WA	$7.29	$137.09	$0.15	$9.64	31.70x	75.62%	12.94%	75.62%	NM	$0.00	0.00%	0.00%	$1,059	17.11%	17.11%	10.95%	0.38%	2.43%	0.25%	1.58%
JXSB	Jacksonville Bancorp, Inc. of IL	$14.90	$28.77	$1.51	$21.12	8.87x	70.55%	9.38%	75.60%	9.87x	$0.30	2.01%	17.86%	$307	13.30%	12.52%	1.40%	1.06%	8.60%	0.96%	7.73%
LSBI	LSB Financial Corp. of Lafayette IN	$16.51	$25.67	$0.61	$23.69	14.74x	69.69%	7.06%	69.69%	27.07x	$0.00	0.00%	0.00%	$364	10.12%	10.12%	4.50%	0.47%	4.85%	0.26%	2.64%
LABC	Louisiana Bancorp, Inc. of LA	$15.76	$51.33	$0.59	$17.40	22.51x	90.57%	16.25%	90.57%	26.71x	$0.00	0.00%	0.00%	$316	17.94%	17.94%	0.40%	0.71%	3.82%	0.60%	3.22%
RIVR	River Valley Bacnorp of IN	$15.50	$23.47	$0.51	$18.56	12.92x	83.51%	5.84%	83.74%	30.39x	$0.84	5.42%	70.00%	$402	8.23%	8.22%	5.13%	0.46%	5.60%	0.20%	2..38%
TSBK	Timberland Bancorp, Inc. of WA	$4.42	$31.14	($0.11)	$10.12	NM	43.68%	4.23%	47.68%	NM	$0.00	0.00%	NM	$736	11.87%	11.14%	8.04%	-0.01%	-0.08%	-0.11%	-0.89%
WAYN	Wayne Savings Bancshares of OH	$8.37	$25.14	$0.55	$13.22	14.43x	63.31%	6.13%	66.53%	15.22x	$0.24	2.87%	41.38%	$410	9.68%	9.26%	3.17%	0.43%	4.45%	0.40%	4.22%
WBKC	Wolverine Bancorp, Inc. of MI	$15.30	$38.37	$0.33	$25.91	34.77x	59.05%	13.07%	59.05%	NM	$0.00	0.00%	0.00%	$294	22.13%	22.13%	5.10%	0.36%	1.84%	0.27%	1.38%

(1)  Average of High/Low or Bid/Ask price per share.

(2)  EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis, and is shown on a pro forma basis where appropriate.

(3)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.

(4)  Indicated 12 month dividend, based on last quarterly dividend declared.

(5)  Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.

(6)  ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(7)  Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:    Corporate reports, offering circulars, and RP Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.24

2.         Price-to-Book (“P/B”). The application of the P/B valuation method requires calculating the Company’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to the Company’s pro forma book value.  Based on the $23.6 million midpoint valuation, the Company’s pro forma P/B and P/TB ratios equaled 61.16% and 62.58%.  In comparison to the average P/B and P/TB ratios for the Peer Group of 70.38% and 71.68%, the Company’s ratio reflected a discount of 13.1% on a P/B basis and a discount of 12.7% on a P/TB basis.  In comparison to the Peer Group’s median P/B and P/TB ratios of 71.56% and 74.09%, respectively, the Company’s pro forma P/B and P/TB ratios at the midpoint value reflected discounts of 14.5% and 15.5%, respectively.  At the top of the super range, the Company’s P/B and P/TB ratios equaled 74.02% and 75.59%.  In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected premiums of 5.2% and 5.5%, respectively.  In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected premiums of 3.4% and 2.0%, respectively.  RP Financial considered the discounts under the P/B approach to be reasonable, particularly in light of the ratios reflected in the Company’s pro forma core P/E multiples.

3.         Price-to-Assets (“P/A”).  The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases.  In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein.  At the $23.6 million midpoint of the valuation range, the Company’s value equaled 6.76% of pro forma assets.  Comparatively, the Peer Group companies exhibited an average P/A ratio of 9.98%, which implies a discount of 32.3% has been applied to the Company’s pro forma P/A ratio.  In comparison to the Peer Group’s median P/A ratio of 10.51%, the Company’s pro forma P/A ratio at the midpoint value reflects a discount of 35.7%.

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value.  Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals).  As discussed previously,

RP® Financial, LC.	VALUATION ANALYSIS
IV.25

one second-step conversion has been completed within the past three months and closed at a pro forma price/tangible book ratio of 65.6% (see Table 4.2) and 2.6% above its offering price after the first week of trading and 3.5% after the first month of trading.  In comparison, the Company’s pro forma price/tangible book ratio at the appraised midpoint value reflects a discount of 4.6%.  The current P/TB ratio of the recent second-step conversion based on closing stock prices as of March 9, 2012, equaled 68.69%.  In comparison to the current P/TB ratio of the recent second-step conversion, the Company’s P/TB ratio at the midpoint value reflects an implied discount of 8.9% and at the top of the super range the Company’s P/TB ratio reflects an implied premium of 10.1%.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of March 9, 2012, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) newly-issued shares representing the MHC’s current ownership interest in the Company and (2) exchange shares issued to existing public shareholders of the Company - was $23,644,230 at the midpoint, equal to 2,364,423 shares at a per share value of $10.00.  The resulting range of value and pro forma shares, all based on $10.00 per share, are as follows:  $20,097,600 or 2,009,760 shares at the minimum; $27,190,860 or 2,719,086 shares at the maximum; and $31,269,490 or 3,126,949 shares, at the super maximum (also known as “maximum, as adjusted”).

Based on this valuation and taking into account the ownership interest represented by the shares owned by the MHC, the midpoint of the offering range is $13,000,000, equal to 1,300,000 shares at $10.00 per share.  The resulting offering range and offering shares, all based on $10.00 per share, are as follows:  $11,050,000, or 1,105,000 shares, at the minimum; $14,950,000 or 1,495,000 shares at the maximum; and $17,192,500 or 1,719,250 shares, at the super maximum.  The pro forma valuation calculations relative to the Peer Group are shown in Table 4.5 and are detailed in Exhibit IV-7 and Exhibit IV-8.

Establishment of the Exchange Ratio

The conversion regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange the public shares for newly issued shares in the fully-converted company.  The exchange ratio has been designed to preserve the current aggregate percentage ownership in the Company held by the public shareholders.  The exchange ratio to be received by the existing minority shareholders of the Company will be

RP® Financial, LC.	VALUATION ANALYSIS
IV.26

determined at the end of the offering, based on the total number of shares sold in the offering and the final appraisal.  Based on the valuation conclusion herein, the resulting offering value and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 0.80176 shares of the Company for every share held by public shareholders.  Furthermore, based on the offering range of value, the indicated exchange ratio is 0.68150 at the minimum, 0.92202 at the maximum and 1.06033 at the super maximum.  RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public stockholders or on the proposed exchange ratio.

EXHIBITS

LIST OF EXHIBITS

Exhibit
Number	Description

I-1	Map of Branch Office Network

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed Rate and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity By Loan Type

I-11	Loan Origination Activity

I-12	Non-Performing Assets

I-13	Deposit Composition

I-14	CDs by Rate and Maturity

I-15	Borrowings Activity

II-1	Description of Office Facilities

II-2	Historical Interest Rates

II-3	Market Area Demographic/Economic Information

II-4	Market Area Employment by Sector

LIST OF EXHIBITS (continued)

Exhibit
Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of Publicly-Traded Institutions

III-3	Peer Group Summary Demographic and Deposit Market Share Data

IV-1	Stock Prices: As of March 9, 2012

IV-2	Historical Stock Price Indices

IV-3	Historical Thrift Stock Indices

IV-4	Market Area Acquisition Activity

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet

IV-8	Pro Forma Effect of Conversion Proceeds

IV-9	Peer Group Core Earnings Analysis

V-1	Firm Qualifications Statement

EXHIBIT I-1

Sound Financial, Inc.

Map of Branch Office Network

Exhibit I-1

Sound Financial, Inc,

Map of Branch Office Network

EXHIBIT I-2

Sound Financial, Inc.

Audited Financial Statements

[Incorporated by Reference]

Exhibit I-3
Sound Financial, Inc.
Key Operating Ratios

	At December 31,
	2011	2010	2009

Selected Financial Ratios and Other Data:
Performance ratios:
Return on assets (ratio of net income to average total assets)	0.46%	0.39%	(0.19)%
Return on equity (ratio of net income to average equity)	5.50%	5.16%	(2.38)%
Interest rate spread information:
Average during period	5.20%	4.80%	3.95%
End of period	5.11%	5.01%	4.53%
Net interest margin(1)	5.20%	4.82%	3.99%
Noninterest income to total net revenue(2)	14.14%	20.71%	24.59%
Noninterest expense to average total assets	3.45%	3.67%	3.74%
Average interest-earning assets to average interest-bearing liabilities	100.38%	100.99%	101.78%
Efficiency ratio(3)	55.30%	63.13%	76.11%

Asset quality ratios:
Nonperforming assets to total assets at end of period	2.78%	1.75%	1.81%
Nonperforming loans to gross loans	2.20%	1.08%	1.62%
Allowance for loan losses to nonperforming loans	67.12%	136.66%	73.06%
Allowance for loan losses to gross loans	1.47%	1.48%	1.18%
Net charge-offs to average loans outstanding	1.53%	1.22%	0.75%

Capital ratios:
Equity to total assets at end of period	8.45%	8.04%	7.42%
Average equity to average assets	8.43%	7.61%	7.93%

Other data:
Number of full service offices	5	5	6

(1)                              Net interest income divided by average interest earning assets.

(2)                              Noninterest income divided by the sum of noninterest income and net interest income.

(3)                              Noninterest expense, excluding other real estate owned and repossessed property expense, as a percentage of net interest income and total noninterest income, excluding net securities transactions.

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit I-4
Sound Financial. Inc.
Investment Portfolio Composition

	December 31,

	2011		2010		2009

	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Securities available for sale	(In thousands)
Agency mortgage-backed securities	$53	$59	$54	$61	$3,421	$3,370
Non-agency mortgage-backed securities(1)	3,939	2,933	5,543	4,480	7,901	6,529

Total available for sale	3,992	2,992	5,597	4,541	11,322	9,899

FHLB stock	2,444	2,444	2,444	2,444	2,444	2,444

Total securities	$6,436	$5,436	$8,041	$6,985	$13,766	$12,343

________________________

(1) The non-agency mortgage backed securities have an unrealized loss of $1.0 million as of December 31, 2011.  These securities were purchased at a discount in 2008 and 2009.  Each of these securities has performed and paid principal and interest each month as contractually committed.

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit I-5
Sound Financial, Inc.
Yields and Cost

	Year ended December 31,
	2011			2010			2009
	Average Outstanding Balance	Interest Earned/ Paid	Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Yield/ Rate
Interest-Earning Assets:	(Dollars in thousands)
Loans receivable(1)	$299,430	$18,285	6.11%	$304,239	$18,843	6.19%	$280,097	$17,975	6.42%
Investments and interest bearing accounts	3,456	234	6.77%	7,589	471	6.21%	22,109	1,153	5.21%
Total interest-earning assets(1)	302,886	18,519	6.11%	311,828	19,314	6.19%	302,206	19,128	6.33%
Interest-Bearing Liabilities:
Savings and Money Market accounts	109,956	538	0.49%	100,210	587	0.59%	83,985	951	1.13%
Demand and NOW accounts	50,748	20	0.04%	51,286	35	0.07%	37,876	60	0.16%
Certificate accounts	126,777	1,943	1.77%	133,805	3,079	2.30%	145,138	5,112	3.52%
Borrowings	14,249	280	1.97%	23,478	587	2.50%	29,917	934	3.12%
Total interest-bearing liabilities	301,730	2,781	0.91%	308,779	4,288	1.39%	296,916	7,057	2.38%

Net interest income		$15,738			$15,026			$12,071

Net interest rate spread			5.20%			4.80%			3.95%

Net earning assets	$1,156			3,049			$5,290

Net interest margin			5.20%			4.82%			3.99%

Average interest-earning assets to average interest-bearing liabilities		100.38%			100.99%			101.78%

(1)          Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit I-6

Sound Financial, Inc.
Loan Loss Allowance Activity

	December 31,
	2011	2010	2009	2008	2007
	(Dollars in thousands)
Balance at beginning of period	$4,436	$3,468	$1,306	$828	$822
Charge-offs:
One-to four-family	834	843	104	114	-
Home equity	1,652	1,291	1,368	62	-
Commercial and multifamily	1,353	940	74	37	-
Construction and land	159	-	-	-	-
Manufactured homes	239		-	-	-
Other consumer	255	649	577	505	483
Commercial business	310	221	149	71	-
Total charge-offs	4,802	3,944	2,272	789	483
Recoveries:
One-to four-family	11	-	-	2	-
Home equity	10	222	-	-	-
Commercial and multifamily	96	-	22	-	-
Construction and land	-	-	-	-	-
Manufactured homes	8	-	-	-	-
Other consumer	53	38	128	140	239
Commercial business	43	2	9	15	-
Total recoveries	221	262	159	157	239
Net charge-offs	4,581	3,682	2,113	632	244
Additions charged to operations	4,600	4,650	4,275	1,110	250
Balance at end of period	$4,455	$4,436	$3,468	$1,306	$828

Net charge-offs during the period as a percentage of average loans outstanding during the period	1.53%	1.22%	0.75%	0.26%	0.11%

Net charge-offs during the period as a percentage of average non-performing assets	48.04%	31.22%	46.40%	29.77%	29.38%

Allowance as a percentage of non-performing loans	67.12%	136.66%	73.06%	104.31%	198.09%

Allowance as a percentage of total loans (end of period)	1.47%	1.48%	1.18%	0.49%	0.37%

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit I-7
Sound Financial, Inc.
Interest Rate Risk Analysis

December 31, 2011
Change in Interest Rates in	Net Portfolio Value			NPV
Basis Points	$ Amount	$ Change	% Change	Ratio %
(Dollars in thousands)
+300bp	$41,329	$(2,206)	(5)%	11.79%
+200bp	42,734	(801)	(2)%	12.08%
+100bp	43,439	(96)	0%	12.20%
0bp	43,535	-	-	12.17%
-100bp	44,092	557	+1%	12.28%

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus

Exhibit I-8
Sound Financial, Inc.
Fixed Rate and Adjustable Rate Loans

	2011		2010		2009		2008		2007
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Fixed- rate loans:
Real estate loans:
One- to four-family(1)	79,952	26.45%	80,831	26.89%	$88,201	30.10%	$72,439	27.37%	$66,335	30.02%
Home equity	9,276	3.07%	10,294	3.42%	12,009	4.10%	15,613	5.90%	17,814	8.05%
Commercial and multifamily	45,034	14.90%	40,491	13.47%	27,373	9.34%	26,035	9.84%	17,250	7.81%
Construction and land	17,458	5.77%	10,907	3.63%	9,453	3.23%	10,323	3.90%	5,583	2.53%
Total real estate loans	151,720	50.19%	142,523	47.41%	137,036	46.77%	124,410	47.01%	106,982	48.41%

Manufactured homes	18,444	6.10%	20,043	6.67%	21,473	7.33%	22,723	8.58%	22,495	10.18%
Other consumer	9,731	3.22%	10,772	3.58%	12,372	4.22%	16,248	6.14%	22,197	10.04%
Commercial business	8,041	2.66%	8,293	2.76%	11,157	3.80%	7,551	2.85%	5,539	2.51%
Total fixed-rate loans	187,935	62.17%	181,631	60.43%	182,038	62.13%	170,932	64.58%	157,213	71.14%

Adjustable- rate loans:
Real estate loans:
One- to four-family	16,353	5.41%	18,384	6.11%	19,117	6.52%	18,424	6.96%	18,453	8.35%
Home equity	30,380	10.05%	34,535	11.49%	38,436	13.12%	38,944	14.71%	27,560	12.47%
Commercial and multifamily	60,982	20.17%	52,562	17.49%	44,662	15.24%	22,695	8.57%	7,763	3.51%
Construction and land	347	0.11%	5,743	1.91%	547	0.19%	1,897	0.72%	3,039	1.38%
Total real estate loans	108,062	35.75%	111,224	37.00%	102,762	35.07%	81,960	30.96%	56,815	25.71%

Other consumer	1,190	0.39%	1,338	0.45%	1,573	0.54%	1,703	0.64%	1,697	0.77%
Commercial business	5,122	1.69%	6,385	2.12%	6,643	2.27%	10,117	3.82%	5,264	2.38%
Total adjustable-rate loans	114,374	37.83%	118,947	39.57%	110,978	37.87%	93,780	35.42%	63,778	28.86%

Total loans	302,309	100.00%	300,578	100.00%	293,016	100.00%	$264,712	100.00%	220,991	100.00%
Less:
Deferred fees and discounts	406		431		334		43		(65)
Loans held for sale	1,807		901		2,857		956		822
Allowance for loan losses	4,455		4,436		3,468		1,306		828
Total loans, net	$295,641		$294,810		$286,357		$262,407		$219,406

(1)          Includes 30-year loans with a one-time rate adjustment five to seven years after origination, which at December 31, 2011, totaled $30.9 million, or 38.6% of our fixed-rate one-to-four-family mortgages

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus

Exhibit I-9
Sound Financial, Inc.
Loan Portfolio Composition

	2011		2010		2009		2008		2007
	Amount	Percrent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family	$96,305	31.86%	$99,215	33.01%	$107,318	36.63%	$90,863	34.33%	$84,788	38.37%
Home equity	39,656	13.12%	44,829	14.91%	50,445	17.22%	54,557	20.61%	45,374	20.53%
Commercial and multifamily	106,016	35.07%	93,053	30.96%	72,035	24.58%	48,730	18.41%	25,013	11.32%
Construction and land	17,805	5.89%	16,650	5.54%	10,000	3.41%	12,220	4.62%	8,622	3.90%
Total real estate loans	259,782	85.93%	253,747	84.42%	239,798	81.84%	206,370	77.97%	163,797	74.12%

Consumer loans:
Manufactured homes	18,444	6.10%	20,043	6.67%	21,473	7.33%	22,723	8.58%	22,495	10.18%
Other consumer	10,920	3.61%	12,110	4.03%	13,945	4.76%	17,951	6.78%	23,896	10.81%
Total consumer loans	29,364	9.71%	32,153	10.70%	35,418	12.09%	40,674	15.37%	46,391	20.99%

Commercial business loans	13,163	4.35%	14,678	4.88%	17,800	6.07%	17,668	6.67%	10,803	4.89%

Total loans	302,309	100.00%	300,578	100.00%	293,016	100.00%	264,712	100.00%	220,991	100.00%
Less:
Deferred fees and discounts	406		431		334		43		(65)
Loans held for sale	1,807		901		2,857		956		822
Allowance for loan losses	4,455		4,436		3,468		1,306		828
Total loans, net	$295,641		$294,810		$286,357		$262,407		$219,406

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit I-10
Sound Financial, Inc.
Contractual Maturity by Loan Type

	Real Estate Mortgage
	One- to Four-		Home Equity		Commercial and		Construction				Other		Commercial
	Family		Loans		Multifamily		and Land		Manufactured Homes		Consumer		Business		Total(1)
		Weighted		Weighted		Weighted		Weighted		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average		Average		Average		Average		Average
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
	(Dollars in thousands)
2012(2)	$4,061	6.19%	$1,216	6.76%	$1,688	6.50%	$7,831	6.41%	$40	6.97%	$1,106	11.87%	$2,556	6.01%	$18,498	6.62%
2013	3,499	6.37%	366	5.28%	795	5.87%	728	5.75%	54	7.76%	783	8.50%	518	6.24%	6,743	6.42%
2014	2,878	6.39%	179	5.99%	2,303	5.37%	2,461	7.08%	458	7.33%	1,704	7.37%	1,986	6.00%	11,968	6.39%
2015	3,313	6.40%	646	5.86%	8,030	5.74%	355	6.91%	306	7.48%	705	8.32%	983	4.95%	14,338	6.04%
2016 to 2018	18,147	5.89%	7,964	5.13%	14,979	6.17%	1,055	7.18%	1,278	8.34%	2,022	7.00%	5,134	6.59%	50,579	6.04%
2019 to 2022	2,006	4.41%	24,945	5.64%	69,552	6.17%	2,054	7.23%	5,650	8.93%	1,455	6.79%	1,213	5.48%	106,876	6.04%
2023 to 2026	3,773	4.46%	1,677	7.09%	932	6.34%	2,199	7.03%	7,128	7.89%	1,548	6.32%	-	-%	17,257	5.36%
2027 and following	58,628	4.87%	2,663	7.63%	7,737	6.53%	1,122	6.47%	3,530	7.66%	1,597	6.64%	773	3.53%	76,050	5.01%
Total	$96,305	4.96%	$39,656	5.77%	$106,016	6.15%	$17,805	6.73%	18,444	8.17%	$10,920	7.54%	$13,163	5.97%	$302,309	5.52%

(1)   Excludes deferred fees and discounts of $406,000.

(2)   Includes demand loans, loans having no stated maturity, overdraft loans and loans held for sale.

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit I-11
Sound Financial, Inc.
Loan Origination Activity

	For the year ended December 31,
	2011	2010	2009
Originations by type:		(In thousands)
Fixed-rate:
One- to four-family	$66,883	$73,366	$111,745
Home equity	2,715	1,790	1,146
Commercial and multifamily	18,356	18,298	6,969
Construction and land	9,369	6,000	3,997
Manufactured home	1,666	2,144	1,436
Other consumer	2,323	2,525	2,873
Commercial business	7,949	3,272	6,597
Total fixed-rate	109,261	107,395	134,763
Adjustable rate:
One- to four-family(1)	-	483	3,171
Home equity	1,254	1,157	3,558
Commercial and multifamily	17,454	17,698	19,961
Construction and land	943	190	38
Other consumer	106	26	27
Commercial business	3,258	3,146	1,917
Total adjustable-rate	23,015	22,700	28,672
Total loans originated	132,276	130,095	163,435
Purchases by type:
Commercial and multifamily	-	3,400	4,199
Sales and Repayments:
One- to four-family	53,684	61,908	84,299
Total loans sold	53,684	61,908	84,299
Total principal repayments	76,861	64,025	55,031
Total reductions	130,545	125,933	139,330
Net increase	$1,731	$7,562	$28,304

(1)                    These loans include $0, $483,000 and $2.3 million, of adjustable rate mortgage loan originations to employees at December 31, 2011, 2010 and 2009, respectively.

Source: Sound Financial Bancorp, Inc.  Preliminary Prospectus.

Exhibit I-12
Sound Financial, Inc.
Non-Performing Assets

	December 31,
	2011	2010	2009	2008	2007
Nonperforming loans(1):	(Dollars in thousands)
One- to four- family	$4,401	$2,729	$2,175	$258	$256
Home equity	873	517	1,100	340	-
Commercial and multifamily	1,219	-	222	471	-
Construction and land	80	-	1,231	59	-
Consumer	64	-	19	64	162
Commercial business	-	-	-	60	-
Total	6,637	3,246	4,747	1,252	418

OREO and other repossessed assets
One- to four-family	478	1,102	901	1,250	817
Commercial and multifamily	2,225	1,302	-	-	-
Construction and land	-	70	115	-	-
Consumer	118	151	368	284	35
Commercial business	-	-	-	190	-
Total	2,821	2,625	1,384	1,724	852

Total nonperforming assets	$9,458	$5,871	$6,131	$2,976	$1,270
Nonperforming assets as a percentage of total assets	2.78%	1.75%	1.81%	1.01%	0.54%

Performing restructured loans
One- to four- family	$2,508	$2,836	$3,996	$-	$-
Home equity	812	967	1,290
Commercial and multifamily	785	-	708
Construction and land	-	230	230
Consumer	4	15	111
Commercial business	26	-	174
Total	$4,135	$4,048	$6,509	$-	$-

(1)          Nonperforming loans include $2.8 million, $348,000, and $1.1 million in nonperforming TDRs as of December 31, 2011, 2010 and 2009, respectively. There were no nonperforming TDRs as of December 31, 2008 or 2007.

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit I-13
Sound Financial, Inc.
Deposit Composition

	December 31,
	2011		2010		2009
	Amount	Percent of total	Amount	Percent of total	Amount	Percent of total
Transaction and Savings Deposits	(Dollars in thousands)
Noninterest-bearing checking	$26,907	8.97%	$22,148	7.95%	$21,227	7.38%
Interest-bearing demand	22,332	7.44%	22,186	7.97%	28,197	9.81%
Savings	22,092	7.36%	21,598	7.76%	19,655	6.84%
Money market	95,029	31.68%	77,257	27.74%	81,620	28.38%
Escrow	3,669	1.22%	4,922	1.77%	977	0.34%
Total non-certificates	170,029	56.68%	148,111	53.18%	151,676	52.75%
Certificates:
Below 1.99%	108,604	36.20%	26,132	9.38%	7,189	2.50%
2.00 - 3.99%	15,423	5.14%	90,967	32.66%	95,695	33.28%
4.00 - 5.99%	5,941	1.98%	13,275	4.77%	32,992	11.47%
6.00 - 7.99%	-	NM	9	0.00%	12	0.00%
Total certificates	129,968	43.32%	130,383	46.82%	135,888	47.25%
Total deposits	$299,997	100.00%	$278,494	100.00%	$287,564	100.00%

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit I-14
Sound Financial, Inc.
CDs by Rate and Maturity

	0.00- 1.99%	2.00- 3.99%	4.00- 5.99%	Total	Percent of Total
Certificate accounts maturing in quarter ending:	(Dollars in thousands)
March 31, 2012	$9,525	$5,048	$869	$15,442	11.88%
June 30, 2012	30,264	25	398	30,687	23.61%
September 30, 2012	7,184	-	688	7,872	6.06%
December 31, 2012	17,057	39	729	17,825	13.71%
March 31, 2013	22,320	130	721	23,171	17.83%
June 30, 2013	8,122	161	1,162	9,445	7.27%
September 30, 2013	1,564	15	408	1,987	1.53%
December 31, 2013	5,673	-	884	6,557	5.05%
March 31, 2014	3,814	525	69	4,408	3.39%
June 30, 2014	1,198	361	-	1,559	1.20%
September 30, 2014	223	499	-	722	0.56%
December 31, 2014	714	244	-	958	0.74%
Thereafter	946	8,376	13	9,335	7.18%
Total	$108,604	$15,423	$5,941	$129,968	100.00%
Percent of total	83.56%	11.87%	4.57%	100.00%

Source:  Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit I-15
Sound Financial, Inc.
Borrowings Activity

	For the year ended December 31,
	2011	2010	2009
Maximum balance:	(Dollars in thousands)
FHLB advances:	$24,596	$33,550	$41,950
Federal Reserve Bank advances	-	2,400	8,000
Average balances:
FHLB advances	$14,249	$23,478	$28,364
Federal Reserve Bank advances	-	66	1,100
Weighted average interest rate:
FHLB advances	1.97%	2.52%	3.29%
Federal Reserve Bank advances	NM	0.50	0.50

	December 31,
	2011	2010	2009
	(Dollars in thousands)
FHLB advances	$8,506	$24,849	$20,000
Federal Reserve Bank advances	-	-	-
Weighted average interest rate:
FHLB advances	2.17%	1.86%	3.27%
Federal Reserve Bank advances	NM	0.50	0.50

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit II-1
Sound Financial, Inc.
Description of Office Facilities

Location	Year opened	Owned or leased	Lease expiration date
Main office:
2005 5th Avenue Seattle, WA 98121	1993	Leased	2017[1]

Branch offices:
Cedar Plaza Branch 22807 44th Avenue West Mountlake Terrace, WA 98043	2004	Leased	2015[2]

Tacoma Branch 2941 S. 38th Street Tacoma, WA 98409	2009	Leased	2014[1]

Sequim Branch 541 North 5th Avenue Sequim, WA 98382	1997	Leased	2013[3]

Port Angeles Branch 110 N. Alder Street Port Angeles, WA 98682	2010	Leased	2028[4]

1. Lease contains no renewal option.

2. Lease provides for four five-year renewals.

3. Lease provides for two nine-year renewals.

4. Lease provides for two ten-year renewals.

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit II-2

Historical Interest Rates (1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Bill	T-Bill	T-Bond

2004:	Quarter 1	4.00%	0.95%	1.20%	3.86%
	Quarter 2	4.00%	1.33%	2.09%	4.62%
	Quarter 3	4.75%	1.70%	2.16%	4.12%
	Quarter 4	5.25%	2.22%	2.75%	4.24%

2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
	Quarter 4	7.25%	4.08%	4.38%	4.39%

2006:	Quarter 1	7.75%	4.63%	4.82%	4.86%
	Quarter 2	8.25%	5.01%	5.21%	5.15%
	Quarter 3	8.25%	4.88%	4.91%	4.64%
	Quarter 4	8.25%	5.02%	5.00%	4.71%

2007:	Quarter 1	8.25%	5.04%	4.90%	4.65%
	Quarter 2	8.25%	4.82%	4.91%	5.03%
	Quarter 3	7.75%	3.82%	4.05%	4.59%
	Quarter 4	7.25%	3.36%	3.34%	3.91%

2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%

2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%

2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
	Quarter 2	3.25%	0.18%	0.32%	2.97%
	Quarter 3	3.25%	0.16%	0.27%	2.53%
	Quarter 4	3.25%	0.12%	0.29%	3.30%

2011:	Quarter 1	3.25%	0.09%	0.30%	3.47%
	Quarter 2	3.25%	0.03%	0.19%	3.18%
	Quarter 3	3.25%	0.02%	0.13%	1.92%
	Quarter 4	3.25%	0.02%	0.12%	1.89%

2012:	As of March 9, 2012	3.25%	0.09%	0.18%	2.04%

(1)   End of period data.

Source:  SNL Financial, LC.

EXHIBIT II-3

Sound Financial, Inc.

Market Area Demographic/Economic Information

Demographic Detail: US

	Base 2010	Current 2011	Projected 2016	%Change 2010 - 2011	%Change 2011 - 2016
Total Population (actual)	308,745,538	310,704,322	321,315,318	0.63	3.42
0-14 Age Group (%)	19.83	19.70	19.69	(0.03)	3.36
15-34 Age Group (%)	27.43	27.46	26.93	0.73	1.44
35-54 Age Group (%)	27.88	27.68	25.81	(0.09)	(3.56)
55-69 Age Group (%)	15.84	16.10	17.71	2.24	13.81
70+ Age Group (%)	9.01	9.07	9.85	1.21	12.35
Median Age (actual)	37.10	37.20	37.60	0.27	1.08

Female Population (actual)	156,964,212	157,960,045	163,038,954	0.63	3.22
Male Population (actual)	151,781,326	152,744,277	158,276,364	0.63	3.62

Population Density (#/ sq miles)	87.42	88.00	91.00	0.63	3.42

Diversity Index (actual)	60.60	60.90	63.00	NA	3.45
Black (%)	12.61	12.55	12.55	0.20	3.34
Asian (%)	4.75	4.74	4.99	0.26	8.95
White (%)	72.41	72.36	71.42	0.57	2.07
Hispanic (%)	16.35	16.63	18.43	2.39	14.55
Pacific Islander (%)	0.17	0.17	0.18	0.22	9.30
American Indian/Alaska Native (%)	0.95	0.95	0.98	0.57	6.89
Multiple races (%)	2.92	2.93	3.10	0.95	9.39
Other (%)	6.19	6.30	6.78	2.40	11.37

Total Households (actual)	116,716,292	117,457,661	121,712,803	0.64	3.62
< $25K Households (%)	NA	24.65	21.19	NA	(10.92)
$25-49K Households (%)	NA	25.09	20.85	NA	(13.89)
$50-99K Households (%)	NA	30.40	35.05	NA	19.46
$100-$199K Households (%)	NA	15.92	18.59	NA	20.99
$200K+ Households (%)	NA	3.94	4.32	NA	13.77

Average Household Income ($)	NA	68,013	77,476	NA	13.91
Median Household Income ($)	NA	50,227	57,536	NA	14.55
Per Capita Income ($)	NA	26,391	30,027	NA	13.78

Total Owner Occupied Housing Units (actual)	75,986,074	75,460,316	78,940,105	(0.69)	4.61
Renter Occupied Housing Units (actual)	40,730,218	41,997,345	42,772,698	3.11	1.85
Vacant Occupied Housing Units (actual)	14,988,438	15,151,264	16,488,544	1.09	8.83

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Copyright 2012, SNL Financial LC

Demographic Detail: Washington

	Base 2010	Current 2011	Projected 2016	% Change 2010 - 2011	% Change 2011 - 2016
Total Population (actual)	6,724,540	6,798,005	7,174,783	1.09	5.54
0-14 Age Group (%)	19.45	19.31	19.28	0.39	5.39
15-34 Age Group (%)	27.62	27.64	27.12	1.17	3.53
35-54 Age Group (%)	28.20	28.00	26.13	0.37	(1.52)
55-69 Age Group (%)	16.44	16.70	18.38	2.71	16.14
70+ Age Group (%)	8.29	8.34	9.09	1.71	15.07
Median Age (actual)	37.20	37.30	37.70	0.27	1.07

Female Population (actual)	3,374,833	3,411,921	3,594,514	1.10	5.35
Male Population (actual)	3,349,707	3,386,084	3,580,269	1.09	5.73

Population Density (#/ sq miles)	101.19	102.29	107.96	1.09	5.54

Diversity Index (actual)	51.70	52.10	55.80	NA	7.10
Black (%)	3.57	3.56	3.63	0.80	7.71
Asian (%)	7.15	7.14	7.55	0.83	11.66
White (%)	77.27	77.16	75.52	0.94	3.31
Hispanic (%)	11.24	11.56	13.57	3.97	23.86
Pacific Islander (%)	0.60	0.60	0.66	0.46	15.93
American Indian/Alaska Native (%)	1.54	1.54	1.54	0.66	5.79
Multiple races (%)	4.65	4.67	5.00	1.38	12.99
Other (%)	5.20	5.34	6.10	3.87	20.45

Total Households (actual)	2,620,076	2,649,066	2,804,296	1.11	5.86
< $25K Households (%)	NA	20.48	17.70	NA	(8.49)
$25-49K Households (%)	NA	23.98	18.82	NA	(16.93)
$50-99K Households (%)	NA	32.87	36.41	NA	17.25
$100-$199K Households (%)	NA	18.82	22.70	NA	27.71
$200K+ Households (%)	NA	3.84	4.36	NA	20.13

Average Household Income ($)	NA	71,815	82,319	NA	14.63
Median Household Income ($)	NA	55,260	65,660	NA	18.82
Per Capita Income ($)	NA	28,624	32,801	NA	14.59

Total Owner Occupied Housing Units (actual)	1,673,920	1,668,645	1,777,969	(0.32)	6.55
Renter Occupied Housing Units (actual)	946,156	980,421	1,026,327	3.62	4.68
Vacant Occupied Housing Units (actual)	265,601	269,474	295,781	1.46	9.76

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Copyright 2012, SNL Financial LC

Demographic Detail: Seattle-Tacoma-Bellevue, WA

	Base 2010	Current 2011	Projected 2016	% Change 2010 - 2011	% Change 2011 - 2016
Total Population (actual)	3,439,809	3,480,089	3,674,054	1.17	5.57
0-14 Age Group (%)	18.94	18.81	18.82	0.46	5.62
15-34 Age Group (%)	28.43	28.46	28.04	1.29	4.03
35-54 Age Group (%)	30.06	29.86	27.96	0.48	(1.13)
55-69 Age Group (%)	15.26	15.51	17.12	2.85	16.51
70+ Age Group (%)	7.31	7.36	8.05	1.86	15.58
Median Age (actual)	36.80	36.90	37.10	0.27	0.54

Female Population (actual)	1,727,827	1,748,283	1,842,998	1.18	5.42
Male Population (actual)	1,711,982	1,731,806	1,831,056	1.16	5.73

Population Density (#/ sq miles)	545.18	551.60	582.30	1.17	5.57

Diversity Index (actual)	55.30	55.70	59.60	NA	7.00
Black (%)	5.58	5.56	5.67	0.83	7.57
Asian (%)	11.42	11.39	12.10	0.86	12.13
White (%)	71.95	71.86	69.80	1.05	2.54
Hispanic (%)	9.00	9.32	11.33	4.80	28.39
Pacific Islander (%)	0.82	0.81	0.89	0.51	15.36
American Indian/Alaska Native (%)	1.07	1.07	1.07	0.77	6.23
Multiple races (%)	5.35	5.36	5.72	1.45	12.67
Other (%)	3.81	3.95	4.75	4.74	27.23

Total Households (actual)	1,357,475	1,373,767	1,452,200	1.20	5.71
< $25K Households (%)	NA	17.15	14.63	NA	(9.83)
$25-49K Households (%)	NA	22.02	16.57	NA	(20.43)
$50-99K Households (%)	NA	33.19	36.07	NA	14.89
$100-$199K Households (%)	NA	22.54	26.94	NA	26.36
$200K+ Households (%)	NA	5.11	5.79	NA	19.71

Average Household Income ($)	NA	79,783	92,021	NA	15.34
Median Household Income ($)	NA	62,014	75,978	NA	22.52
Per Capita Income ($)	NA	32,115	36,980	NA	15.15

Total Owner Occupied Housing Units (actual)	835,557	831,802	885,238	(0.45)	6.42
Renter Occupied Housing Units (actual)	521,918	541,965	566,962	3.84	4.61
Vacant Occupied Housing Units (actual)	105,820	107,708	120,178	1.78	11.58

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Copyright 2012, SNL Financial LC

Demographic Detail: King, WA

	Base 2010	Current 2011	Projected 2016	% Change 2010 - 2011	% Change 2011 - 2016
Total Population (actual)	1,931,249	1,956,637	2,062,546	1.31	5.41
0-14 Age Group (%)	17.83	17.71	17.70	0.60	5.38
15-34 Age Group (%)	29.00	29.04	28.66	1.44	4.05
35-54 Age Group (%)	30.44	30.23	28.32	0.61	(1.26)
55-69 Age Group (%)	15.30	15.55	17.15	2.98	16.24
70+ Age Group (%)	7.42	7.47	8.17	1.97	15.22
Median Age (actual)	37.10	37.10	37.40	0.00	0.81

Female Population (actual)	969,159	982,014	1,033,453	1.33	5.24
Male Population (actual)	962,090	974,623	1,029,093	1.30	5.59

Population Density (#/ sq miles)	912.88	924.90	974.90	1.31	5.41

Diversity Index (actual)	58.40	58.70	62.30	NA	6.13
Black (%)	6.20	6.18	6.33	0.97	7.86
Asian (%)	14.61	14.56	15.45	0.97	11.92
White (%)	68.65	68.59	66.47	1.23	2.14
Hispanic (%)	8.93	9.22	11.06	4.68	26.39
Pacific Islander (%)	0.75	0.74	0.81	0.61	14.36
American Indian/Alaska Native (%)	0.84	0.83	0.83	0.74	5.83
Multiple races (%)	5.01	5.02	5.31	1.56	11.41
Other (%)	3.94	4.07	4.80	4.62	24.40

Total Households (actual)	789,232	799,811	843,109	1.34	5.41
< $25K Households (%)	NA	17.07	14.55	NA	(10.16)
$25-49K Households (%)	NA	21.28	15.96	NA	(20.97)
$50-99K Households (%)	NA	31.25	33.85	NA	14.17
$100-$199K Households (%)	NA	23.84	28.27	NA	24.99
$200K+ Households (%)	NA	6.55	7.38	NA	18.66

Average Household Income ($)	NA	83,952	97,477	NA	16.11
Median Household Income ($)	NA	64,286	78,107	NA	21.50
Per Capita Income ($)	NA	34,943	40,460	NA	15.79

Total Owner Occupied Housing Units (actual)	466,718	464,025	492,012	(0.58)	6.03
Renter Occupied Housing Units (actual)	322,514	335,786	351,097	4.12	4.56
Vacant Occupied Housing Units (actual)	62,029	63,192	70,892	1.87	12.19

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Copyright 2012, SNL Financial LC

Demographic Detail: Clallam, WA

	Base 2010	Current 2011	Projected 2016	% Change 2010 - 2011	% Change 2011 - 2016
Total Population (actual)	71,404	71,405	73,238	0.00	2.57
0-14 Age Group (%)	14.82	14.67	14.29	(1.00)	(0.10)
15-34 Age Group (%)	20.51	20.46	19.57	(0.23)	(1.90)
35-54 Age Group (%)	23.70	23.47	21.37	(0.98)	(6.61)
55-69 Age Group (%)	24.26	24.61	26.79	1.46	11.61
70+ Age Group (%)	16.71	16.79	17.99	0.44	9.89
Median Age (actual)	48.90	49.20	51.30	0.61	4.27

Female Population (actual)	35,975	35,973	36,780	(0.01)	2.24
Male Population (actual)	35,429	35,432	36,458	0.01	2.90

Population Density (#/ sq miles)	41.08	41.10	42.10	0.00	2.57

Diversity Index (actual)	31.40	31.40	33.20	NA	5.73
Black (%)	0.83	0.83	0.83	(0.17)	2.35
Asian (%)	1.41	1.41	1.49	0.00	8.24
White (%)	86.96	86.95	86.28	(0.01)	1.78
Hispanic (%)	5.08	5.08	5.60	0.06	12.95
Pacific Islander (%)	0.13	0.13	0.13	(1.06)	(1.08)
American Indian/Alaska Native (%)	5.08	5.09	5.07	0.17	2.20
Multiple races (%)	3.80	3.80	4.23	(0.04)	14.22
Other (%)	1.78	1.78	1.96	0.16	13.06

Total Households (actual)	31,329	31,329	32,466	0.00	3.63
< $25K Households (%)	NA	29.35	25.02	NA	(11.66)
$25-49K Households (%)	NA	28.55	26.53	NA	(3.70)
$50-99K Households (%)	NA	31.30	36.25	NA	20.01
$100-$199K Households (%)	NA	9.06	10.32	NA	18.12
$200K+ Households (%)	NA	1.74	1.88	NA	11.74

Average Household Income ($)	NA	52,976	58,310	NA	10.07
Median Household Income ($)	NA	41,245	47,982	NA	16.33
Per Capita Income ($)	NA	23,850	26,461	NA	10.95

Total Owner Occupied Housing Units (actual)	22,420	22,211	23,163	(0.93)	4.29
Renter Occupied Housing Units (actual)	8,909	9,118	9,303	2.35	2.03
Vacant Occupied Housing Units (actual)	4,253	4,365	4,721	2.63	8.16

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Copyright 2012, SNL Financial LC

Demographic Detail: Pierce, WA

	Base 2010	Current 2011	Projected 2016	% Change 2010 - 2011	% Change 2011 - 2016
Total Population (actual)	795,225	801,981	843,099	0.85	5.13
0-14 Age Group (%)	20.63	20.49	20.50	0.16	5.15
15-34 Age Group (%)	28.24	28.26	27.76	0.94	3.24
35-54 Age Group (%)	28.59	28.40	26.56	0.16	(1.67)
55-69 Age Group (%)	15.14	15.39	17.01	2.54	16.17
70+ Age Group (%)	7.40	7.45	8.17	1.59	15.29
Median Age (actual)	35.90	35.90	36.30	0.00	1.11

Female Population (actual)	402,291	405,773	426,033	0.87	4.99
Male Population (actual)	392,934	396,208	417,066	0.83	5.26

Population Density (#/ sq miles)	476.32	480.40	505.00	0.85	5.13

Diversity Index (actual)	53.40	53.80	57.30	NA	6.51
Black (%)	6.79	6.77	6.69	0.58	3.84
Asian (%)	5.97	5.95	6.13	0.46	8.25
White (%)	74.20	74.10	72.60	0.72	2.99
Hispanic (%)	9.16	9.48	11.49	4.40	27.37
Pacific Islander (%)	1.33	1.33	1.47	0.43	16.21
American Indian/Alaska Native (%)	1.37	1.37	1.37	0.65	5.50
Multiple races (%)	6.83	6.86	7.39	1.19	13.30
Other (%)	3.50	3.63	4.36	4.34	26.39

Total Households (actual)	299,918	302,525	318,787	0.87	5.38
< $25K Households (%)	NA	19.71	17.19	NA	(8.13)
$25-49K Households (%)	NA	24.73	19.00	NA	(19.03)
$50-99K Households (%)	NA	34.74	38.43	NA	16.55
$100-$199K Households (%)	NA	17.98	22.12	NA	29.65
$200K+ Households (%)	NA	2.84	3.26	NA	21.16

Average Household Income ($)	NA	69,371	79,260	NA	14.26
Median Household Income ($)	NA	54,956	65,470	NA	19.13
Per Capita Income ($)	NA	26,906	30,695	NA	14.08

Total Owner Occupied Housing Units (actual)	189,080	188,203	199,620	(0.46)	6.07
Renter Occupied Housing Units (actual)	110,838	114,322	119,167	3.14	4.24
Vacant Occupied Housing Units (actual)	25,457	26,016	29,198	2.20	12.23

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Copyright 2012, SNL Financial LC

Demographic Detail: Snohomish, WA

	Base 2010	Current 2011	Projected 2016	% Change 2010 - 2011	% Change 2011 - 2016
Total Population (actual)	713,335	721,471	768,409	1.14	6.51
0-14 Age Group (%)	20.07	19.94	19.97	0.48	6.71
15-34 Age Group (%)	27.08	27.11	26.70	1.26	4.88
35-54 Age Group (%)	30.68	30.48	28.54	0.46	(0.25)
55-69 Age Group (%)	15.28	15.54	17.17	2.83	17.65
70+ Age Group (%)	6.88	6.93	7.62	1.88	16.99
Median Age (actual)	37.00	37.10	37.30	0.27	0.54

Female Population (actual)	356,377	360,496	383,512	1.16	6.38
Male Population (actual)	356,958	360,975	384,897	1.13	6.63

Population Density (#/ sq miles)	341.75	345.70	368.10	1.14	6.51

Diversity Index (actual)	47.90	48.50	53.90	NA	11.13
Black (%)	2.55	2.54	2.78	0.68	16.75
Asian (%)	8.89	8.84	9.63	0.68	16.02
White (%)	78.37	78.24	75.67	0.98	3.01
Hispanic (%)	9.01	9.40	11.90	5.57	34.86
Pacific Islander (%)	0.44	0.44	0.48	0.35	17.13
American Indian/Alaska Native (%)	1.37	1.37	1.39	0.97	7.70
Multiple races (%)	4.59	4.61	4.99	1.56	15.33
Other (%)	3.80	3.97	5.06	5.48	35.94

Total Households (actual)	268,325	271,431	290,304	1.16	6.95
< $25K Households (%)	NA	14.51	12.04	NA	(11.25)
$25-49K Households (%)	NA	21.15	15.69	NA	(20.64)
$50-99K Households (%)	NA	37.16	39.94	NA	14.95
$100-$199K Households (%)	NA	23.78	28.38	NA	27.63
$200K+ Households (%)	NA	3.39	3.95	NA	24.29

Average Household Income ($)	NA	79,101	90,190	NA	14.02
Median Household Income ($)	NA	65,271	77,663	NA	18.99
Per Capita Income ($)	NA	30,235	34,535	NA	14.22

Total Owner Occupied Housing Units (actual)	179,759	179,574	193,606	(0.10)	7.81
Renter Occupied Housing Units (actual)	88,566	91,857	96,698	3.72	5.27
Vacant Occupied Housing Units (actual)	18,334	18,500	20,088	0.91	8.58

Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Copyright 2012, SNL Financial LC

EXHIBIT II-4

Sound Financial, Inc.

Market Area Employment Data by Sector

CA25N Total full-time and part-time employment by NAICS industry 1/

Bureau of Economic Analysis

Fips	Area	LineCode	Description	2006	2007	2008	2009
53000	Washington		Employment by place of work (number of jobs)
53000	Washington	10	Total employment	3796256	3924717	3957397	3826315
53000	Washington		By type
53000	Washington	20	Wage and salary employment	3080441	3154787	3190631	3053450
53000	Washington	40	Proprietors employment	715815	769930	766766	772865
53000	Washington	50	Farm proprietors employment	30089	34673	34699	34522
53000	Washington	60	Nonfarm proprietors employment 2/	685726	735257	732067	738343
53000	Washington		By industry
53000	Washington	70	Farm employment	73585	74835	81862	85042
53000	Washington	80	Nonfarm employment	3722671	3849882	3875535	3741273
53000	Washington	90	Private employment	3117932	3240026	3249059	3110993
53000	Washington	100	Forestry, fishing, and related activities	38057	37946	37471	37867
53000	Washington	200	Mining	6080	6541	7174	7962
53000	Washington	300	Utilities	5035	5116	5521	5699
53000	Washington	400	Construction	263070	279311	268459	223603
53000	Washington	500	Manufacturing	300974	310531	307369	280888
53000	Washington	600	Wholesale trade	138603	142365	143533	136087
53000	Washington	700	Retail trade	403892	407545	402933	382284
53000	Washington	800	Transportation and warehousing	112540	116622	115478	109355
53000	Washington	900	Information	108853	113462	116527	114740
53000	Washington	1000	Finance and insurance	149727	156044	160405	163586
53000	Washington	1100	Real estate and rental and leasing	174634	185403	183176	179197
53000	Washington	1200	Professional, scientific, and technical services	247353	270712	280267	274503
53000	Washington	1300	Management of companies and enterprises	34964	36030	36167	33644
53000	Washington	1400	Administrative and waste management services	195377	202261	195836	179429
53000	Washington	1500	Educational services	63537	64480	67039	67569
53000	Washington	1600	Health care and social assistance	349308	361738	373702	383507
53000	Washington	1700	Arts, entertainment, and recreation	84657	88787	91679	91311
53000	Washington	1800	Accommodation and food services	245227	252948	254747	242668
53000	Washington	1900	Other services, except public administration	196044	202184	201576	197094
53000	Washington	2000	Government and government enterprises	604739	609856	626476	630280
53000	Washington	2001	Federal, civilian	69335	68733	70075	72866
53000	Washington	2002	Military	77001	77285	81110	81107
53000	Washington	2010	State and local	458403	463838	475291	476307
53000	Washington	2011	State government	146217	147837	151634	151380
53000	Washington	2012	Local government	312186	316001	323657	324927

Legend / Footnotes:

1/ The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS). The estimates for 2007 forward are based on the 2007 NAICS.

2/ Excludes limited partners.

Last updated: April 21, 2011

CA25N Total full-time and part-time employment by NAICS industry 1/

Bureau of Economic Analysis

Fips	Area	LineCode	Description	2006	2007	2008	2009
53033	King		Employment by place of work (number of jobs)
53033	King	10	Total employment	1480374	1524600	1542584	1479629
53033	King		By type
53033	King	20	Wage and salary employment	1222588	1246921	1265008	1198521
53033	King	40	Proprietors employment	257786	277679	277576	281108
53033	King	50	Farm proprietors employment	1377	1603	1599	1591
53033	King	60	Nonfarm proprietors employment 2/	256409	276076	275977	279517
53033	King		By industry
53033	King	70	Farm employment	2055	2264	2422	2429
53033	King	80	Nonfarm employment	1478319	1522336	1540162	1477200
53033	King	90	Private employment	1307729	1350558	1364775	1300849
53033	King	100	Forestry, fishing, and related activities	3498	3474	3542	3427
53033	King	200	Mining	1416	1657	1860	2251
53033	King	300	Utilities	1019	839	961	1038
53033	King	400	Construction	89082	94642	93131	75334
53033	King	500	Manufacturing	118858	121609	119401	110054
53033	King	600	Wholesale trade	68513	69796	70925	66363
53033	King	700	Retail trade	137905	135374	134582	127455
53033	King	800	Transportation and warehousing	54126	55835	55076	51468
53033	King	900	Information	77784	81468	85516	85621
53033	King	1000	Finance and insurance	71803	73403	74890	74770
53033	King	1100	Real estate and rental and leasing	77447	80477	80005	78019
53033	King	1200	Professional, scientific, and technical services	135546	147214	153919	148128
53033	King	1300	Management of companies and enterprises	25131	25835	25795	23887
53033	King	1400	Administrative and waste management services	88624	91905	89310	79007
53033	King	1500	Educational services	29753	30160	31678	31723
53033	King	1600	Health care and social assistance	123886	127074	131689	135704
53033	King	1700	Arts, entertainment, and recreation	38982	41022	42394	42167
53033	King	1800	Accommodation and food services	94075	96615	97481	93251
53033	King	1900	Other services, except public administration	70281	72159	72620	71182
53033	King	2000	Government and government enterprises	170590	171778	175387	176351
53033	King	2001	Federal, civilian	21394	21356	21627	22136
53033	King	2002	Military	7110	6989	7293	7440
53033	King	2010	State and local	142086	143433	146467	146775
53033	King	2011	State government	55592	55866	56929	57378
53033	King	2012	Local government	86494	87567	89538	89397

Legend / Footnotes:

1/ The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS). The estimates for 2007 forward are based on the 2007 NAICS.

2/ Excludes limited partners.

Last updated: April 21, 2011

CA25N Total full-time and part-time employment by NAICS industry 1/

Bureau of Economic Analysis

Fips	Area	LineCode	Description	2006	2007	2008	2009
53009	Clallam		Employment by place of work (number of jobs)
53009	Clallam	10	Total employment	36161	36886	36620	35818
53009	Clallam		By type
53009	Clallam	20	Wage and salary employment	25355	25444	25263	24404
53009	Clallam	40	Proprietors employment	10806	11442	11357	11414
53009	Clallam	50	Farm proprietors employment	404	469	466	464
53009	Clallam	60	Nonfarm proprietors employment 2/	10402	10973	10891	10950
53009	Clallam		By industry
53009	Clallam	70	Farm employment	484	544	560	556
53009	Clallam	80	Nonfarm employment	35677	36342	36060	35262
53009	Clallam	90	Private employment	28446	28925	28430	27484
53009	Clallam	100	Forestry, fishing, and related activities	958	936	930	899
53009	Clallam	200	Mining	104	108	126	161
53009	Clallam	300	Utilities	32	31	35	38
53009	Clallam	400	Construction	3087	3013	2750	2374
53009	Clallam	500	Manufacturing	1816	1904	1872	1998
53009	Clallam	600	Wholesale trade	576	567	516	486
53009	Clallam	700	Retail trade	5086	5007	4837	4549
53009	Clallam	800	Transportation and warehousing	734	718	715	665
53009	Clallam	900	Information	449	430	416	382
53009	Clallam	1000	Finance and insurance	1031	1106	1150	1251
53009	Clallam	1100	Real estate and rental and leasing	1955	2122	2105	2072
53009	Clallam	1200	Professional, scientific, and technical services	1861	1983	1982	1969
53009	Clallam	1300	Management of companies and enterprises	194	196	192	206
53009	Clallam	1400	Administrative and waste management services	1129	1242	1207	1125
53009	Clallam	1500	Educational services	310	309	340	335
53009	Clallam	1600	Health care and social assistance	3240	3322	3407	3327
53009	Clallam	1700	Arts, entertainment, and recreation	736	706	783	765
53009	Clallam	1800	Accommodation and food services	2796	2793	2596	2487
53009	Clallam	1900	Other services, except public administration	2352	2432	2471	2395
53009	Clallam	2000	Government and government enterprises	7231	7417	7630	7778
53009	Clallam	2001	Federal, civilian	428	414	439	477
53009	Clallam	2002	Military	576	563	571	575
53009	Clallam	2010	State and local	6227	6440	6620	6726
53009	Clallam	2011	State government	1254	1246	1285	1274
53009	Clallam	2012	Local government	4973	5194	5335	5452

Legend / Footnotes:

1/ The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS). The estimates for 2007 forward are based on the 2007 NAICS.

2/ Excludes limited partners.

Last updated: April 21, 2011 - new estimates for 2009; revised estimates for 2001-2008.

CA25N Total full-time and part-time employment by NAICS industry 1/

Bureau of Economic Analysis

Fips	Area	LineCode	Description	2006	2007	2008	2009
53053	Pierce		Employment by place of work (number of jobs)
53053	Pierce	10	Total employment	374825	391072	393176	382995
53053	Pierce		By type
53053	Pierce	20	Wage and salary employment	310724	322578	325121	314495
53053	Pierce	40	Proprietors employment	64101	68494	68055	68500
53053	Pierce	50	Farm proprietors employment	1182	1336	1334	1328
53053	Pierce	60	Nonfarm proprietors employment 2/	62919	67158	66721	67172
53053	Pierce		By industry
53053	Pierce	70	Farm employment	1802	1866	1862	1877
53053	Pierce	80	Nonfarm employment	373023	389206	391314	381118
53053	Pierce	90	Private employment	288255	302560	299266	286061
53053	Pierce	100	Forestry, fishing, and related activities	1120	1033	1031	1008
53053	Pierce	200	Mining	374	440	469	513
53053	Pierce	300	Utilities	693	741	808	847
53053	Pierce	400	Construction	30161	32907	30641	25755
53053	Pierce	500	Manufacturing	20497	20658	19909	16906
53053	Pierce	600	Wholesale trade	12000	12882	12913	12417
53053	Pierce	700	Retail trade	41064	42819	41771	39561
53053	Pierce	800	Transportation and warehousing	13094	13255	12900	12342
53053	Pierce	900	Information	4288	4263	4215	3828
53053	Pierce	1000	Finance and insurance	13047	14045	14576	15106
53053	Pierce	1100	Real estate and rental and leasing	17300	18738	18320	18299
53053	Pierce	1200	Professional, scientific, and technical services	15564	16831	16960	17001
53053	Pierce	1300	Management of companies and enterprises	1254	1281	1480	1265
53053	Pierce	1400	Administrative and waste management services	19218	20262	19320	18215
53053	Pierce	1500	Educational services	6883	6953	7016	6992
53053	Pierce	1600	Health care and social assistance	39081	40717	41808	43105
53053	Pierce	1700	Arts, entertainment, and recreation	6859	7126	7374	7370
53053	Pierce	1800	Accommodation and food services	24230	25147	25355	23794
53053	Pierce	1900	Other services, except public administration	21528	22462	22400	21737
53053	Pierce	2000	Government and government enterprises	84768	86646	92048	95057
53053	Pierce	2001	Federal, civilian	10534	10288	10824	11748
53053	Pierce	2002	Military	29551	31091	34489	36606
53053	Pierce	2010	State and local	44683	45267	46735	46703
53053	Pierce	2011	State government	11636	11856	12291	12093
53053	Pierce	2012	Local government	33047	33411	34444	34610

Legend / Footnotes:

1/ The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS). The estimates for 2007 forward are based on the 2007 NAICS.

2/ Excludes limited partners.

Last updated: April 21, 2011

CA25N Total full-time and part-time employment by NAICS industry 1/

Bureau of Economic Analysis

Fips	Area	LineCode	Description	2006	2007	2008	2009
53061	Snohomish		Employment by place of work (number of jobs)
53061	Snohomish	10	Total employment	316283	339900	340272	326310
53061	Snohomish		By type
53061	Snohomish	20	Wage and salary employment	257541	276537	277421	263179
53061	Snohomish	40	Proprietors employment	58742	63363	62851	63131
53061	Snohomish	50	Farm proprietors employment	1326	1526	1518	1511
53061	Snohomish	60	Nonfarm proprietors employment 2/	57416	61837	61333	61620
53061	Snohomish		By industry
53061	Snohomish	70	Farm employment	1996	2118	2147	2139
53061	Snohomish	80	Nonfarm employment	314287	337782	338125	324171
53061	Snohomish	90	Private employment	270045	293465	292590	278029
53061	Snohomish	100	Forestry, fishing, and related activities	1374	1297	1301	1194
53061	Snohomish	200	Mining	391	440	488	568
53061	Snohomish	300	Utilities	129	156	170	163
53061	Snohomish	400	Construction	28680	32168	29581	24271
53061	Snohomish	500	Manufacturing	51507	56424	57783	55002
53061	Snohomish	600	Wholesale trade	8856	9804	9706	9531
53061	Snohomish	700	Retail trade	37703	39512	39827	37189
53061	Snohomish	800	Transportation and warehousing	5192	5697	5584	5369
53061	Snohomish	900	Information	5889	6647	6247	5708
53061	Snohomish	1000	Finance and insurance	13047	13852	13937	13991
53061	Snohomish	1100	Real estate and rental and leasing	13955	15011	14696	14310
53061	Snohomish	1200	Professional, scientific, and technical services	15100	17298	17740	17319
53061	Snohomish	1300	Management of companies and enterprises	1532	1673	1673	1681
53061	Snohomish	1400	Administrative and waste management services	15498	17728	16777	15199
53061	Snohomish	1500	Educational services	3682	3816	3762	4008
53061	Snohomish	1600	Health care and social assistance	24913	26673	27833	28548
53061	Snohomish	1700	Arts, entertainment, and recreation	6279	6800	7140	7188
53061	Snohomish	1800	Accommodation and food services	19854	21184	21051	19900
53061	Snohomish	1900	Other services, except public administration	16464	17285	17294	16890
53061	Snohomish	2000	Government and government enterprises	44242	44317	45535	46142
53061	Snohomish	2001	Federal, civilian	2344	2338	2322	2348
53061	Snohomish	2002	Military	7359	7098	6894	6750
53061	Snohomish	2010	State and local	34539	34881	36319	37044
53061	Snohomish	2011	State government	5398	5315	5530	5551
53061	Snohomish	2012	Local government	29141	29566	30789	31493

Legend / Footnotes:

1/ The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS). The estimates for 2007 forward are based on the 2007 NAICS.

2/ Excludes limited partners.

Last updated: April 21, 2011

EXHIBIT III-1

Sound Financial, Inc.

General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700	Exhibit III-l
Characteristics of Publicly-Traded Thrifts
March 9, 2012

			Primary	Operating	Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchg.	Market	Strat (1)	Assets (2)		Offices	Year	Date	Price	Value
					($Mil)					($)	($Mil)
California Companies

BOFI	Bofi Holding, Inc. Of CA (3)	NASDAQ	San Diego, CA	Thrift	2,224		1	06-30	03/05	16.69	191
PROV	Provident Fin. Holdings of CA (3)	NASDAQ	Riverside, CA	M.B.	1,320	S	14	06-30	06/96	10.15	113
KFFG	Kaiser Federal Fin Group of CA (3)	NASDAQ	Covina, CA	Thrift	933		9	06-30	11/10	13.70	131
BANC	First PacTrust Bancorp of CA (3)	NASDAQ	Chula Vista, CA	Thrift	929	S	9	12-31	08/02	12.01	139
BYFC	Broadway Financial Corp. of CA (3)	NASDAQ	Los Angeles, CA	Thrift	422	S	5	12-31	01/96	1.50	3

Florida Companies

BKU	BankUnited, Inc. (3)	NYSE		Thrift	11,322		0		/	23.38	2,284
BBX	BankAtlantic Bancorp Inc of FL (3)	NYSE	FortLauderdaleFL	M.B.	3,741	S	101	12-31	11/83	1.85	29

Mid-Atlantic Companies

HCBK	Hudson City Bancorp, Inc of NJ (3)	NASDAQ	Paramus, NJ	Thrift	45,355		135	12-31	06/05	6.79	3,582
NYB	New York Community Bcrp of NY (3)	NYSE	Westbury, NY	Thrift	42,024		281	12-31	11/93	12.99	5,681
AF	Astoria Financial Corp. of NY (3)	NYSE	Lake Success, NY	Thrift	17,022		85	12-31	11/93	9.06	893
ISBC	Investors Bcrp MHC of NJ(42.5)	NASDAQ	Short Hills, NJ	Thrift	10,511	S	83	06-30	10/05	14.59	1,619
NWBI	Northwest Bancshares Inc of PA (3)	NASDAQ	Warren, PA	Thrift	7,957		172	06-30	12/09	12.53	1,222
PFS	Provident Fin. Serv. Inc of NJ (3)	NYSE	Jersey City, NJ	Thrift	7,097		83	12-31	01/03	13.87	832
BNCL	Beneficial Mut MHC of PA(43.3)	NASDAQ	Philadelphia, PA	Thrift	4,596		65	12-31	07/07	8.89	714
FFIC	Flushing Fin. Corp. of NY (3)	NASDAQ	Lake Success, NY	Thrift	4,303	S	19	12-31	11/95	13.31	411
TRST	TrustCo Bank Corp NY of NY (3)	NASDAQ	Glenville, NY	Thrift	4,243		133	12-31	/	5.36	501
WSFS	WSFS Financial Corp. of DE (3)	NASDAQ	Wilmington, DE	Div.	4,189	S	38	12-31	11/86	36.80	319
DCOM	Dime Community Bancshars of NY (3)	NASDAQ	Brooklyn, NY	Thrift	4,021		25	12-31	06/96	14.17	497
PBNY	Provident NY Bncrp, Inc. of NY (3)	NASDAQ	Montebello, NY	Thrift	3,084		37	09-30	01/04	8.43	319
KRNY	Kearny Fin Cp MHC of NJ (25.0)	NASDAQ	Fairfield, NJ	Thrift	2,863		40	06-30	02/05	9.57	642
ORIT	Oritani Financial Corp of NJ (3)	NASDAQ	Twnship of WA NJ	Thrift	2,603		23	06-30	06/10	13.15	598
NFBK	Northfield Bcp MHC of NY(41.8)	NASDAQ	Avenel, NY	Thrift	2,377		19	12-31	11/07	14.11	572
OCFC	OceanFirst Fin. Corp of NJ (3)	NASDAQ	Toms River, NJ	Thrift	2,302		23	12-31	07/96	14.19	265
ESBF	ESB Financial Corp. of PA (3)	NASDAQ	Ellwood City, PA	Thrift	2,007	S	24	12-31	06/90	13.03	194
ROMA	Roma Fin Corp MHC of NJ (25.5)	NASDAQ	Robbinsville, NJ	Thrift	1,927	S	27	12-31	07/06	10.02	304
CSBK	Clifton Svg Bp MHC of NJ(35.8)	NASDAQ	Clifton, NJ	Thrift	1,117		12	03-31	03/04	10.14	265
ESSA	ESSA Bancorp, Inc. of PA (3)	NASDAQ	Stroudsburg, PA	Thrift	1,097		18	09-30	04/07	9.54	113
CBNJ	Cape Bancorp, Inc. of NJ (3)	NASDAQ	Cape My Ct Hs,NJ	Thrift	1,079	S	17	12-31	02/08	7.77	103
BFED	Beacon Federal Bancorp of NY (3)	NASDAQ	East Syracuse NY	Thrift	1,071	S	8	12-31	10/07	13.90	87
OSHC	Ocean Shore Holding Co. of NJ (3)	NASDAQ	Ocean City, NJ	Thrift	1,021	S	10	12-31	12/09	11.14	81
FXCB	Fox Chase Bancorp, Inc. of PA (3)	NASDAQ	Hatboro, PA	Thrift	1,016		11	12-31	06/10	12.94	169
SVBI	Severn Bancorp, Inc. of MD (3)	NASDAQ	Annapolis, MD	Thrift	926	S	4	12-31	/	3.68	37
HARL	Harleysville Svgs Fin Cp of PA (3)	NASDAQ	Harleysville, PA	Thrift	833		8	09-30	08/87	16.75	63
THRD	TF Fin. Corp. of Newtown PA (3)	NASDAQ	Newtown, PA	Thrift	682		14	12-31	07/94	23.40	66
CARV	Carver Bancorp, Inc. of NY (3)	NASDAQ	New York, NY	Thrift	671		9	03-31	10/94	5.40	20
MLVF	Malvern Fed Bncp MHC PA(44.5)	NASDAQ	Paoli, PA	Thrift	666		9	09-30	05/08	7.70	47
ONFC	Oneida Financial Corp. of NY (3)	NASDAQ	Oneida, NY	Thrift	664		13	12-31	07/10	9.80	68
FSBI	Fidelity Bancorp. Inc. of PA (3)	NASDAQ	Pittsburgh, PA	Thrift	661		13	09-30	06/88	10.51	32
COBK	Colonial Financial Serv. of NJ (3)	NASDAQ	Bridgeton, NJ	Thrift	590	S	9	12-31	07/10	12.10	50
GCBC	Green Co Bcrp MHC of NY (44.4)	NASDAQ	Catskill, NY	Thrift	560		14	06-30	12/98	18.13	75
MGYR	Magyar Bancorp MHC of NJ(44.7)	NASDAQ	NW Brunswick, NJ	Thrift	526		6	09-30	01/06	4.42	26
ESBK	Elmira Svgs Bank, FSB of NY (3)	NASDAQ	Elmira, NY	Thrift	518	S	11	12-31	03/85	17.71	38
PBIP	Prudential Bncp MHC PA (25.4)	NASDAQ	Philadelphia, PA	Thrift	501		7	09-30	03/05	5.16	52
LSBK	Lake Shore Bnp MHC of NY(38.8)	NASDAQ	Dunkirk, NY	Thrift	494	S	10	12-31	04/06	10.30	61
NECB	NE Comm Bncrp MHC of NY (43.2)	NASDAQ	White Plains, NY	Thrift	464	S	7	12-31	07/06	6.51	82
ALLB	Alliance Bancorp, Inc. of PA (3)	NASDAQ	Broomall, PA	Thrift	460	S	9	12-31	01/11	11.35	62
STND	Standard Financial Corp. of PA (3)	NASDAQ	Monroeville, PA	Thrift	437		12	09-30	10/10	16.23	56
PBHC	Pathfinder BC MHC of NY (36.3)	NASDAQ	Oswego, NY	Thrift	420	S	14	12-31	11/95	9.10	24
OBAF	OBA Financial Serv. Inc of MD (3)	NASDAQ	Germantown, MD	Thrift	382		5	06-30	01/10	14.20	60
WSB	WSB Holdings, Inc. of Bowie MD (3)	NASDAQ	Bowie, MD	Thrift	380	S	5	12-31	08/88	3.50	28
MSBF	MSB Fin Corp MHC of NJ (40.3)	NASDAQ	Millington, NJ	Thrift	354	S	5	06-30	01/07	5.25	27
FFCO	FedFirst Financial Corp of PA (3)	NASDAQ	Monessen, PA	Thrift	342	S	9	12-31	09/10	13.90	42
CMSB	CMS Bancorp Inc of W Plains NY (3)	NASDAQ	White Plains, NY	Thrift	260		6	09-30	04/07	7.94	15

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700	Exhibit III-l
Characteristics of Publicly-Traded Thrifts
March 9, 2012

			Primary	Operating	Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchg.	Market	Strat (1)	Assets (2)		Offices	Year	Date	Price	Value
					($Mil)					($)	($Mil)

Mid-Atlantic Companies (continued)

WVFC	WVS Financial Corp. of PA (3)	NASDAQ	Pittsburgh, PA	Thrift	254		6	06-30	11/93	8.51	18

Mid-West Companies

FBC	Flagstar Bancorp, Inc. of MI (3)	NYSE	Troy, MI	Thrift	13,733	S	176	12-31	04/97	1.04	578
TFSL	TFS Fin Corp MHC of OH (26.4)	NASDAQ	Cleveland, OH	Thrift	11,059		39	09-30	04/07	9.37	2,895
CFFN	Capitol Federal Fin Inc. of KS (3)	NASDAQ	Topeka, KS	Thrift	9,450	S	47	09-30	12/10	11.83	1,982
BKMU	Bank Mutual Corp of WI (3)	NASDAQ	Milwaukee, WI	Thrift	2,500	S	80	12-31	10/03	3.90	180
UCFC	United Community Fin. of OH (3)	NASDAQ	Youngstown, OH	Thrift	2,071	S	38	12-31	07/98	1.45	45
FDEF	First Defiance Fin. Corp of OH (3)	NASDAQ	Defiance, OH	Thrift	2,068		33	12-31	10/95	15.69	153
WSBF	Waterstone Fin MHC of WI(26.2)	NASDAQ	Wauwatosa, WI	Thrift	1,742	S	10	12-31	10/05	2.41	75
BFIN	BankFinancial Corp. of IL (3)	NASDAQ	Burr Ridge, IL	Thrift	1,634	S	21	12-31	06/05	5.53	117
MFSF	MutualFirst Fin. Inc. of IN (3)	NASDAQ	Muncie, IN	Thrift	1,433	S	33	12-31	12/99	9.10	64
CASH	Meta Financial Group of IA (3)	NASDAQ	Storm Lake, IA	Thrift	1,359		12	09-30	09/93	20.93	67
PULB	Pulaski Fin Cp of St. Louis MO (3)	NASDAQ	St. Louis, MO	Thrift	1,332		12	09-30	12/98	7.65	82
HFFC	HF Financial Corp. of SD (3)	NASDAQ	Sioux Falls, SD	Thrift	1,227		33	06-30	04/92	11.73	82
NASB	NASB Fin, Inc. of Grandview MO (3)	NASDAQ	Grandview, MO	Thrift	1,206		9	09-30	09/85	13.92	110
CITZ	CFS Bancorp, Inc of Munster IN (3)	NASDAQ	Munster, IN	Thrift	1,149		22	12-31	07/98	5.34	58
HFBC	HopFed Bancorp, Inc. of KY (3)	NASDAQ	Hopkinsville, KY	Thrift	1,041		18	12-31	02/98	8.55	64
PVFC	PVF Capital Corp. of Solon OH (3)	NASDAQ	Solon, OH	R.E.	795		18	06-30	12/92	1.80	46
HMNF	HMN Financial, Inc. of MN (3)	NASDAQ	Rochester, MN	Thrift	790		15	12-31	06/94	2.18	10
CHEV	Cheviot Financial Corp. of OH (3)	NASDAQ	Cincinnati, OH	Thrift	632	P	6	12-31	01/12	8.38	64
FCLF	First Clover Leaf Fin Cp of IL (3)	NASDAQ	Edwardsville, IL	Thrift	574	S	4	12-31	07/06	6.06	47
FSFG	First Savings Fin. Grp. of IN (3)	NASDAQ	Clarksville, IN	Thrift	542		12	09-30	12/08	16.94	40
CZWI	Citizens Comm Bncorp Inc of WI (3)	NASDAQ	Eau Claire, WI	Thrift	531		27	09-30	11/06	5.79	30
LPSB	LaPorte Bancrp MHC of IN(45.0)	NASDAQ	La Porte, IN	Thrift	485	S	8	12-31	10/07	9.30	43
UCBA	United Comm Bncp MHC IN (40.7)	NASDAQ	Lawrenceburg, IN	Thrift	467		9	06-30	03/06	5.75	45
IROQ	IF Bancorp. Inc. of IL (3)	NASDAQ	Watseka, IL	Thrift	448	P	5	06-30	07/11	11.89	57
FCAP	First Capital, Inc. of IN (3)	NASDAQ	Corydon, IN	Thrift	437	S	13	12-31	01/99	20.51	57
FFFD	North Central Bancshares of IA (3)	NASDAQ	Fort Dodge, IA	Div.	430	S	11	12-31	03/96	23.30	32
WAYN	Wayne Savings Bancshares of OH (3)	NASDAQ	Wooster, OH	Thrift	410		11	03-31	01/03	8.37	25
RIVR	River Valley Bancorp of IN (3)	NASDAQ	Madison, IN	Thrift	402	S	10	12-31	12/96	15.50	23
LSBI	LSB Fin. Corp. of Lafayette IN (3)	NASDAQ	Lafayette, IN	Thrift	364	S	5	12-31	02/95	16.51	26
JXSB	Jacksonville Bancorp Inc of IL (3)	NASDAQ	Jacksonville, IL	Thrift	307	S	7	12-31	07/10	14.90	29
WBKC	Wolverine Bancorp, Inc. of MI (3)	NASDAQ	Midland, MI	Thrift	294		5	12-31	01/11	15.30	38
CFBK	Central Federal Corp. of OH (3)	NASDAQ	Fairlawn, OH	Thrift	265	S	4	12-31	12/98	1.00	4
KFFB	KY Fst Fed Bp MHC of KY (38.9)	NASDAQ	Hazard, KY	Thrift	236		4	06-30	03/05	9.06	70
FFDF	FFD Financial Corp of Dover OH (3)	NASDAQ	Dover, OH	Thrift	235		5	06-30	04/96	15.40	16
FFNM	First Fed of N. Michigan of MI (3)	NASDAQ	Alpena, MI	Thrift	222	S	8	12-31	04/05	3.74	11
FBSI	First Bancshares, Inc. of MO (3)	NASDAQ	Mntn Grove, MO	Thrift	198		11	06-30	12/93	5.90	9

New England Companies

PBCT	Peoples United Financial of CT (3)	NASDAQ	Bridgeport, CT	Div.	27,569		340	12-31	04/07	12.54	4,482
BHLB	Berkshire Hills Bancorp of MA (3)	NASDAQ	Pittsfield, MA	Thrift	3,982		44	12-31	06/00	22.18	469
BRKL	Brookline Bancorp, Inc. of MA (3)	NASDAQ	Brookline, MA	Thrift	3,299		20	12-31	07/02	9.12	540
EBSB	Meridian Fn Serv MHC MA (40.8)	NASDAQ	East Boston, MA	Thrift	1,974		25	12-31	01/08	13.12	291
RCKB	Rockville Fin New, Inc. of CT (3)	NASDAQ	Vrn Rockville CT	Thrift	1,750		22	12-31	03/11	11.61	343
FBNK	First Connecticut Bncorp of CT (3)	NASDAQ	Farmington, CT	Thrift	1,697	S	19	12-31	06/11	12.84	230
UBNK	United Financial Bncrp of MA (3)	NASDAQ	W Springfield MA	Thrift	1,624		24	12-31	12/07	15.80	248
WFD	Westfield Fin. Inc. of MA (3)	NASDAQ	Westfield, MA	Thrift	1,263	S	11	12-31	01/07	7.97	214
HIFS	Hingham Inst. for Sav. of MA (3)	NASDAQ	Hingham, MA	Thrift	1,127		10	12-31	12/88	53.83	114
NHTB	NH Thrift Bancshares of NH (3)	NASDAQ	Newport, NH	Thrift	1,042		27	12-31	05/86	12.35	72
SIFI	SI Financial Group, Inc. of CT (3)	NASDAQ	Willimantic, CT	Thrift	955		21	12-31	01/11	10.79	114
BLMT	BSB Bancorp, Inc. of MA (3)	NASDAQ	Belmont, MA	Thrift	630	P	4	12-31	10/11	10.97	101
CBNK	Chicopee Bancorp, Inc. of MA (3)	NASDAQ	Chicopee, MA	Thrift	616		8	12-31	07/06	14.08	81
NVSL	Naugatuck Valley Fin Crp of CT (3)	NASDAQ	Naugatuck, CT	Thrift	580	S	10	12-31	06/11	7.00	49
HBNK	Hampden Bancorp, Inc. of MA (3)	NASDAQ	Springfield, MA	Thrift	568		9	06-30	01/07	12.40	76
PEOP	Peoples Fed Bancshrs Inc of MA (3)	NASDAQ	Brighton, MA	Thrift	553		6	09-30	07/10	15.56	106
CEBK	Central Bncrp of Somerville MA (3)	NASDAQ	Somerville, MA	Thrift	521		11	03-31	10/86	19.20	32
PSBH	PSB Hldgs Inc MHC of CT (42.9)	NASDAQ	Putnam, CT	Thrift	470		8	06-30	10/04	4.85	32

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700	Exhibit III-l
Characteristics of Publicly-Traded Thrifts
March 9, 2012

			Primary	Operating	Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchg.	Market	Strat (1)	Assets (2)		Offices	Year	Date	Price	Value
					($Mil)					($)	($Mil)

New England Companies (continued)

NFSB	Newport Bancorp, Inc. of RI (3)	NASDAQ	Newport, RI	Thrift	454		6	12-31	07/06	13.14	46
WEBK	Wellesley Bancorp, Inc. of MA (3)	NASDAQ	Wellesley, MA	Thrift	293	P	2	12-31	01/12	12.50	30
MFLR	Mayflower Bancorp, Inc. of MA (3)	NASDAQ	Middleboro, MA	Thrift	248		8	04-30	12/87	8.13	17

North-West Companies

WAFD	Washington Federal, Inc. of WA (3)	NASDAQ	Seattle, WA	Thrift	13,441	S	163	09-30	11/82	16.33	1,755
HMST	HomeStreet, Inc. of WA (3)	NASDAQ	Seattle, WA	Undefined	l,841	P	21	12-31	/	26.66	72
FFNW	First Fin NW, Inc of Renton WA (3)	NASDAQ	Renton, WA	Thrift	1,059		1	12-31	10/07	7.29	137
RVSB	Riverview Bancorp, Inc. of WA (3)	NASDAQ	Vancouver, WA	Thrift	862		17	03-31	10/97	2.25	51
TSBK	Timberland Bancorp, Inc. of WA (3)	NASDAQ	Hoquiam, WA	Thrift	736		22	09-30	01/98	4.42	31
ANCB	Anchor Bancorp of Aberdeen, WA (3)	NASDAQ	Aberdeen, WA	Thrift	486		15	06-30	01/11	9.25	24

South-East Companies

FFCH	First Fin. Holdings Inc. of SC (3)	NASDAQ	Charleston, SC	Thrift	3,147		67	09-30	11/83	9.88	163
CHFN	Charter Fin Corp MHC GA (38.4)	NASDAQ	West Point, GA	Thrift	1,117		17	09-30	09/10	9.26	170
HBOS	Heritage Fin Group, Inc of GA (3)	NASDAQ	Albany, GA	Thrift	1,103	S	16	12-31	11/10	12.01	105
FRNK	Franklin Financial Corp. of VA (3)	NASDAQ	Glen Allen, VA	Thrift	1,081		9	09-30	04/11	13.33	191
CSBC	Citizens South Bnkg Corp of NC (3)	NASDAQ	Gastonia, NC	Thrift	1,080		21	12-31	10/02	4.63	53
HBCP	Home Bancorp Inc. Lafayette LA (3)	NASDAQ	Lafayette, LA	Thrift	972	S	18	12-31	10/08	16.35	127
ASBB	ASB Bancorp, Inc. of NC (3)	NASDAQ	Asheville, MA	Thrift	803	P	13	12-31	10/11	12.34	69
ACFC	Atlantic Coast Fin. Corp of GA (3)	NASDAQ	Waycross, GA	Thrift	792	S	12	12-31	02/11	2.15	6
FFBH	First Fed. Bancshares of AR (3)	NASDAQ	Harrison, AR	Thrift	601	S	18	12-31	05/96	6.81	131
JFBI	Jefferson Bancshares Inc of TN (3)	NASDAQ	Morristown, TN	Thrift	530		12	06-30	07/03	2.25	15
CFFC	Community Fin. Corp. of VA (3)	NASDAQ	Staunton, VA	Thrift	510		11	03-31	03/88	2.93	13
OFED	Oconee Fed Fn Cp MHC SC (35.0)	NASDAQ	Seneca, SC	Thrift	376		5	06-30	01/11	12.00	76
FABK	First Advantage Bancorp of TN (3)	NASDAQ	Clarksville, TN	Thrift	358	S	5	12-31	11/07	12.79	52
PBSK	Poage Bankshares, Inc. of KY (3)	NASDAQ	Ashland, KY	Thrift	322	P	6	09-30	09/11	11.27	38
LABC	Louisiana Bancorp, Inc. of LA (3)	NASDAQ	Metairie, LA	Thrift	316	S	3	12-31	07/07	15.76	51
AFCB	Athens Bancshares, Inc. of TN (3)	NASDAQ	Athens, TN	Thrift	284	S	7	12-31	01/10	13.85	38
HFBL	Home Federal Bancorp Inc of LA (3)	NASDAQ	Shreveport, LA	Thrift	252		5	06-30	12/10	13.76	42
SIBC	State Investors Bancorp of LA (3)	NASDAQ	Metairie, LA	Thrift	239	P	4	12-31	07/11	11.10	32

South-West Companies

VPFG	ViewPoint Financal Group of TX (3)	NASDAQ	Plano, TX	Thrift	3,181		24	12-31	07/10	15.40	519
OABC	OmniAmerican Bancorp Inc of TX (3)	NASDAQ	Fort Worth, TX	Thrift	1,337		16	12-31	01/10	18.50	207
SPBC	SP Bancorp, Inc. of Plano, TX (3)	NASDAQ	Plano, TX	Thrift	259	S	8	12-31	11/10	12.05	21

Western Companies (Excl CA)

TBNK	Territorial Bancorp, Inc of HI (3)	NASDAQ	Honolulu, HI	Thrift	1,516	S	25	12-31	07/09	21.29	235
EBMT	Eagle Bancorp Montanta of MT (3)	NASDAQ	Helena, MT	Thrift	332		6	06-30	04/10	9.95	39

Other Areas

NOTES:	(1)	Operating strategies are: Thrift-Traditional Thrift, M. B.=Mortgage Banker, R.E.=Real Estate Developer,
		Div.=Diversified, and Ret.=Retail Banking.
	(2)	Most recent quarter end available (E=Estimated, and P=Pro Forma)

Source: SNL Financial, LC.

Date of Last Update: 03/09/12

EXHIBIT III-2 Sound Financial, Inc. Public Market Pricing of Publicly-Traded Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700	Exhibit III-2A
Market Pricing Comparatives
Prices As of March 9, 2012

		Market		Per Share Data
		Capitalization		Core	Book	Pricing Ratios (3)					Dividends (4)			Financial Characteristics (6)
		Price/	Market	12-Mth	Value/						Amount/		Payout	Total		Equity/	Tng Eq/	NPAs	Reported		Core
Financial Institution		Share (1)	Value	EPS (2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio (5)	Assets		Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil	)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		11.45	274.84	0.15	13.84	19.47	83.66	10.56	90.38	19.79	0.22	1.80	26.26	2,577		12.03	11.38	3.43	0.22	1.52	0.13	0.50
State of WA		11.03	344.87	-0.78	18.52	23.78	60.84	7.48	67.46	16.66	0.05	0.33	15.53	3,071		10.87	10.01	9.38	-0.44	-4.71	-0.49	-5.08

Comparable Group

State of WA
ANCB	Anchor Bancorp of Aberdeen, WA	9.25	23.59	-3.77	21.65	NM	42.73	4.85	42.73	NM	0.00	0.00	NM	486		11.36	11.36	NA	-1.96	-17.64	-1.95	-17.55
FFNW	First Fin NW, Inc of Renton WA	7.29	137.09	0.15	9.64	31.70	75.62	12.94	75.62	NM	0.00	0.00	0.00	1,059		17.11	17.11	10.95	0.38	2.43	0.25	1.58
HMST	HomeStreet, Inc. of WA	26.66	72.04	-1.24	47.87	NM	55.69	3.91	55.69	NM	0.00	0.00	NM	1,841		0.00	0.00	11.25	-0.18	NM	-0.18	NM
RVSB	Riverview Bancorp, Inc. of WA	2.25	50.56	-0.66	4.07	NM	55.28	5.86	76.79	NM	0.00	0.00	NM	862		10.69	7.92	7.26	-1.72	-14.19	-1.72	-14.19
TSBK	Timberland Bancorp, Inc. of WA	4.42	31.14	-0.11	10.12	NM	43.68	4.23	47.68	NM	0.00	0.00	NM	736		11.87	11.14	8.04	-0.01	-0.08	-0.11	-0.8
WAFD	Washington Federal, Inc. of WA	16.33	1754.82	0.98	17.74	15.85	92.05	13.06	106.25	16.66	0.32	1.96	31.07	13,441		14.18	12.53	NA	0.83	5.96	0.79	5.67

(1)     Average of High/Low or Bid/Ask price per share.

(2)     EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.

(3)     P/E = Price to earnings;  P/B = Price to book; P/A = Price to assets, P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4)     Indicated twelve month dividend, based on last quarterly dividend declared.

(5)     Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6)     ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7)     Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:   SNL Financial, LC. and RP Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700	Exhibit III-2B
Market Pricing Comparatives
Prices As of March 9, 2012

Market	Per Share Data
Capitalization	Core	Book	Pricing Ratios (3)	Dividends (4)	Financial Characteristics (6)

	Price/	Market	12-Mth	Value/						Amount/		Payout	Total	Equity/	Tng Eq/	NPAs	Reported		Core
Financial Institution	Share (1)	Value	EPS (2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio (5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
	($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies	11.45	274.84	0.15	13.84	19.47	83.66	10.56	90.38	19.7 9	0.22	1.80	26.26	2,577	12.03	11.38	3.43	0.22	1.52	0.13	0.50
Special Selection Grouping(8)	11.19	31.84	0.12	15.14	19.37	74.29	10.20	76.82	20.29	0.17	1.62	22.62	377	12.64	12.37	3.24	0.30	0.76	0.20	-0.23

Comparable Group

Special Comparative Group (8)
ALLB	Alliance Bancorp, Inc. of PA	11.35	62.13	0.21	15.34	NM	73.99	13.51	73.99	NM	0.20	1.76	NM	460	18.25	18.25	3.71	0.25	1.63	0.25	1.63
ANCB	Anchor Bancorp of Aberdeen, WA	9.25	23.59	-3.77	21.65	NM	42.73	4.85	42.73	NM	0.00	0.00	NM	486	11.36	11.36	NA	-1.96	-17.64	-1.95	-17.55
AFCB	Athens Bancshares, Inc. of TN	13.85	37.78	0.65	18.42	20.98	75.19	13.32	75.77	21.31	0.20	1.44	30.30	284	17.72	17.61	1.66	0.64	3.59	0.63	3.54
BYFC	Broadway Financial Corp. of CA	1.50	2.62	-5.89	3.80	NM	39.47	0.62	39.47	NM	0.04	2.67	NM	422	5.46	5.46	17.56	-1.95	-30.08	-2.20	-33.81
CMSB	CMS Bancorp Inc of W Plains NY	7.94	14.79	-0.11	11.89	NM	66.78	5.69	66.78	NM	0.00	0.00	NM	260	8.51	8.51	2.22	-0.04	-0.42	-0.08	-0.93
CFBK	Central Federal Corp. of OH	1.00	4.13	-1.45	1.05	NM	95.24	1.56	98.04	NM	0.00	0.00	NM	265	4.31	4.28	5.16	-1.80	-35.78	-2.14	-42.52
EBMT	Eagle Bancorp Montanta of MT	9.95	38.60	0.23	13.71	21.17	72.57	11.63	72.57	NM	0.29	2.91	61.70	332	16.02	16.02	1.69	0.55	3.44	0.27	1.68
FFCO	FedFirst Financial Corp of PA	13.90	41.56	0.30	19.96	NM	69.64	12.14	71.14	NM	0.12	0.86	NM	342	17.44	17.14	1.03	0.14	0.80	0.26	1.51
FABK	First Advantage Bancorp of TN	12.79	51.65	0.31	16.70	26.65	76.59	14.41	76.59	NM	0.20	1.56	41.67	358	18.81	18.81	1.14	0.56	2.88	0.36	1.86
FCAP	First Capital, Inc. of IN	20.51	57.14	1.25	18.13	14.65	113.13	13.07	126.76	16.41	0.76	3.71	54.29	437	11.58	10.46	2.02	0.87	7.95	0.78	7.10
HFBL	Home Federal Bancorp Inc of LA	13.76	42.00	0.27	17.14	18.59	80.28	16.64	80.28	NM	0.24	1.74	32.43	252	20.72	20.72	0.09	0.98	4.40	0.36	1.60
IROQ	IF Bancorp, Inc. of IL	11.89	57.20	0.45	15.78	20.86	75.35	12.77	75.35	26.42	0.00	0.00	0.00	448	0.00	0.00	1.59	0.61	NM	0.48	NM
JXSB	Jacksonville Bancorp Inc of IL	14.90	28.77	1.51	21.12	8.87	70.55	9.38	75.60	9.87	0.30	2.01	17.86	307	13.30	12.52	1.40	1.06	8.60	0.96	7.73
LSBI	LSB Fin. Corp. of Lafayette IN	16.51	25.67	0.61	23.69	14.74	69.69	7.06	69.69	27.07	0.00	0.00	0.00	364	10.12	10.12	4.50	0.47	4.85	0.26	2.64
LPSB	LaPorte Bancrp MHC of IN(45.0)	9.30	19.22	0.45	11.92	14.31	78.02	8.76	93.37	20.67	0.16	1.72	24.62	485	11.23	9.56	1.63	0.65	5.72	0.45	3.96
LSBK	Lake Shore Bnp MHC of NY(38.8)	10.30	25.21	0.65	10.61	15.37	97.08	12.39	97.08	15.85	0.28	2.72	41.79	494	12.76	12.76	0.56	0.82	6.82	0.80	6.61
LABC	Louisiana Bancorp, Inc. of LA	15.76	51.33	0.59	17.40	22.51	90.57	16.25	90.57	26.71	0.00	0.00	0.00	316	17.94	17.94	0.40	0.71	3.82	0.60	3.22
MSBF	MSB Fin Corp MHC of NJ (40.3)	5.25	11.21	0.12	8.02	NM	65.46	7.56	65.46	NM	0.12	2.29	NM	354	11.54	11.54	7.34	0.17	1.51	0.17	1.51
NECB	NE Comm Bncrp MHC of NY (43.2)	6.51	38.74	0.32	8.45	31.00	77.04	17.76	78.34	20.34	0.12	1.84	57.14	464	23.05	22.75	7.88	0.57	2.46	0.87	3.76
NFSB	Newport Bancorp, Inc. of RI	13.14	46.07	0.41	14.73	32.05	89.21	10.15	89.21	32.05	0.00	0.00	0.00	454	11.38	11.38	0.42	0.32	2.83	0.32	2.83
FFFD	North Central Bancshares of IA	23.30	31.57	1.13	30.99	13.71	75.19	7.35	76.42	20.62	0.25	1.07	14.71	430	12.13	11.99	4.21	0.51	4.57	0.34	3.04
OBAF	OBA Financial Serv. Inc of MD	14.20	59.80	0.13	18.03	NM	78.76	15.65	78.76	NM	0.00	0.00	0.00	382	19.87	19.87	2.58	0.13	0.64	0.15	0.69
OFED	Oconee Fed Fn Cp MHC SC (35.0)	12.00	26.65	0.58	12.86	29.27	93.31	20.27	93.31	20.69	0.40	3.33	NM	376	21.72	21.72	0.72	0.69	3.39	0.98	4.80
PSBH	PSB Hldgs Inc MHC of CT (42.9)	4.85	13.58	0.51	6.98	25.53	69.48	6.74	82.48	9.51	0.16	3.30	NM	470	9.70	8.30	2.34	0.26	2.69	0.70	7.22
PBHC	Pathfinder BC MHC of NY (36.3)	9.10	8.21	0.64	10.08	9.29	90.28	5.67	105.69	14.22	0.12	1.32	12.24	420	9.36	8.53	1.40	0.62	7.77	0.41	5.07
PBSK	Poage Bankshares, Inc. of KY	11.27	38.00	0.33	16.66	17.89	67.65	11.79	67.65	34.15	0.16	1.42	25.40	322	0.00	0.00	1.08	0.66	NM	0.35	NM
RIVR	River Valley Bancorp of IN	15.50	23.47	0.51	18.56	12.92	83.51	5.84	83.74	30.39	0.84	5.42	70.00	402	8.23	8.22	5.13	0.46	5.60	0.20	2.38
SPBC	SP Bancorp, Inc. of Plano, TX	12.05	20.79	-0.07	19.07	19.13	63.19	8.03	63.19	NM	0.00	0.00	0.00	259	12.71	12.71	3.55	0.43	3.69	-0.05	-0.41
STND	Standard Financial Corp. of PA	16.23	55.56	0.92	22.90	17.08	70.87	12.70	80.55	17.64	0.18	1.11	18.95	437	17.93	16.12	1.17	0.75	4.23	0.72	4.09
UCBA	United Comm Bncp MHC IN (40.7)	5.75	18.34	-0.11	6.99	NM	82.26	9.66	87.92	NM	0.44	7.65	NM	467	11.74	11.07	6.62	0.02	0.14	-0.18	-1.58
WSB	WSB Holdings, Inc. of Bowie MD	3.50	27.98	-0.02	6.75	20.59	51.85	7.37	51.85	NM	0.00	0.00	0.00	380	14.22	14.22	9.11	0.35	2.59	-0.04	-0.30
WVFC	WVS Financial Corp. of PA	8.51	17.51	0.80	14.28	11.20	59.59	6.91	59.59	10.64	0.16	1.88	21.05	254	11.59	11.59	0.67	0.64	5.44	0.67	5.73
WAYN	Wayne Savings Bancshares of OH	8.37	25.14	0.55	13.22	14.43	63.31	6.13	66.53	15.22	0.24	2.87	41.38	410	9.68	9.26	3.17	0.43	4.45	0.40	4.22
WEBK	Wellesley Bancorp, Inc. of MA	12.50	30.09	0.78	17.04	16.03	73.36	10.26	73.36	16.03	0.00	0.00	0.00	293	0.00	0.00	1.40	0.64	NM	0.64	NM
WBKC	Wolverine Bancorp, Inc. of MI	15.30	38.37	0.33	25.91	34.77	59.05	13.07	59.05	NM	0.00	0.00	0.00	294	22.13	22.13	5.10	0.36	1.84	0.27	1.38

(1)       Average of High/Low or Bid/Ask price per share.

(2)       EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.

(3)       P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4)       Indicated twelve month dividend, based on last quarterly dividend declared.

(5)       Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6)       ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7)       Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8)       Includes Assets $250-$500 Million;

Source:  SNL Financial, LC. and RP Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

Exhibit III-3

Sound Financial, Inc.

Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit	Unemployment
		Population		Pop.	2010-2011	2011-2016		% State	Market	Rate
Company	County	2010	2011	2016	% Change	% Change	Amount	Average	Share(1)	12/31/2011
		(000)	(000)	(000)	(%)	(%)	($)	(%)	(%)	(%)

Athens Bancshares, Inc. of TN	McMinn	52	53	54	0.6%	2.6%	$20,728	90.39%	20.09%	10.0%
Eagle Bancorp Montanta of MT	Lewis and Clark	63	64	68	1.3%	5.6%	28,288	119.90%	9.50%	5.1%
First Fin NW, Inc of Renton WA	King	1,931	1,957	2,063	1.3%	5.4%	34,943	122.08%	1.67%	7.2%
Jacksonville Bancorp Inc of IL	Morgan	36	35	35	-0.4%	-1.4%	22,569	81.20%	26.18%	9.0%
LSB Fin. Corp. of Lafayette IN	Tippecanoe	173	175	186	1.1%	6.2%	23,883	103.21%	14.97%	7.5%
Louisiana Bancorp, Inc. of LA	Jefferson	433	431	424	-0.3%	-1.7%	25,717	110.57%	1.89%	6.0%
River Valley Bancorp of IN	Jefferson	32	32	33	0.1%	0.7%	19,705	85.16%	57.09%	8.8%
Timberland Bancorp, Inc. of WA	Grays Harbor	73	73	74	0.0%	1.2%	20,449	71.44%	22.88%	13.5%
Wayne Savings Bancshares of OH	Wayne	115	115	116	0.3%	1.3%	21,432	87.78%	13.38%	6.6%
Wolverine Bancorp, Inc. of MI	Midland	84	84	84	0.1%	0.4%	27,133	112.98%	13.22%	7.0%

	Averages:	299	302	314	0.4%	2.0%	$24,485	98.47%	18.09%	8.1%
	Medians:	78	78	79	0.2%	1.3%	$23,226	96.80%	14.18%	7.4%

Sound Financial, Inc.	King	1,931	1,957	2,063	1.3%	5.4%	$34,943	122.08%	0.14%	7.2%

(1) Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2011.

Source:  SNL Financial, LC.

EXHIBIT IV-1 Sound Financial, Inc. Stock Prices: As of March 9, 2012

RP FINANCIAL, LC.

Financial Services Industry Consultants

1100 North Glebe Road, Suite 1100

Arlington, Virginia 222011

(703) 528-1700

Exhibit IV-A

Weekly Thrift Market Line - Part One

Prices As Of March 9, 2012

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-			Last	Last	52 Wks	Most Rcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share(1)	anding	ization (9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. All Public Companies (no MHC)

All Public Companies (117)	11.96	31,896	306.2	13.74	9.49	12.06	1.21	-2.56	9.37	0.26	0.13	14.92	14.05	138.98
NYSE Traded Companies (6)	12.07	249,866	2,053.6	15.91	9.44	11.79	9.80	-25.67	25.11	0.66	0.77	11.73	8.87	105.56
NASDAQ Listed OTC Companies (111)	11.95	21,897	226.1	13.64	9.49	12.07	0.81	-1.50	8.65	0.24	0.10	15.07	14.29	140.51
California Companies (5)	10.81	9,096	115.3	12.36	8.11	10.59	0.97	-5.51	6.36	-0.18	-0.82	12.40	12.31	146.52
Florida companies (2)	23.38	97,701	2,284.2	29.54	18.92	23.08	1.30	-17.96	6.32	0.65	1.86	15.71	15.01	115.88
Mid-Atlantic Companies (33)	12.24	49,163	500.7	14.75	9.78	12.15	0.94	-6.00	5.28	0.53	0.48	14.34	12.93	134.91
Mid-West Companies (31)	10.06	31,995	136.0	11.40	7.65	9.98	3.22	0.21	18.95	0.16	-0.11	14.37	13.69	147.24
New England Companies (19)	14.84	31,094	387.6	16.15	12.30	14.62	1.30	2.13	6.41	0.70	0.68	15.78	14.46	133.66
North-West Companies (6)	11.03	26,839	344.9	12.84	8.01	15.51	-6.96	-14.15	9.48	-0.74	-0.78	18.52	17.79	199.35
South-East Companies (16)	10.29	6,492	66.3	12.11	8.42	10.22	0.26	-3.32	3.10	-0.27	-0.39	15.08	14.98	120.25
South-West Companies (3)	15.32	15,540	249.0	15.57	11.21	14.71	3.95	14.70	17.77	0.59	0.23	16.30	16.29	121.27
Western Companies (Bxcl CA) (2)	15.62	7,451	136.6	16.88	14.05	15.10	2.57	-2.37	4.41	0.78	0.73	16.58	16.57	111.55
Thrift Strategy (110)	11.59	29,900	276.4	13.30	9.22	11.44	1.77	-2.71	9.69	0.24	0.13	14.39	13.57	130.89
Mortgage Banker Strategy (2)	10.15	11,176	113.4	10.86	6.90	10.30	-1.46	18.57	8.91	0.99	-0.66	12.85	12.84	118.10
Real Estate Strategy (1)	1.80	25,670	46.2	2.23	1.25	1.78	1.12	-4.76	22.45	-0.31	-0.57	2.69	2.69	30.96
Diversified Strategy (3)	24.21	122,474	1,610.9	28.48	18.38	24.46	-0.94	8.84	9.89	1.47	1.16	28.07	24.55	292.32
Companies Issuing Dividends (76)	13.31	37,785	433.8	15.17	10.55	13.12	1.69	-1.30	8.00	0.58	0.46	15.37	14.14	143.97
Companies Without Dividends (41)	9.44	21,000	70.2	11.09	7.52	10.10	0.32	-4.90	11.91	-0.33	-0.48	14.10	13.89	129.76
Equity/Assets <6% (5)	2.52	3,490	9.1	6.48	1.08	2.66	2.03	-36.52	8.74	-3.83	-4.07	4.10	4.10	166.94
Equity/Assets 6-12% (55)	11.91	31,417	180.1	13.89	9.04	12.30	1.10	-4.68	11.51	0.37	0.19	15.28	14.46	178.70
Equity/Assets >12% (57)	12.68	34,441	454.0	14.11	10.55	12.50	1.26	2.02	7.28	0.45	0.38	15.35	14.38	97.22
Converted Last 3 Mths (no MHC) (2)	12.50	2,407	30.1	13.25	11.45	12.85	-2.72	25.00	25.00	0.78	0.78	17.04	17.04	121.82
Actively Traded Companies (4)	24.81	31,949	516.2	26.89	18.81	24.17	3.78	-1.23	13.15	1.24	0.97	22.50	21.54	288.97
Market Value Below $20 Million (13)	5.16	3,001	11.9	8.00	3.99	5.11	0.80	-22.93	3.88	-1.51	-1.76	9.82	9.78	152.66
Holding Company Structure (106)	11.31	34,718	330.9	13.09	8.94	11.16	1.93	-3.70	9.47	0.18	0.07	14.19	13.29	129.24
Assets Over $1 Billion (54)	13.20	62,927	607.3	15.08	10.23	13.43	2.16	-3.65	10.32	0.51	0.43	14.81	13.50	143.02
Assets $500 Million-$1 Billion (31)	10.02	7,128	58.2	12.00	7.96	10.06	-0.02	-6.56	4.90	-0.12	-0.28	13.70	12.95	136.82
Assets $250-$500 Million (27)	12.18	3,106	35.3	13.60	10.04	12.13	0.58	3.17	11.70	0.23	0.04	16.81	16.52	135.49
Assets less than $250 Million (5)	8.85	2,085	16.9	10.28	7.50	8.67	1.60	1.18	12.67	0.02	-0.13	13.04	13.00	127.58
Goodwill Companies (73)	11.50	47,389	445.2	13.35	8.87	11.35	2.29	-4.89	11.29	0.36	0.23	14.28	12.86	136.69
Non-Goodwill Companies (43)	12.35	7,353	85.4	13.96	10.18	12.24	0.66	2.09	7.37	0.14	0.01	15.21	15.21	130.10
Acquirors of FSLIC Cases (1)	16.33	107,460	1,754.8	17.51	12.15	16.17	0.99	-6.90	16.73	1.03	0.98	17.74	15.37	125.08

(1)          Average of high/low or bid/ask price per share.

(2)          Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)          EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)          Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)          ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)          Annualized, based on last regular quarterly cash dividend announcement.

(7)          Indicated dividend as a percent of trailing twelve month earnings.

(8)          Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)          For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*                  Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:          SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700	Exhibit IV-A (continued)
Weekly Thrift Market Line - Part One
Prices As Of March 9, 2012

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-			Last	Last	52 Wks	Most Rcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share (1)	anding	ization (9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Market Averages. MHC Institutions

All Public Companies (23)	9.09	35,712	128.4	10.40	7.48	8.98	0.88	-5.20	10.97	0.29	0.23	8.49	7.97	72.31
NASDAQ Listed OTC Companies (23)	9.09	35,712	128.4	10.40	7.48	8.98	0.88	-5.20	10.97	0.29	0.23	8.49	7.97	72.31
Mid-Atlantic Companies (14)	9.56	29,118	131.2	10.94	7.90	9.45	0.39	-2.79	13.43	0.33	0.30	8.59	8.20	78.16
Mid-West Companies (5)	7.18	72,063	169.3	8.31	5.63	7.09	1.65	-12.02	10.20	0.18	-0.07	7.56	6.70	57.57
New England Companies (2)	8.98	14,339	68.8	10.14	7.40	8.75	2.46	-4.57	6.58	0.37	0.41	8.46	7.60	80.54
South-East Companies (2)	10.63	12,360	66.4	12.12	9.25	10.56	0.77	-5.66	0.00	0.28	0.38	10.14	9.97	60.00
Thrift Strategy (23)	9.09	35,712	128.4	10.40	7.48	8.98	0.88	-5.20	10.97	0.29	0.23	8.49	7.97	72.31
Companies Issuing Dividends (16)	9.44	15,750	60.7	10.67	7.87	9.30	1.36	-4.73	7.56	0.34	0.33	9.01	8.42	74.36
Companies Without Dividends (7)	8.28	81,338	283.2	9.79	6.60	8.24	-0.21	-6.27	18.76	0.19	0.02	7.30	6.95	67.64
Equity/Assets 6-12% (13)	8.45	19,029	85.3	9.86	6.97	8.38	0.23	-7.00	16.08	0.30	0.18	8.53	8.08	88.90
Equity/Assets >12% (10)	9.92	57,399	184.5	11.11	8.14	9.75	1.72	-2.85	4.32	0.28	0.31	8.44	7.84	50.75
Holding Company Structure (21)	9.22	37,391	135.3	10.44	7.54	9.11	0.94	-4.11	11.59	0.30	0.24	8.69	8.12	74.79
Assets Over $1 Billion (10)	10.15	73,598	268.3	11.49	8.30	9.87	2.80	-5.35	6.35	0.26	0.14	7.60	7.11	60.11
Assets $500 Million-$1 Billion (4)	8.85	6,518	20.2	10.86	7.31	8.97	-2.91	-5.05	29.10	0.17	0.15	8.95	8.95	96.20
Assets $250-$500 Million (8)	7.88	6,448	20.1	8.95	6.71	7.84	0.74	-5.80	9.20	0.41	0.40	9.49	8.85	80.85
Assets less than $250 Million (1)	9.06	7,736	28.3	9.26	6.08	9.25	-2.05	0.55	-1.31	0.23	0.23	7.62	5.75	30.56
Goodwill Companies (15)	9.06	50,118	180.8	10.24	7.36	8.86	2.28	-5.10	6.61	0.30	0.21	8.06	7.27	68.26
Non-Goodwill Companies (8)	9.14	8,699	30.2	10.69	7.71	9.20	-1.74	-5.39	19.14	0.27	0.28	9.30	9.30	79.92
MHC Institutions (23)	9.09	35,712	128.4	10.40	7.48	8.98	0.88	-5.20	10.97	0.29	0.23	8.49	7.97	72.31

(1)          Average of high/low or bid/ask price per share.

(2)          Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)          EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)          Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)          ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)          Annualized, based on last regular quarterly cash dividend announcement.

(7)          Indicated dividend as a percent of trailing twelve month earnings.

(8)          Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)          For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *               Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:               SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700	Exhibit IV-A (continued)
Weekly Thrift Market Line - Part One
Prices As Of March 9, 2012

											Current Per Share Financials
	Market Capitalization				Price Change Data									Tangible
		Shares	Market		52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-				Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share (1)	anding	ization	(9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
	($)	(000)	($Mil)		($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	9.06	98,538	892.8	15.25	6.58	8.72	3.90	-35.33	6.71	0.68	0.66	12.70	10.82	172.75
BBX	BankAtlantic Bancorp Inc of FL(B)*	1.85	15,630	28.9	7.00	1.82	2.09	-11.48	-62.63	-45.27	-3.68	-2.28	0.45	-0.42	239.33
BKU	BankUnited. Inc.*	23.38	97,701	2,284.2	29.54	18.92	23.08	1.30	-17.96	6.32	0.65	1.86	15.71	15.01	115.88
FBC	Flagstar Bancorp, Inc. of MI*	1.04	555,776	578.0	1.78	0.45	0.74	40.54	-41.24	103.92	-0.10	-0.59	1.63	1.61	24.71
NYB	New York Community Bcrp of NY*	12.99	437,345	5,681.1	17.86	11.13	13.03	-0.31	-27.51	5.01	1.10	0.96	12.73	7.04	96.09
PFS	Provident Fin. Serv. Inc of NJ*	13.87	59,968	831.8	15.13	10.12	13.39	3.58	-6.28	3.58	0.96	0.94	15.88	9.89	118.35

NASDAQ Listed OTC Companies
ASBB	ASB Bancorp, Inc. of NC*	12.34	5,585	68.9	12.34	11.30	12.08	2.15	23.40	5.47	-1.63	-1.63	20.20	20.20	143.69
ALLB	Alliance Bancorp, Inc. of PA*	11.35	5,474	62.1	11.49	9.31	11.35	0.00	3.18	5.39	0.21	0.21	15.34	15.34	84.04
ANCB	Anchor Bancorp of Aberdeen, WA*	9.25	2,550	23.6	11.28	3.95	9.00	2.78	-15.83	49.19	-3.79	-3.77	21.65	21.65	190.63
AFCB	Athens Bancshares, Inc. of TN*	13.85	2,728	37.8	13.99	9.56	13.30	4.14	2.37	15.42	0.66	0.65	18.42	18.28	103.95
ACFC	Atlantic Coast Fin. Corp of GA*	2.15	2,629	5.7	10.33	0.87	2.09	2.87	-78.80	-24.56	-4.38	-5.72	19.28	19.26	301.41
BLMT	BSB Bancorp, Inc. of MA*	10.97	9,173	100.6	11.75	9.76	11.13	-1.44	9.70	4.08	0.26	-0.01	13.91	13.91	68.72
BKMU	Bank Mutual Corp of WI*	3.90	46,229	180.3	4.55	2.42	3.71	5.12	-9.93	22.64	-2.71	-2.81	5.88	5.86	54.08
BFIN	BankFinancial Corp. of IL*	5.53	21,073	116.5	9.55	5.25	5.53	0.00	-37.16	0.18	-0.34	-0.29	11.73	10.46	77.53
BFED	Beacon Federal Bancorp of NY*	13.90	6,271	87.2	14.99	12.90	13.62	2.06	-2.04	0.22	1.02	1.05	18.14	18.14	170.72
BNCL	Beneficial Mut MHC of PA(43.3)	8.89	80,293	320.6	9.29	7.12	8.85	0.45	-0.11	6.34	0.14	0.17	7.84	6.30	57.24
BHLB	Berkshire Hills Bancorp of MA*	22.18	21,147	469.0	24.49	17.11	21.15	4.87	0.09	-0.05	0.83	1.47	26.20	15.61	188.31
BOFI	Bofi Holding, Inc. Of CA*	16.69	11,420	190.6	17.48	11.46	16.22	2.90	10.38	2.71	2.04	1.49	14.80	14.80	194.73
BYFC	Broadway Financial Corp. of CA*	1.50	1,745	2.6	2.80	1.20	1.56	-3.85	-31.82	-3.85	-5.24	-5.89	3.80	3.80	241.97
BRKL	Brookline Bancorp, Inc. of MA*	9.12	59,223	540.1	10.61	7.12	9.02	1.11	-11.54	8.06	0.49	0.50	8.50	7.64	55.70
CITZ	CFS Bancorp, Inc of Munster IN*	5.34	10,875	58.1	6.29	4.11	5.21	2.50	-4.64	23.90	-0.96	-1.04	9.49	9.49	105.65
CMSB	CMS Bancorp Inc of W Plains NY*	7.94	1,863	14.8	10.00	6.86	7.42	7.01	-13.70	-2.46	-0.05	-0.11	11.89	11.89	139.66
CBNJ	Cape Bancorp, Inc. of NJ*	7.77	13,314	103.4	10.40	6.44	7.44	4.44	-19.90	-1.02	0.82	0.88	11.00	9.28	81.02
CFFN	Capitol Federal Fin Inc. of KS*	11.83	167,498	1,981.5	12.08	10.28	11.69	1.20	-0.84	2.51	0.23	0.39	11.58	11.58	56.42
CARV	Carver Bancorp, Inc. of NY*	5.40	3,697	20.0	18.30	1.10	6.27	-13.88	-56.63	-34.86	-5.81	-5.65	4.20	4.20	181.43
CEBK	Central Bncrp of Somerville MA*	19.20	1,681	32.3	20.88	15.24	18.50	3.78	1.00	12.61	0.09	-0.29	20.72	19.40	310.14
CFBK	Central Federal Corp. of OH*	1.00	4,128	4.1	1.60	0.53	0.90	11.11	-37.50	61.29	-1.22	-1.45	1.05	1.02	64.29
CHFN	Charter Fin Corp MHC GA (38.4)	9.26	18,371	106.1	11.24	7.60	9.12	1.54	-5.51	0.00	0.14	0.18	7.41	7.08	60.79
CHEV	Cheviot Financial Corp. of OH(8)*	8.38	7,597	63.7	11.09	8.01	8.27	1.33	-17.84	-3.46	0.34	0.34	13.70	12.20	83.25
CBNX	Chicopee Bancorp, Inc. of MA*	14.08	5,736	80.8	14.70	11.71	14.20	-0.85	0.86	-0.14	0.19	0.18	15.83	15.83	107.45
CZWI	Citizens comm Bncorp Inc of WI*	5.79	5,133	29.7	6.77	4.51	5.75	0.70	17.68	12.87	0.00	-0.01	10.27	10.19	103.41
CSBC	Citizens South Bnkg Corp of NC*	4.63	11,506	53.3	5.19	2.90	4.40	5.23	-4.54	32.29	-0.05	0.23	6.27	6.15	93.90
CSBK	Clifton Svg Bp MHC of NJ(35.8)	10.14	26,138	97.4	11.99	8.88	9.75	4.00	-12.74	9.27	0.32	0.31	7.09	7.09	42.74
COBK	Colonial Financial Serv. of NJ*	12.10	4,103	49.6	13.00	10.54	12.10	0.00	-3.28	-2.89	0.72	0.68	17.60	17.60	143.86
CFFC	Community Fin. Corp. of VA*	2.93	4,362	12.8	4.10	2.26	3.07	-4.56	-8.44	-10.67	0.23	0.23	8.62	8.62	116.81
DCOM	Dime Community Bancshare of NY*	14.17	35,109	497.5	15.60	9.61	13.57	4.42	-7.99	12.46	1.35	1.36	10.28	8.70	114.53
ESBF	ESB Financial Corp. of PA*	13.03	14,873	193.8	14.71	9.85	12.02	8.40	16.44	-7.39	1.09	1.06	12.36	9.52	134.91
ESSA	ESSA Bancorp, Inc. of PA*	9.54	11,875	113.3	13.49	9.34	9.47	0.74	-25.93	-8.88	0.43	0.40	13.60	13.45	92.38
EBMT	Eagle Bancorp Montanta of MT*	9.95	3,879	38.6	11.75	9.48	9.95	0.00	-11.95	1.02	0.47	0.23	13.71	13.71	85.56
ESBK	Elmira Svgs Bank, FSB of NY*	17.71	2,169	38.4	21.26	11.95	18.00	-1.61	13.02	8.12	2.29	1.05	18.82	12.92	238.86
FFDF	FFD Financial Corp of Dover OH*	15.40	1,016	15.6	16.49	13.57	14.60	5.48	4.41	10.00	1.42	1.05	19.22	19.22	230.99
FFCO	FedFirst Financial Corp of PA*	13.90	2,990	41.6	16.50	12.66	13.65	1.83	3.35	1.46	0.16	0.30	19.96	19.54	114.49
FSBI	Fidelity Bancorp, Inc. of PA*	10.51	3,067	32.2	12.11	7.60	11.00	-4.45	14.24	4.58	0.59	0.44	14.53	13.66	215.48
FABK	First Advantage Bancorp of TN*	12.79	4,038	51.6	13.89	11.96	12.75	0.31	-6.98	-0.62	0.48	0.31	16.70	16.70	88.78
FBSI	First Bancshares, Inc. of MO*	5.90	1,551	9.2	9.49	4.80	5.59	5.55	-6.20	16.83	-2.26	-2.45	11.03	10.99	127.86
FCAP	First Capital, Inc. of IN*	20.51	2,786	57.1	21.95	15.50	20.30	1.03	28.19	10.69	1.40	1.25	18.13	16.18	156.96
FCLF	First Clover Leaf Fin Cp of IL*	6.06	7,836	47.5	7.47	5.74	6.00	1.00	-16.41	-0.66	0.42	0.33	10.09	8.52	73.19
FBNK	First Connecticut Bncorp of CT*	12.84	17,880	229.6	14.21	10.24	12.55	2.31	28.40	-1.31	-0.19	0.11	14.42	14.42	94.89
FDEF	First Defiance Fin. Corp of OH*	15.69	9,726	152.6	17.76	12.60	15.14	3.63	12.07	7.54	1.39	0.98	24.83	17.87	212.65
FFNM	First Fed of N. Michigan of MI*	3.74	2,884	10.8	3.90	2.52	3.80	-1.58	5.35	30.77	0.11	0.06	8.52	8.38	76.91
FFBH	First Fed. Bancshares of AR(8)*	6.81	19,303	131.5	17.15	4.30	6.75	0.89	-47.62	57.64	-0.31	-0.34	4.25	4.25	31.15
FFNW	First Fin NW, Inc of Renton WA*	7.29	18,805	137.1	7.49	4.06	7.33	-0.55	24.62	23.56	0.23	0.15	9.64	9.64	56.34
FFCH	First Fin. Holdings Inc. of SC*	9.88	16,527	163.3	11.65	3.06	9.10	8.57	-10.02	10.64	-1.85	-2.48	12.84	12.69	190.41
BANC	First PacTrust Bancorp of CA*	12.01	11,596	139.3	16.73	10.00	11.25	6.76	-26.23	17.17	0.37	0.04	13.76	13.76	80.11
FSFG	First Savings Fin. Grp. of IN*	16.94	2,364	40.0	19.04	14.76	17.21	-1.57	4.57	0.12	1.56	1.55	25.42	22.03	229.37
FFIC	Flushing Fin. Corp. of NY*	13.31	30,904	411.3	15.15	10.00	12.94	2.86	-5.00	5.38	1.16	1.19	13.56	13.00	139.25
FXCB	Fox Chase Bancorp, Inc. of PA*	12.94	13,037	168.7	14.03	11.85	12.31	5.12	-0.08	2.45	0.37	0.33	14.44	14.44	77.92
FRNK	Franklin Financial Corp. of VA*	13.33	14,303	190.7	13.73	10.69	13.27	0.45	33.30	12.58	0.08	0.23	17.80	17.80	75.61
GCBC	Green Co Bcrp MHC of NY (44.4)	18.13	4,150	32.9	19.50	16.65	17.90	1.28	-0.66	6.58	1.35	1.35	12.20	12.20	134.84

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700	Exhibit IV-A (continued)
Weekly Thrift Market Line - Part One
Prices As Of March 9, 2012

Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share (1)	anding	ization (9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
HFFC	HF Financial Corp. of SD*	11.73	6,973	81.8	12.16	7.76	11.50	2.00	6.64	8.91	0.09	0.34	13.65	13.02	175.96
HMNF	HMN Financial, Inc. of MN*	2.18	4,388	9.6	3.22	1.50	1.90	14.74	-20.15	12.37	-3.05	-3.30	7.36	7.36	180.07
HBNK	Hampden Bancorp, Inc. of MA*	12.40	6,104	75.7	13.80	10.77	12.30	0.81	-1.20	5.08	0.25	0.22	14.15	14.15	93.09
HARL	Harleysville Svgs Fin Cp of PA*	16.75	3,771	63.2	18.08	11.57	16.60	0.90	11.30	16.81	1.47	1.65	15.39	15.39	220.80
HBOS	Heritage Fin Group, Inc of GA*	12.01	8,712	104.6	13.25	10.01	12.00	0.08	-7.62	1.78	0.39	0.97	14.19	13.61	126.55
HIFS	Hingham Inst. for Sav. of MA*	53.83	2,126	114.4	57.50	44.77	52.90	1.76	10.99	12.62	5.67	5.67	38.69	38.69	530.23
HBCP	Home Bancorp Inc. Lafayette LA*	16.35	7,760	126.9	16.60	13.25	16.28	0.43	15.88	5.48	0.57	0.74	17.15	16.82	125.28
HFBL	Home Federal Bancorp Inc of LA*	13.76	3,052	42.0	22.00	12.75	14.00	-1.71	5.04	-3.03	0.74	0.27	17.14	17.14	82.71
HMST	HomeStreet, Inc. of WA*	26.66	2,702	72.0	31.03	22.66	54.10	-50.72	-39.41	-39.41	-1.24	-1.24	47.87	47.87	681.25
HFBC	HopFed Bancorp, Inc. of KY*	8.55	7,492	64.1	9.25	4.98	8.49	0.71	-7.47	32.56	0.25	-0.04	13.39	13.32	138.92
HCBK	Hudson City Bancorp, Inc of NJ*	6.79	527,571	3,582.2	10.15	5.09	6.82	-0.44	-32.44	8.64	-1.40	-0.36	8.64	8.35	85.97
IROQ	IF Bancorp, Inc. of IL*	11.89	4,811	57.2	11.89	10.70	11.40	4.30	18.90	5.97	0.57	0.45	15.78	15.78	93.10
ISBC	Investors Bcrp MHC of NJ(42.5)	14.59	110,938	730.2	15.63	12.02	14.25	2.39	1.74	8.23	0.67	0.63	8.58	8.32	94.75
JXSB	Jacksonville Bancorp Inc of IL*	14.90	1,931	28.8	14.99	12.00	14.80	0.68	19.20	8.36	1.68	1.51	21.12	19.71	158.79
JFBI	Jefferson Bancshares Inc of TN*	2.25	6,632	14.9	4.00	2.12	2.55	-11.76	-43.75	-2.60	-0.79	-0.84	7.78	7.52	79.98
KFFB	KY Fst Fed Bp MHC of KY (38.9)	9.06	7,736	28.3	9.26	6.08	9.25	-2.05	0.55	-1.31	0.23	0.23	7.62	5.75	30.56
KFFG	Kaiser Federal Fin Group of CA*	13.70	9,545	130.8	13.91	11.00	13.63	0.51	1.56	6.86	0.92	0.92	16.77	16.35	97.71
KRNY	Kearny Fin Cp MHC of NJ (25.0)	9.57	67,080	171.5	10.43	7.99	9.24	3.57	-2.45	0.74	0.13	0.12	7.25	5.62	42.68
LSBI	LSB Fin. Corp. of Lafayette IN*	16.51	1,555	25.7	20.90	11.31	17.73	-6.88	7.21	22.30	1.12	0.61	23.69	23.69	233.98
LPSB	LaPorte Bancrp MHC of IN(45.0)	9.30	4,572	19.2	9.99	7.50	8.91	4.38	-6.91	16.25	0.65	0.45	11.92	9.96	106.18
LSBK	Lake Shore Bnp MHC of NY(38.8)	10.30	5,940	25.2	11.00	8.44	10.50	-1.90	-4.19	7.85	0.67	0.65	10.61	10.61	83.14
LABC	Louisiana Bancorp, Inc. of LA*	15.76	3,257	51.3	16.66	14.74	15.87	-0.69	6.63	-0.57	0.70	0.59	17.40	17.40	96.99
MSBF	MSB Fin Corp MHC of NJ (40.3)	5.25	5,095	11.2	6.11	4.23	5.49	-4.37	-0.19	19.59	0.12	0.12	8.02	8.02	69.49
MGYR	Magyar Bancorp MHC of NJ(44.7)	4.42	5,794	11.4	7.00	2.29	4.81	-8.11	8.87	79.67	-0.06	-0.13	7.70	7.70	90.84
MLVF	Malvern Fed Bncp MHC PA(44.5)	7.70	6,103	20.9	8.93	5.51	7.80	-1.28	-7.78	30.51	-0.68	-0.72	10.10	10.10	109.17
MFLR	Mayflower Bancorp, Inc. of MA*	8.13	2,063	16.8	9.25	6.50	8.25	-1.45	-8.65	4.10	0.62	0.43	10.62	10.62	120.07
EBSB	Meridian Fn Serv MHC MA (40.8)	13.12	22,149	124.0	14.30	10.68	12.76	2.82	-0.83	5.38	0.54	0.31	9.93	9.31	89.14
CASH	Meta Financial Group of IA*	20.93	3,191	66.8	25.99	12.90	21.49	-2.61	17.12	25.71	2.20	2.93	26.81	26.32	425.95
MFSF	MutualFirst Fin. Inc. of IN*	9.10	6,988	63.6	9.60	6.50	9.13	-0.33	-3.81	28.71	0.60	-0.11	14.94	14.42	205.01
NASB	NASB Fin, Inc. of Grandview MO*	13.92	7,868	109.5	17.65	9.25	13.95	-0.22	-4.66	29.97	-1.05	-3.82	19.74	19.43	153.22
NECB	NE Comm Bncrp MHC of NY (43.2)	6.51	12,645	38.7	7.29	5.19	6.21	4.83	10.15	16.04	0.21	0.32	8.45	8.31	36.66
NHTB	NH Thrift Bancshares of NH*	12.35	5,832	72.0	13.79	9.78	12.03	2.66	-7.35	9.29	1.19	0.73	15.20	10.00	178.64
NVSL	Naugatuck Valley Fin Crp of CT*	7.00	7,002	49.0	8.97	6.73	7.06	-0.85	-18.13	3.09	0.31	0.23	11.74	11.74	82.86
NFSB	Newport Bancorp, Inc. of RI*	13.14	3,506	46.1	14.60	12.00	12.85	2.26	-9.07	4.53	0.41	0.41	14.73	14.73	129.47
FFFD	North Central Bancshares of IA*	23.30	1,355	31.6	23.40	14.75	23.26	0.17	41.21	29.73	1.70	1.13	30.99	30.49	317.14
NFBK	Northfield Bcp MHC of NY(41.8)	14.11	40,519	269.2	16.49	11.68	13.29	6.17	5.14	-0.35	0.42	0.47	9.44	9.04	58.66
NWBI	Northwest Bancshares Inc of PA*	12.53	97,493	1,221.6	13.36	10.74	12.34	1.54	0.89	0.72	0.66	0.66	11.85	10.06	81.62
OBAF	OBA Financial Serv. Inc of MD*	14.20	4,211	59.8	15.10	13.50	14.20	0.00	1.43	-0.98	0.12	0.13	18.03	18.03	90.72
OSHC	Ocean Shore Holding Co. of NJ*	11.14	7,292	81.2	13.25	9.80	11.09	0.45	-9.28	8.58	0.69	0.75	14.18	13.66	140.01
OCFC	OceanFirst Fin. Corp of NJ*	14.19	18,683	265.1	14.69	10.78	13.37	6.13	2.83	8.57	1.11	1.01	11.61	11.61	123.22
OFED	Oconee Fed Fn Cp MHC SC (35.0)	12.00	6,348	26.7	13.00	10.90	12.00	0.00	-5.81	0.00	0.41	0.58	12.86	12.86	59.21
OABC	OmniAmerican Bancorp Inc of TX*	18.50	11,196	207.1	18.50	13.01	17.64	4.88	17.16	17.83	0.35	0.25	17.78	17.78	119.39
ONFC	Oneida Financial Corp. of NY*	9.80	6,913	67.7	10.30	8.30	9.80	0.00	12.51	3.16	0.86	0.80	12.72	9.11	96.01
ORIT	Oritani Financial Corp of NJ*	13.15	45,478	598.0	14.00	11.57	12.76	3.06	4.61	2.98	0.64	0.65	11.14	11.14	57.24
PSBH	PSB Hldgs Inc MHC of CT (42.9)	4.85	6,529	13.6	5.98	4.12	4.75	2.11	-8.32	7.78	0.19	0.51	6.98	5.88	71.94
PVFC	PVF Capital Corp. of Solon OH*	1.80	25,670	46.2	2.23	1.25	1.78	1.12	-4.76	22.45	-0.31	-0.57	2.69	2.69	30.96
PBHC	Pathfinder BC MHC of NY (36.3)	9.10	2,618	8.2	10.25	8.01	9.15	-0.55	-10.34	2.13	0.98	0.64	10.08	8.61	160.60
PEOP	Peoples Fed Bancshrs Inc of MA*	15.56	6,817	106.1	16.01	12.50	15.76	-1.27	10.04	9.19	0.43	0.42	16.80	16.80	81.07
PBCT	Peoples United Financial of CT*	12.54	357,390	4,481.7	13.96	10.50	12.72	-1.42	-1.18	-2.41	0.56	0.59	14.62	8.54	77.14
PBSK	Poage Bankshares, Inc. of KY*	11.27	3,372	38.0	11.74	10.76	11.45	-1.57	12.70	3.21	0.63	0.33	16.66	16.66	95.63
PROV	Provident Fin. Holdings of CA*	10.15	11,176	113.4	10.86	6.90	10.30	-1.46	18.57	8.91	0.99	-0.66	12.85	12.84	118.10
PBNY	Provident NY Bncrp, Inc. of NY*	8.43	37,883	319.4	10.34	5.47	7.97	5.77	-11.45	26.96	0.28	0.20	11.55	7.19	81.41
PBIP	Prudential Bncp MHC PA (25.4)	5.16	10,023	15.6	8.00	4.80	5.35	-3.55	-20.62	-0.39	0.06	0.09	5.79	5.79	49.96
PULB	Pulaski Fin Cp of St. Louis MO*	7.65	10,741	82.2	7.71	6.15	7.47	2.41	3.66	8.36	0.55	0.31	8.43	8.06	124.02
RIVR	River Valley Bancorp of IN*	15.50	1,514	23.5	17.13	13.34	15.48	0.13	1.31	0.00	1.20	0.51	18.56	18.51	265.49
RVSB	Riverview Bancorp, Inc. of WA*	2.25	22,472	50.6	3.20	2.00	2.25	0.00	-26.71	-5.06	-0.66	-0.66	4.07	2.93	38.37
RCKB	Rockville Fin New, Inc. of CT*	11.61	29,514	342.7	11.99	8.89	11.18	3.85	8.50	12.07	0.24	0.37	11.30	11.26	59.29
ROMA	Roma Fin Corp MHC of NJ (25.5)	10.02	30,321	83.4	11.22	7.80	9.77	2.56	-5.83	1.83	0.22	0.16	7.15	7.09	63.54
SIFI	SI Financial Group, Inc. of CT*	10.79	10,577	114.1	10.79	8.76	10.42	3.55	13.94	9.54	0.23	0.23	12.34	11.95	90.29
SPBC	SP Bancorp, Inc. of Plano, TX*	12.05	1,725	20.8	12.50	9.91	11.78	2.29	9.74	17.10	0.63	-0.07	19.07	19.07	150.04
SVBI	Severn Bancorp, Inc. of MD*	3.68	10,067	37.0	5.10	2.09	3.56	3.37	-24.12	49.59	0.08	-0.15	7.75	7.71	91.99
STND	Standard Financial Corp. of PA*	16.23	3,423	55.6	17.03	13.49	16.00	1.44	9.37	6.08	0.95	0.92	22.90	20.15	127.75
SIBC	State Investors Bancorp of LA*	11.10	2,910	32.3	12.25	10.10	11.10	0.00	11.00	1.65	0.20	0.24	15.80	15.80	82.08
THRD	TF Fin. Corp. of Newtown PA*	23.40	2,832	66.3	26.50	18.54	25.11	-6.81	9.40	2.99	1.39	1.09	27.33	25.73	240.79
TFSL	TFS Fin Corp MHC of OH (26.4)	9.37	308,916	760.8	11.07	7.56	9.31	0.64	-13.56	4.58	0.08	0.08	5.81	5.78	35.80

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700	Exhibit IV-A (continued)
Weekly Thrift Market Line - Part One
Prices As Of March 9, 2012

											Current Per Share Financials
	Market Capitalization				Price Change Data									Tangible
		Shares	Market		52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-				Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share (1)	anding	ization	(9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
	($)	(000)	($Mil)		($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
TBNK	Territorial Bancorp, Inc of HI*	21.29	11,022	234.7	22.01	18.62	20.25	5.14	7.20	7.80	1.08	1.22	19.44	19.42	137.54
TSBK	Timberland Bancorp, Inc. of WA*	4.42	7,045	31.1	6.50	3.25	4.18	5.74	-20.65	11.90	-0.01	-0.11	10.12	9.27	104.45
TRST	TrustCo Bank Corp NY of NY*	5.36	93,421	500.7	6.24	3.93	5.20	3.08	-11.55	-4.46	0.35	0.34	3.62	3.62	45.42
UCBA	United Comm Bncp MHC IN (40.7)	5.75	7,840	18.3	7.96	5.23	5.67	1.41	-20.80	3.98	0.01	-0.11	6.99	6.54	59.54
UCFC	United Community Fin. of OH*	1.45	30,984	44.9	1.50	0.87	1.42	2.11	1.40	14.17	-0.81	-1.05	5.90	5.88	66.84
UBNK	United Financial Bncrp of MA*	15.80	15,713	248.3	17.02	13.49	15.25	3.61	0.00	-1.80	0.71	0.70	14.47	13.92	103.34
VPFG	ViewPoint Financal Group of TX*	15.40	33,700	519.0	15.70	10.72	14.71	4.69	17.20	18.37	0.78	0.51	12.06	12.03	94.38
WSB	WSB Holdings, Inc. of Bowie MD*	3.50	7,995	28.0	4.60	2.08	3.92	-10.71	7.69	50.21	0.17	-0.02	6.75	6.75	47.47
WSFS	WSFS Financial Corp. of DE*	36.80	8,678	319.4	48.07	29.90	37.39	-1.58	-13.51	2.34	2.14	1.77	38.59	34.61	482.68
WVFC	WVS Financial Corp. of PA*	8.51	2,058	17.5	10.51	8.03	8.45	0.71	-2.18	-5.97	0.76	0.80	14.28	14.28	123.18
WAFD	Washington Federal, Inc. of WA*	16.33	107,460	1,754.8	17.51	12.15	16.17	0.99	-6.90	16.73	1.03	0.98	17.74	15.37	125.08
WSBF	Waterstone Fin MHC of WI (26.2)	2.41	31,250	19.8	3.25	1.72	2.32	3.88	-19.40	27.51	-0.09	-1.02	5.48	5.46	55.75
WAYN	Wayne Savings Dancshares of OH*	8.37	3,004	25.1	9.45	7.11	8.10	3.33	-0.24	7.86	0.58	0.55	13.22	12.58	136.52
WEBK	Wellesley Bancorp, Inc. of MA*	12.50	2,407	30.1	13.25	11.45	12.85	-2.72	25.00	25.00	0.78	0.78	17.04	17.04	121.82
WFD	Westfield Fin. Inc. of MA*	7.97	26,903	214.4	9.24	6.29	7.65	4.18	-10.85	8.29	0.21	0.21	8.54	8.54	46.94
WBKC	Wolverine Bancorp, Inc. of MI*	15.30	2,508	38.4	16.29	12.11	15.25	0.33	12.25	8.51	0.44	0.33	25.91	25.91	117.09

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700	Exhibit IV-B
Weekly Thrift Market Line - Part Two
Prices As Of March 9, 2012

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
		Tang.												Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div. /	dend	Payout
Financial Institution	Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. All Public Companies (no MHCs)

All Public Companies (117)	12.20	11.58	0.19	1.16	3.31	0.09	0.10	3.40	51.64	1.64	18.66	79.21	9.78	85.67	19.37	0.23	1.75	26.85
NYSE Traded Companies (6)	10.83	8.49	0.51	3.94	3.21	0.29	0.62	2.85	34.50	1.49	18.89	94.67	10.97	125.77	13.65	0.51	3.86	50.00
NASDAQ Listed OTC Companies (111)	12.26	11.73	0.17	1.02	3.31	0.08	0.07	3.43	52.30	1.64	18.64	78.50	9.73	83.83	19.74	0.21	1.65	26.53
California Companies (5)	10.88	10.81	0.31	0.25	7.94	-0.17	-4.48	6.03	31.90	2.14	16.45	80.04	9.36	80.47	13.05	0.19	2.06	15.53
Florida Companies (2)	13.56	13.03	0.58	4.41	2.78	1.66	12.61	0.02	0.00	1.17	35.97	148.82	20.18	155.76	12.57	0.56	2.40	0.00
Mid-Atlantic Companies (33)	11.82	10.80	0.44	4.80	5.22	0.42	4.70	2.99	47.48	1.42	15.99	87.36	10.04	99.39	16.52	0.31	2.48	31.32
Mid-West Companies (31)	10.37	9.98	-0.16	-2.70	2.52	-0.41	-5.41	4.29	38.20	2.10	17.01	67.85	7.07	70.98	20.17	0.22	1.70	28.37
New England Companies (19)	14.21	13.29	0.47	3.78	3.89	0.46	3.75	1.61	72.46	1.12	22.31	90.49	12.75	100.31	23.64	0.27	1.84	28.85
North-West Companies (6)	11.66	10.81	-0.44	-4.71	-4.95	-0.49	-5.08	9.38	20.09	2.26	23.78	60.84	7.48	67.46	16.66	0.05	0.33	15.53
South-East Companies (16)	14.09	14.00	0.04	-1.63	0.61	-0.01	-2.09	2.93	83.31	1.76	22.36	66.76	10.06	67.38	21.36	0.08	0.69	17.08
South-West Companies (3)	13.46	13.45	0.54	4.05	4.06	0.25	1.75	2.57	33.14	0.93	19.44	98.31	13.28	98.42	30.20	0.08	0.52	10.26
Western Companies (Excl CA) (2)	15.08	15.07	0.67	4.50	4.90	0.58	3.98	1.02	28.34	0.50	20.44	91.05	13.55	91.10	17.45	0.35	2.40	49.37
Thrift Strategy (110)	12.29	11.71	0.19	1.12	3.45	0.10	0.24	3.29	52.61	1.61	18.81	79.37	9.87	85.51	19.29	0.22	1.76	27.23
Mortgage Banker Strategy (2)	10.88	10.87	0.82	7.97	9.75	-0.55	-5.31	4.36	47.56	2.45	10.25	78.99	8.59	79.05	NM	0.16	1.58	16.16
Real Estate Strategy (1)	8.69	8.69	-1.00	-10.95	-17.22	-1.84	-20.14	6.90	31.93	3.06	NM	66.91	5.81	66.91	NM	0.00	0.00	0.00
Diversified Strategy (3)	12.24	9.63	0.58	4.46	5.86	0.51	3.73	2.95	37.16	1.47	17.77	85.44	10.41	109.86	20.89	0.45	2.17	18.57
Companies Issuing Dividends (76)	12.27	11.42	0.39	3.06	4.32	0.33	2.49	2.50	57.54	1.44	17.74	86.09	10.59	95.27	19.06	0.35	2.69	39.74
Companies Without Dividends (41)	12.07	11.88	-0.19	-3.03	1.02	-0.35	-5.20	5.02	41.21	2.00	21.72	66.49	8.29	67.92	20.74	0.00	0.00	0.00
Equity/Assets <6% (5)	2.40	2.39	-2.11	-28.73	0.00	-2.27	-32.78	11.46	33.46	4.45	NM	73.23	1.59	73.93	NM	0.01	0.67	0.00
Equity/Assets 6-12% (55)	8.94	8.49	0.06	0.84	3.07	-0.08	-0.66	3.68	45.01	1.66	14.99	75.46	6.70	80.77	16.99	0.24	1.81	29.40
Equity/Assets >12% (57)	16.18	15.34	0.49	3.35	3.52	0.43	2.94	2.54	59.39	1.39	21.95	83.40	13.46	91.42	21.82	0.22	1.77	24.56
Converted Last 3 Mths (no MHC) (2)	13.99	13.99	0.64	0.00	6.24	0.64	0.00	1.40	84.24	1.51	16.03	73.36	10.26	73.36	16.03	0.00	0.00	0.00
Actively Traded Companies (4)	8.73	8.19	0.26	2.80	-0.35	0.14	1.48	1.77	71.00	1.48	12.67	100.20	8.65	105.55	13.08	0.43	1.72	24.35
Market Value Below $20 Million (13)	6.93	6.89	-0.80	-9.60	5.99	-0.93	-11.75	7.05	29.33	2.48	16.38	57.49	3.69	57.86	14.24	0.09	0.92	21.53
Holding Company Structure (106)	12.20	11.54	0.16	0.74	3.17	0.07	-0.26	3.41	52.06	1.66	19.16	79.13	9.84	85.84	19.43	0.23	1.82	28.37
Assets Over $1 Billion (54)	12.02	11.08	0.31	2.64	3.11	0.24	1.83	2.94	51.09	1.58	18.62	88.87	10.80	99.29	18.66	0.31	2.42	34.01
Assets $500 Million-$1 Billion (31)	11.31	10.79	-0.05	-0.15	1.72	-0.17	-1.41	4.56	36.54	1.77	18.20	70.64	8.22	75.64	19.15	0.14	1.08	23.13
Assets $250-$500 Million (27)	13.69	13.51	0.25	-0.25	5.03	0.10	-1.61	3.14	71.06	1.66	18.94	72.12	9.93	73.53	21.75	0.15	1.20	20.46
Assets less than $250 Million (5)	11.22	11.19	-0.03	-0.99	5.40	-0.13	-2.49	2.62	33.55	1.23	19.32	64.86	7.29	65.05	16.79	0.18	1.47	21.65
Goodwill Companies (73)	11.38	10.37	0.20	1.00	3.24	0.11	-0.05	3.14	47.04	1.62	17.86	79.74	9.24	90.26	18.85	0.28	2.21	35.02
Non-Goodwill Companies (43)	13.66	13.66	0.18	1.48	3.61	0.05	0.39	3.65	60.12	1.63	20.04	78.90	10.81	78.90	20.62	0.14	1.03	16.13
Acquirors of FSLIC Cases (1)	14.18	12.53	0.83	5.96	6.31	0.79	5.67	0.00	0.00	1.86	15.85	92.05	13.06	106.25	16.66	0.32	1.96	31.07

(1)        Average of high/low or bid/ask price per share.

(2)        Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year -to-date and are not annualized

(3)        EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)        Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)        ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on investment) is current EPS divided by current price.

(6)        Annualized, based on last regular quarterly cash dividend announcement.

(7)        Indicated dividend as a percent of trailing twelve month earnings.

(8)        Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*            Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:        SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700	Exhibit IV-B (continued)
Weekly Thrift Market Line - Part Two
Prices As Of March 9, 2012

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
		Tang.												Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Market Averages. MHC Institutions

All Public Companies (23)	13.23	12.47	0.40	3.02	2.47	0.33	2.18	3.55	36.48	1.35	24.08	106.68	14.41	114.68	21.82	0.18	1.98	22.25
NASDAQ Listed OTC Companies (23)	13.23	12.47	0.40	3.02	2.47	0.33	2.18	3.55	36.48	1.35	24.08	106.68	14.41	114.68	21.82	0.18	1.98	22.25
Mid-Atlantic Companies (14)	12.55	11.99	0.41	3.39	2.65	0.41	3.17	3.54	39.96	1.38	22.31	110.66	14.00	117.51	21.39	0.18	1.64	27.52
Mid-West Companies (5)	14.79	13.32	0.30	1.73	1.36	-0.10	-2.35	4.81	28.24	1.41	26.85	96.89	15.71	109.02	30.03	0.20	2.76	12.31
New England Companies (2)	10.42	9.41	0.44	4.09	4.02	0.53	5.19	2.64	23.85	1.08	24.91	100.80	10.73	111.70	9.51	0.08	1.65	0.00
South-Bast Companies (2)	16.95	16.71	0.47	2.63	2.46	0.65	3.60	1.35	48.84	1.25	29.27	109.14	17.75	112.05	20.69	0.30	2.75	0.00
Thrift Strategy (23)	13.23	12.47	0.40	3.02	2.47	0.33	2.18	3.55	36.48	1.35	24.08	106.68	14.41	114.68	21.82	0.18	1.98	22.25
Companies Issuing Dividends (16)	14.02	13.13	0.46	3.38	3.10	0.48	3.41	2.95	38.73	1.29	24.29	105.39	15.01	114.22	21.68	0.26	2.84	40.80
Companies Without Dividends (7)	11.43	10.95	0.25	2.20	1.03	-0.02	-0.62	4.75	31.97	1.48	23.04	109.62	13.05	115.74	23.16	0.00	0.00	0.00
Equity/Assets 6-12% (13)	10.01	9.58	0.29	2.92	2.29	0.12	1.15	4.32	34.58	1.43	18.10	95.63	9.56	100.62	16.20	0.16	1.91	14.79
Equity/Assets >12% (10)	17.42	16.23	0.53	3.15	2.71	0.61	3.52	2.52	39.01	1.23	30.05	121.05	20.72	132.97	26.50	0.21	2.06	31.22
Holding Company Structure (21)	13.15	12.31	0.39	3.04	2.50	0.32	2.10	3.75	36.71	1.39	23.39	105.78	14.16	114.55	20.73	0.19	2.05	24.48
Assets Over $1 Billion (10)	13.31	12.53	0.41	3.08	1.86	0.22	1.14	3.24	43.88	1.49	27.84	131.04	17.73	140.51	28.63	0.12	1.15	11.43
Assets $500 Million-$1 Billion (4)	9.59	9.59	0.11	1.29	-0.39	0.10	1.10	4.46	34.44	1.51	13.43	92.84	8.92	92.84	13.43	0.21	1.35	25.93
Assets $250-$500 Million (8)	13.50	12.89	0.48	3.81	4.66	0.53	3.92	3.56	32.71	1.19	20.79	81.62	11.10	87.96	16.88	0.23	3.02	33.95
Assets less than $250 Million (1)	24.93	20.04	0.77	3.04	2.54	0.77	3.04	2.28	15.62	0.46	39.39	118.90	29.65	157.57	39.39	0.40	4.42	0.00
Goodwill Companies (15)	13.56	12.39	0.41	3.20	2.87	0.30	1.89	3.67	38.51	1.51	24.90	112.22	15.46	124.50	22.47	0.16	1.96	18.89
Non-Goodwill Companies (8)	12.62	12.62	0.36	2.69	1.72	0.38	2.72	3.35	33.17	1.04	22.44	96.28	12.45	96.28	20.67	0.23	2.02	31.21
MHC Institutions (23)	13.23	12.47	0.40	3.02	2.47	0.33	2.18	3.55	36.48	1.35	24.08	106.68	14.41	114.68	21.82	0.18	1.98	22.25

(1)          Average of high/low or bid/ask price per share.

(2)          Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)          EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)          Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)          ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on invest ment) is current EPS divided by current price.

(6)          Annualized, based on last regular quarterly cash dividend announcement.

(7)          Indicated dividend as a percent of trailing twelve month earnings.

(8)          Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*                 Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:               SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700	Exhibit IV-B (continued)
Weekly Thrift Market Line - Part Two
Prices As Of March 9, 2012

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Tang.												Price/	Price/	Ind.
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	Dividend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	7.35	6.33	0.39	5.30	7.51	0.37	5.14	2.79	33.14	1.18	13.32	71.34	5.24	83.73	13.73	0.52	5.74	NM
BBX	BankAtlantic Bancorp Inc of FL(8)*	0.19	-0.18	-1.36	NM	NM	-0.84	NM	14.64	23.87	4.80	NM	NM	0.77	NM	NM	0.00	0.00	NM
BKU	BankUnited, Inc.*	13.56	13.03	0.58	4.41	2.78	1.66	12.61	0.02	NA	1.17	35.97	148.82	20.18	155.76	12.57	0.56	2.40	NM
FBC	Flagstar Bancorp, Inc. of MI*	6.60	6.52	-0.40	-4.78	-9.62	-2.39	-26.23	7.83	26.22	2.96	NM	63.80	4.21	64.60	NM	0.00	0.00	NM
NYB	New York Community Bcrp of NY*	13.25	7.79	1.16	8.66	6.47	1.01	7.56	1.13	35.98	0.56	11.81	102.04	13.52	184.52	13.53	1.00	7.70	NM
PFS	Provident Fin. Serv. Inc of NJ*	13.42	8.80	0.83	6.14	6.92	0.81	6.01	2.46	42.67	1.60	14.45	87.34	11.72	140.24	14.76	0.48	3.46	50.00

NASDAQ Listed OTC Companies
ASBB	ASB Bancorp, Inc. of NC*	14.06	14.06	-1.13	NM	-13.21	-1.13	NM	3.78	35.55	2.45	NM	61.09	8.59	61.09	NM	0.00	0.00	NM
ALLB	Alliance Bancorp, Inc. of PA*	18.25	18.25	0.25	1.63	1.85	0.25	1.63	3.71	23.76	1.38	NM	73.99	13.51	73.99	NM	0.20	1.76	NM
ANCB	Anchor Bancorp of Aberdeen, WA*	11.36	11.36	-1.96	-17.64	KM	-1.95	-17.55	NA	NA	2.05	NM	42.73	4.85	42.73	NM	0.00	0.00	NM
AFCB	Athens Bancshares, Inc. of TN*	17.72	17.61	0.64	3.59	4.77	0.63	3.54	1.66	106.16	1.99	20.98	75.19	13.32	75.77	21.31	0.20	1.44	30.30
ACFC	Atlantic Coast Fin. Corp of GA*	6.40	6.39	-1.40	-22.51	NM	-1.82	-29.39	8.52	22.51	2.66	NM	11.15	0.71	11.16	NM	0.00	0.00	NM
BLMT	BSB Bancorp, Inc. of MA*	20.24	20.24	0.38	NM	2.37	-0.01	NM	0.59	99.26	0.90	NM	78.86	15.96	78.86	NM	0.00	0.00	0.00
BKMU	Bank Mutual Corp of WI*	10.87	10.84	-4.61	-39.79	NM	-4.78	-41.26	5.13	27.73	2.04	NM	66.33	7.21	66.55	NM	0.04	1.03	NM
BFIN	BankFinancial Corp. of IL*	15.13	13.71	-0.44	-2.84	-6.15	-0.38	-2.42	5.88	29.97	2.21	NM	47.14	7.13	52.87	NM	0.04	0.72	NM
BFED	Beacon Federal Bancorp of NY*	10.63	10.63	0.61	5.74	7.34	0.63	5.91	0.98	150.86	1.93	13.63	76.63	8.14	76.83	13.24	0.28	2.01	27.45
BNCL	Beneficial Mut MHC of PA(43.3)	13.70	11.31	0.24	1.81	1.57	0.29	2.20	2.73	43.14	2.10	NM	113.39	15.53	141.11	NM	0.00	0.00	0.00
BHLB	Berkshire Hills Bancorp of MA*	13.91	8.78	0.51	3.78	3.74	0.91	6.69	0.75	105.48	1.10	26.72	84.66	11.78	142.09	15.09	0.68	3.07	NM
BOFI	Bofi Holding, Inc. Of CA*	7.60	7.60	1.21	14.79	12.22	0.88	10.80	1.15	31.58	0.49	8.18	112.77	8.57	112.77	11.20	0.00	0.00	0.00
BYFC	Broadway Financial Corp. of CA*	1.57	1.57	-1.95	-30.08	NM	-2.20	-33.81	17.56	26.71	5.29	NM	39.47	0.62	39.47	NM	0.04	2.67	NM
BRKL	Brookline Bancorp, Inc. of MA*	15.26	13.93	0.95	5.77	5.37	0.96	5.89	0.57	168.90	1.16	18.61	107.29	16.37	119.37	18.24	0.34	3.73	69.39
CITZ	CFS Bancorp, Inc of Munster IN*	8.98	8.98	-0.91	-9.31	-17.98	-0.99	-10.09	6.40	16.89	1.74	NM	56.27	5.05	56.27	NM	0.04	0.75	NM
CMSB	CMS Bancorp Inc of W Plains NY*	8.51	8.51	-0.04	-0.42	-0.63	-0.08	-0.93	2.22	21.29	0.85	NM	66.78	5.69	66.78	NM	0.00	0.00	NM
CBNJ	Cape Bancorp, Inc. of NJ*	13.58	11.70	1.03	7.82	10.55	1.10	8.40	5.47	23.97	1.64	9.48	70.64	9.59	83.73	8.83	0.00	0.00	0.00
CFFN	Capitol Federal Fin Inc. of KS*	20.52	20.52	0.41	2.19	1.94	0.69	3.72	0.87	19.15	0.30	NM	102.16	20.97	102.16	30.33	0.30	2.54	NM
CARV	Carver Bancorp, Inc. of NY*	2.31	2.31	-3.09	NM	NM	-3.00	NM	14.07	21.63	4.25	NM	128.57	2.98	128.57	NM	0.00	0.00	NM
CEBK	Central Bncrp of Somerville MA*	6.66	6.28	0.03	0.33	0.47	-0.10	-1.05	2.82	27.76	0.97	NM	92.66	6.19	98.97	NM	0.20	1.04	NM
CFBK	Central Federal Corp. of OH*	1.63	1.59	-1.80	-35.78	NM	-2.14	-42.52	5.16	50.78	4.15	NM	95.24	1.56	98.04	NM	0.00	0.00	NM
CHFN	Charter Fin Corp MHC GA (38.4)	12.19	11.71	0.24	1.87	1.51	0.31	2.41	1.97	70.53	2.21	NM	124.97	15.23	130.79	NM	0.20	2.16	NM
CHEV	Cheviot Financial Corp. of OH(8)*	16.46	14.65	0.41	4.22	4.06	0.41	4.22	3.86	6.11	NA	24.65	61.17	10.07	68.69	24.65	0.32	3.82	NM
CBNK	Chicopee Bancorp, Inc. of MA*	14.73	14.73	0.19	1.20	1.35	0.18	1.13	1.15	63.67	1.02	NM	88.95	13.10	88.95	NM	0.00	0.00	0.00
CZWI	Citizens Comm Bncorp Inc of WI*	9.93	9.86	0.00	0.00	0.00	-0.01	-0.10	1.83	56.86	1.29	NM	56.38	5.60	56.82	NM	0.00	0.00	NM
CSBC	Citizens South Bnkg Corp of NC*	8.68	6.56	-0.05	-0.62	-1.08	0.24	2.63	3.05	38.61	1.59	NM	73.84	4.93	75.28	20.13	0.04	0.86	NM
CSBK	Clifton Svg Bp MHC of NJ(35.8)	16.59	16.59	0.74	4.60	3.16	0.72	4.46	0.37	46.07	0.46	31.69	143.02	23.72	143.02	32.71	0.24	2.37	NM
COBK	Colonial Financial Serv. of NJ*	12.23	12.23	0.50	4.17	5.95	0.47	3.94	4.32	17.40	1.44	16.81	68.75	8.41	68.75	17.79	0.00	0.00	0.00
CFFC	Community Fin. Corp. of VA*	7.38	7.38	0.19	2.01	7.85	0.19	2.01	7.87	24.15	2.11	12.74	33.99	2.51	33.99	12.74	0.00	0.00	0.00
DCOM	Dime Community Bancshars of NY*	6.98	7.70	1.17	13.71	9.53	1.17	13.81	1.39	36.23	0.56	10.50	137.84	12.37	162.87	10.42	0.56	3.95	41.48
ESBF	ESB Financial Corp. of PA*	9.16	7.21	0.83	9.29	8.37	0.81	9.04	0.76	40.84	NA	11.95	105.42	9.66	136.87	12.29	0.40	3.07	36.70
ESSA	ESSA Bancorp, Inc. of PA*	14.72	14.58	0.47	3.13	4.51	0.43	2.91	2.07	36.99	1.12	22.19	70.15	10.33	70.93	23.85	0.20	2.10	46.51
EBMT	Eagle Bancorp Montanta of MT*	16.02	16.02	0.55	3.44	4.72	0.27	1.68	1.69	26.79	0.78	21.17	72.57	11.63	72.57	NM	0.29	2.91	61.70
ESBK	Elmira Svgs Bank, FSB of NY*	7.88	5.55	0.99	8.47	12.93	0.45	3.88	0.98	63.43	0.95	7.73	94.10	7.41	137.07	16.87	0.88	4.97	38.43
FFDF	FFD Financial Corp of Dover OH*	8.32	8.32	0.66	7.59	9.22	0.49	5.61	NA	NA	1.10	10.85	80.12	6.67	80.12	14.67	0.68	4.42	47.89
FFCO	FedFirst Financial Corp of PA*	17.43	17.13	0.14	0.80	1.15	0.26	1.51	1.03	88.23	1.25	NM	69.64	12.14	71.14	NM	0.12	0.86	NM
FSBI	Fidelity Bancorp, Inc. of PA*	6.74	6.36	0.27	3.60	5.61	0.20	2.69	4.27	16.84	1.33	17.81	72.33	4.88	76.94	23.89	0.08	0.76	13.56
FABK	First Advantage Bancorp of TN*	18.81	18.81	0.56	2.88	3.75	0.36	1.86	1.14	100.15	1.64	26.65	76.59	14.41	76.59	NM	0.20	1.56	41.67
FBSI	First Bancsharee, Inc. of MO*	8.63	8.60	-1.72	-18.85	NM	-1.86	-20.43	2.27	36.95	1.74	NM	53.49	4.61	53.69	NM	0.00	0.00	NM
FCAP	First Capital, Inc. of IN*	11.55	10.44	0.87	7.95	6.83	0.78	7.10	2.02	47.06	1.49	14.65	113.13	13.07	126.76	16.41	0.76	3.71	54.29
FCLF	First Clover Leaf Fin Cp of IL*	13.79	11.90	0.57	4.20	6.93	0.45	3.30	4.23	20.19	1.26	14.43	60.06	8.28	71.13	18.36	0.24	3.96	57.14
FBNK	First Connecticut Bncorp of CT*	15.20	15.20	-0.20	-1.30	-1.48	0.12	0.75	2.25	42.07	1.31	NM	89.04	13.53	89.04	NM	0.12	0.93	NM
FDEF	First Defiance Fin. Corp of OH*	11.68	8.69	0.66	5.10	8.86	0.46	3.60	2.24	71.77	2.22	11.29	63.19	7.38	87.80	16.01	0.20	1.27	14.39
FFNM	First Fed of N. Michigan of MI*	11.08	10.92	0.14	1.33	2.94	0.08	0.73	4.18	17.83	1.15	34.00	43.90	4.86	44.63	NM	0.00	0.00	0.00
FFBH	First Fed. Bancshares of AR(8)*	13.64	13.64	-0.99	-10.84	-4.55	-1.08	-11.89	14.47	32.16	7.43	NM	160.24	21.86	160.24	NM	0.20	2.94	NM
FFNW	First Fin NW, Inc of Renton WA*	17.11	17.11	0.38	2.43	3.16	0.25	1.58	10.95	14.28	2.30	31.70	75.62	12.94	75.62	NM	0.00	0.00	0.00
FFCH	First Fin. Holdings Inc. of SC*	6.74	6.67	-0.94	-10.62	-18.72	-1.27	-14.24	1.37	124.12	2.20	NM	76.95	5.19	77.86	NM	0.20	2.02	NM
BANC	First PacTruet Bancorp of CA*	17.18	17.18	0.49	2.97	3.08	0.05	0.32	4.25	22.76	1.28	32.46	87.28	14.99	87.28	NM	0.48	4.00	NM
FSFG	First Savings Fin. Grp. of IN*	11.08	9.75	0.70	5.73	9.21	0.70	5.69	2.28	38.03	1.31	10.86	66.64	7.39	76.90	10.93	0.00	0.00	0.00
FFIC	Flushing Fin. Corp. of NY*	9.74	9.37	0.83	8.96	8.72	0.85	9.19	3.34	21.16	0.94	11.47	98.16	9.56	102.38	11.18	0.52	3.91	44.83
FXCB	Fox Chase Bancorp, Inc. of PA*	18.53	18.53	0.45	2.39	2.86	0.41	2.13	2.63	45.21	1.77	34.97	89.61	16.61	89.61	39.21	0.16	1.24	43.24
FRNK	Franklin Financial Corp. of VA*	23.54	23.54	0.10	0.56	0.60	0.30	1.61	4.63	28.77	2.48	NM	74.89	17.63	74.89	NM	0.00	0.00	0.00
GCBC	Green Co Bcrp MHC of NY (44.4)	9.05	9.05	1.02	11.63	7.45	1.02	11.63	1.36	74.02	1.77	13.43	146.61	13.45	148.61	13.43	0.70	3.86	51.85
HFFC	HF Financial Corp. of SD*	7.76	7.43	0.05	0.66	0.77	0.20	2.50	2.47	36.33	1.43	NM	85.93	6.67	90.09	34.50	0.45	3.84	NM

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700	Exhibit IV-B (continued)
Weekly Thrift Market Line - Part Two
Prices As Of March 9, 2012

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Tang.												Price/	Price/	Ind.	Divi-
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution		Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio(7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NASDAQ Listed OTC Companies (continued)
HMNF	HMN Financial, Inc. of MN*	4.09	4.09	-1.60	-20.35	NM	-1.73	-22.01	9.05	34.70	4.09	NM	29.62	1.21	29.62	NM	0.00	0.00	NM
HBNK	Hampden Bancorp, Inc. of MA*	15.20	15.20	0.27	1.67	2.02	0.24	1.47	2.98	32.85	1.37	NM	87.63	13.32	87.63	NM	0.16	1.29	64.00
HARL	Harleysville Svgs Fin Cp of PA*	6.97	6.97	0.65	9.87	8.78	0.73	11.07	0.66	65.14	0.69	11.39	108.84	7.59	108.84	10.15	0.76	4.54	51.70
HBOS	Heritage Fin Group, Inc of GA*	11.21	10.80	0.38	3.09	3.25	0.95	7.69	1.46	42.99	1.32	30.79	84.64	9.49	88.24	12.38	0.16	1.33	41.03
HIFS	Hingham Inst. for Sav. of MA*	7.30	7.30	1.13	15.54	10.53	1.13	15.54	1.12	61.12	0.88	9.49	139.13	10.15	139.13	9.49	1.00	1.86	17.64
HBCP	Home Bancorp Inc. Lafayette LA*	13.69	13.46	0.58	3.34	3.49	0.76	4.33	1.50	35.35	0.76	28.68	95.34	13.05	97.21	22.09	0.00	0.00	0.00
HFBL	Home Federal Bancorp Inc of LA*	20.72	20.72	0.98	4.40	5.38	0.36	1.60	0.09	423.74	0.72	18.59	80.28	16.64	80.28	NM	0.24	1.74	32.43
HMST	HomeStreet, Inc. of WA*	7.03	7.03	-0.18	NM	-4.65	-0.18	NM	11.25	20.40	2.86	NM	55.69	3.91	55.69	NM	0.00	0.00	NM
HFBC	HopFed Bancorp, Inc. of KY*	9.64	9.59	0.18	1.66	2.92	-0.03	-0.27	1.49	86.23	1.98	34.20	63.85	6.15	64.19	NM	0.08	0.94	32.00
HCBK	Hudson City Bancorp, Inc of NJ*	10.05	9.75	-1.41	-14.97	-20.62	-0.36	-3.85	2.47	24.48	0.93	NM	78.59	7.90	81.32	NM	0.32	4.71	NM
IROQ	IF Bancorp, Inc. of IL*	16.95	16.95	0.61	NM	4.79	0.48	NM	1.59	40.53	1.24	20.86	75.35	12.77	75.35	26.42	0.00	0.00	0.00
ISBC	Investors Bcrp MHC of NJ(42.5)	9.06	8.81	0.76	8.06	4.59	0.71	7.58	1.64	67.44	1.31	21.78	170.05	15.40	175.36	23.16	0.00	0.00	0.00
JXSB	Jacksonville Bancorp Inc of IL*	13.30	12.52	1.06	8.60	11.28	0.96	7.73	1.40	76.00	NA	8.87	70.55	9.38	75.60	9.87	0.30	2.01	17.86
JFBI	Jefferson Bancshares Inc of TN*	9.73	9.43	-0.92	-9.52	NM	-0.98	-10.12	5.98	34.31	2.99	NM	28.92	2.81	29.92	NM	0.00	0.00	NM
KFFB	KY Fst Fed Bp MHC of KY (38.9)	24.93	20.04	0.77	3.04	2.54	0.77	3.04	2.28	15.62	0.46	39.39	118.90	29.65	157.57	39.39	0.40	4.42	NM
KFFG	Kaiser Federal Fin Group of CA*	17.16	16.81	0.98	5.59	6.72	0.98	5.59	2.85	30.86	1.17	14.89	81.69	14.02	83.79	14.89	0.28	2.04	30.43
KRNY	Kearny Fin Cp MHC of NJ (25.0)	16.99	13.69	0.30	1.80	1.36	0.28	1.66	NA	NA	0.70	NM	132.00	22.42	170.28	NM	0.20	2.09	NM
LSBI	LSB Fin. Corp. of Lafayette IN*	10.12	10.12	0.47	4.85	6.78	0.26	2.64	4.50	32.79	1.69	14.74	69.69	7.06	69.69	27.07	0.00	0.00	0.00
LPSB	LaPorte Bancrp MHC of IN(45.0)	11.23	9.56	0.65	5.72	6.99	0.45	3.96	1.63	46.79	1.19	14.31	78.02	8.76	93.37	20.67	0.16	1.72	24.62
LSBK	Lake Shore Bnp MHC of NY(38.8)	12.76	12.76	0.82	6.82	6.50	0.80	6.61	0.56	44.06	0.49	15.37	97.08	12.39	97.08	15.85	0.28	2.72	41.79
LABC	Louisiana Bancorp, Inc. of LA*	17.94	17.94	0.71	3.82	4.44	0.60	3.22	0.40	142.94	0.91	22.51	90.57	16.25	90.57	26.71	0.00	0.00	0.00
MSBF	MSB Fin Corp MHC of NJ (40.3)	11.54	11.54	0.17	1.51	2.29	0.17	1.51	7.34	10.35	1.08	NM	65.46	7.56	65.46	NM	0.12	2.29	NM
MGYR	Magyar Bancorp MHC of NJ(44.7)	8.48	8.48	-0.07	-0.78	-1.36	-0.14	-1.70	9.45	7.70	0.99	NM	57.40	4.87	57.40	NM	0.00	0.00	NM
MLVF	Malvern Fed Bncp MHC PA(44.5)	9.25	9.25	-0.62	-6.75	-8.83	-0.65	-7.15	4.04	33.45	1.85	NM	76.24	7.05	76.24	NM	0.12	1.56	NM
MFLR	Mayflower Bancorp, Inc. of MA*	8.84	8.84	0.52	5.97	7.63	0.36	4.14	NA	NA	0.94	13.11	76.55	6.77	76.55	18.91	0.24	2.95	38.71
EBSB	Meridian Fn Serv MHC MA (40.8)	11.14	10.52	0.62	5.48	4.12	0.36	3.15	2.93	21.27	0.96	24.30	132.12	14.72	140.92	NM	0.00	0.00	0.00
CASH	Meta Financial Group of IA*	6.29	6.19	0.58	9.05	10.51	0.78	12.05	1.41	23.75	1.42	9.51	78.07	4.91	79.52	7.14	0.52	2.48	23.64
MFSF	MutualFirst Fin. Inc. of IN*	7.29	7.05	0.29	3.14	6.59	-0.05	-0.58	3.34	35.30	1.83	15.17	60.91	4.44	63.11	NM	0.24	2.64	40.00
NASB	NASB Fin, Inc. of Grandview MO*	12.88	12.71	-0.65	-5.43	-7.54	-2.38	-19.76	9.14	52.61	5.53	NM	70.52	9.08	71.64	NM	0.90	6.47	NM
NECB	NE Comm Bncrp MHC of NY (43.2)	23.05	22.75	0.57	2.46	3.23	0.87	3.76	7.88	21.80	2.18	31.00	77.04	17.76	78.34	20.34	0.12	1.84	57.14
NHTB	NH Thrift Bancshares of NH*	8.51	5.77	0.68	6.96	9.64	0.42	4.27	1.22	76.26	1.25	10.38	81.25	6.91	123.50	16.92	0.52	4.21	43.70
NVSL	Naugatuck Valley Fin Crp of CT*	14.17	14.17	0.38	3.38	4.43	0.28	2.51	4.61	32.63	1.73	22.58	59.63	8.45	59.63	30.43	0.12	1.71	38.71
NFSB	Newport Bancorp, Inc. of RI*	11.38	11.38	0.32	2.83	3.12	0.32	2.83	0.42	188.30	1.05	32.05	89.21	10.15	89.21	32.05	0.00	0.00	0.00
FFFD	North Central Bancshares of IA*	9.77	9.63	0.51	4.57	7.30	0.34	3.04	4.21	27.97	1.61	13.71	75.19	7.35	76.42	20.62	0.25	1.07	14.71
NFBK	Northfield Bcp MHC of NY (41.8)	16.09	15.52	0.73	4.33	2.98	0.82	4.85	2.76	40.92	2.50	33.60	149.47	24.05	156.08	30.02	0.24	1.70	57.14
NWBI	Northwest Bancshares Inc of PA*	14.52	12.60	0.80	5.24	5.27	0.80	5.24	2.49	35.86	1.28	18.98	105.74	15.35	124.55	18.98	0.48	3.83	72.73
OBAF	OBA Financial Serv. Inc of MD*	19.87	19.87	0.13	0.64	0.85	0.15	0.69	2.58	26.60	0.93	NM	78.76	15.65	78.76	NM	0.00	0.00	0.00
OSHC	Ocean Shore Holding Co. of NJ*	10.13	9.79	0.57	4.95	6.19	0.62	5.38	0.54	74.71	0.50	16.14	78.56	7.96	81.55	14.85	0.24	2.15	34.78
OCFC	OceanFirst Fin. Corp of NJ*	9.42	9.42	0.91	9.84	7.82	0.83	8.95	2.76	36.42	1.15	12.78	122.22	11.52	122.22	14.05	0.48	3.38	43.24
OFED	Oconee Fed Fn Cp MHC SC (35.0)	21.72	21.72	0.69	3.39	3.42	0.98	4.80	0.72	27.14	0.28	29.27	93.31	20.27	93.31	20.69	0.40	3.33	NM
OABC	OmniAmerican Bancorp Inc of TX*	14.89	14.89	0.30	1.96	1.89	0.22	1.40	3.27	19.56	1.14	NM	104.05	15.50	104.05	NM	0.00	0.00	0.00
ONFC	Oneida Financial Corp. of NY*	13.25	9.86	0.89	6.75	8.78	0.83	6.27	0.79	55.33	1.01	11.40	77.04	10.21	107.57	12.25	0.48	4.90	55.81
ORIT	Oritani Financial Corp of NJ*	19.46	19.46	1.12	4.90	4.87	1.14	4.98	0.87	120.44	1.56	20.55	118.04	22.97	118.04	20.23	0.50	3.80	NM
PSBH	PSB Hldgs Inc MHC of CT (42.9)	9.70	8.30	0.26	2.69	3.92	0.70	7.22	2.34	26.43	1.19	25.53	69.48	6.74	82.48	9.51	0.16	3.30	NM
PVFC	PVF Capital Corp. of Solon OH*	8.69	8.69	-1.00	-10.95	-17.22	-1.84	-20.14	6.90	31.93	3.06	NM	66.91	5.81	66.91	NM	0.00	0.00	NM
PBHC	Pathfinder BC MHC of NY (36.3)	6.28	5.41	0.62	7.77	10.77	0.41	5.07	1.40	67.93	1.31	9.29	90.28	5.67	105.69	14.22	0.12	1.32	12.24
PEOP	Peoples Fed Bancshrs Inc of MA*	20.72	20.72	0.54	2.53	2.76	0.53	2.47	1.61	39.35	0.85	36.19	92.62	19.19	92.62	37.05	0.00	0.00	0.00
PBCT	Peoples United Financial of CT*	18.95	12.02	0.77	3.84	4.47	0.81	4.04	2.48	26.20	0.89	22.39	85.77	16.26	146.84	21.25	0.63	5.02	NM
PBSK	Poage Bankshares, Inc. of KY*	17.42	17.42	0.66	NM	5.59	0.35	NM	1.08	44.41	0.84	17.89	67.65	11.79	67.65	34.15	0.16	1.42	25.40
PROV	Provident Fin. Holdings of CA*	10.88	10.87	0.82	7.97	9.75	-0.55	-5.31	4.36	47.56	2.45	10.25	78.99	8.59	79.05	NM	0.16	1.58	16.16
PBNY	Provident NY Bncrp, Inc. of NY*	14.19	9.33	0.35	2.48	3.32	0.25	1.77	1.95	47.01	1.59	30.11	72.99	10.35	117.25	NM	0.24	2.85	NM
PBIP	Prudential Bncp MHC PA (25.4)	11.59	11.59	0.12	1.07	1.16	0.18	1.61	2.98	22.58	1.41	NM	89.12	10.33	89.12	NM	0.00	0.00	0.00
PULB	Pulaski Fin Cp of St. Louis MO*	6.80	6.52	0.44	4.93	7.19	0.25	2.78	5.24	36.91	2.16	13.91	90.75	6.17	94.91	24.68	0.38	4.97	69.09
RIVR	River Valley Bancorp of IN*	6.99	6.97	0.46	5.60	7.74	0.20	2.38	5.13	18.35	1.56	12.92	83.51	5.84	83.74	30.39	0.84	5.42	70.00
RVSB	Riverview Bancorp, Inc. of WA*	10.61	7.87	-1.72	-14.19	-29.33	-1.72	-14.19	7.26	25.44	2.29	NM	55.28	5.86	76.79	NM	0.00	0.00	NM
RCKB	Rockville Fin New, Inc. of CT*	19.06	19.00	0.40	2.36	2.07	0.62	3.63	0.81	109.05	1.09	NM	102.74	19.58	103.11	31.38	0.32	2.76	NM
ROMA	Roma Fin Corp MHC of NJ (25.5)	11.25	11.17	0.36	3.09	2.20	0.26	2.25	NA	NA	1.12	NM	140.14	15.77	141.33	NM	0.32	3.19	NM
SIFI	SI Financial Group, Inc. of CT*	13.67	13.29	0.26	2.02	2.13	0.26	2.02	1.89	29.27	0.79	NM	87.44	11.95	90.29	NM	0.12	1.11	52.17
SPBC	SP Bancorp, Inc. of Plano, TX*	12.71	12.71	0.43	3.69	5.23	-0.05	-0.41	3.55	18.85	0.80	19.13	63.19	8.03	63.19	NM	0.00	0.00	0.00
SVBI	Severn Bancorp, Inc. of MD*	8.42	8.38	0.08	0.76	2.17	-0.16	-1.43	12.71	25.80	3.61	NM	47.48	4.00	47.73	NM	0.00	0.00	0.00
STND	Standard Financial Corp. of PA*	17.93	16.12	0.75	4.23	5.85	0.72	4.09	1.17	84.51	1.47	17.08	70.87	12.70	80.55	17.64	0.18	1.11	18.95
SIBC	State Investors Bancorp of LA*	19.25	19.25	0.24	NM	1.80	0.29	NM	1.42	45.87	NA	NM	70.25	13.52	70.25	NM	0.00	0.00	0.00
THRD	TF Fin. Corp. of Newtown PA*	11.35	10.76	0.57	5.21	5.94	0.45	4.08	NA	NA	1.61	16.83	85.62	9.72	90.94	21.47	0.20	0.85	14.39
TFSL	TFS Fin Corp MHC of OH (26.4)	16.23	16.16	0.23	1.40	0.85	0.23	1.40	3.45	41.80	0.96	NM	161.27	26.17	162.11	NM	0.00	0.00	0.00
TBNK	Territorial Bancorp, Inc of HI*	14.13	14.12	0.79	5.56	5.07	0.89	6.28	0.34	29.88	0.22	19.71	109.52	15.48	109.63	17.45	0.40	1.88	37.04
TSBK	Timberland Bancorp, Inc. of WA*	9.69	8.95	-0.01	-0.08	-0.23	-0.11	-0.89	8.04	20.24	2.21	NM	43.68	4.23	47.68	NM	0.00	0.00	NM

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700	Exhibit IV-B (continued)
Weekly Thrift Market Line - Part Two
Prices As Of March 9, 2012

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
			Tang.												Price/	Price/	Ind.	Divi-
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution		Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio(7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
TRST	TrustCo Bank Corp NY of NY*	7.97	7.97	0.80	11.22	6.53	0.78	10.90	1.27	90.02	1.93	15.31	148.07	11.80	148.07	15.76	0.26	4.85	74.29
UCBA	United Comm Bncp MHC IN (40.7)	11.74	11.07	0.02	0.14	0.17	-0.18	-1.58	6.62	17.16	1.82	NM	82.26	9.66	87.92	NM	0.44	7.65	NM
UCFC	United Community Fin. of OH*	8.83	8.80	-1.16	-13.64	NM	-1.51	-17.68	9.81	21.74	2.91	NM	24.58	2.17	24.66	NM	0.00	0.00	NM
UBNK	United Financial Bncrp of MA*	14.00	13.54	0.70	4.94	4.49	0.69	4.87	0.87	77.21	0.99	22.25	109.19	15.29	113.51	22.57	0.36	2.28	50.70
VPFG	Viewpoint Financal Group of TX*	12.78	12.75	0.87	6.52	5.06	0.57	4.26	0.90	61.01	0.85	19.74	127.69	16.32	128.01	30.20	0.24	1.56	30.77
WSB	WSB Holdings, Inc. of Bowie MD*	14.22	14.22	0.35	2.59	4.86	-0.04	-0.30	9.11	22.40	NA	20.59	51.85	7.37	51.85	NM	0.00	0.00	0.00
WSFS	WSFS Financial Corp. of DE*	7.99	7.23	0.46	4.96	5.82	0.38	4.10	2.16	57.30	1.92	17.20	95.36	7.62	106.33	20.79	0.48	1.30	22.43
WVFC	WVS Financial Corp. of PA*	11.59	11.59	0.64	5.44	8.93	0.67	5.73	0.67	31.78	0.97	11.20	59.59	6.91	59.59	10.64	0.16	1.88	21.05
WAFD	Washington Federal, Inc. of WA*	14.18	12.53	0.83	5.96	6.31	0.79	5.67	NA	NA	1.86	15.85	92.05	13.06	106.25	16.66	0.32	1.96	31.07
WSBF	Waterstone Fin MHC of WI (26.2)	9.83	9.80	-0.16	-1.64	-3.73	-1.78	-18.55	10.06	19.85	2.62	NM	43.98	4.32	44.14	NM	0.00	0.00	NM
WAYN	Wayne Savings Bancshares of OH*	9.68	9.26	0.43	4.45	6.93	0.40	4.22	3.17	28.14	1.65	14.43	63.31	6.13	66.53	15.22	0.24	2.87	41.38
WEBK	Wellesley Bancorp, Inc. of MA*	13.99	13.99	0.64	NM	6.24	0.64	NM	1.40	84.24	1.51	16.03	73.36	10.26	73.36	16.03	0.00	0.00	0.00
WFD	Westfield Fin. Inc. of MA*	18.19	18.19	0.45	2.50	2.63	0.45	2.50	1.51	40.73	1.40	37.95	93.33	16.98	93.33	37.95	0.24	3.01	NM
WBKC	Wolverine Bancorp, Inc. of MI*	22.13	22.13	0.36	1.84	2.88	0.27	1.38	5.10	65.06	3.74	34.77	59.05	13.07	59.05	NM	0.00	0.00	0.00

EXHIBIT IV-2

Sound Financial, Inc.

Historical Stock Price Indices

Exhibit IV-2

Historical Stock Price Indices (1)

					SNL	SNL
				NASDAQ	Thrift	Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index

2004:	Quarter 1	10,357.7	1,126.2	1,994.2	1,585.3	562.2
	Quarter 2	10,435.5	1,140.8	2,047.8	1,437.8	546.6
	Quarter 3	10,080.3	1,114.6	1,896.8	1,495.1	556.0
	Quarter 4	10,783.0	1,211.9	2,175.4	1,605.6	595.1

2005:	Quarter 1	10,503.8	1,180.6	1,999.2	1,516.6	551.0
	Quarter 2	10,275.0	1,191.3	2,057.0	1,577.1	563.3
	Quarter 3	10,568.7	1,228.8	2,151.7	1,527.2	546.3
	Quarter 4	10,717.5	1,248.3	2,205.3	1,616.4	582.8

2006:	Quarter 1	11,109.3	1,294.8	2,339.8	1,661.1	595.5
	Quarter 2	11,150.2	1,270.2	2,172.1	1,717.9	601.1
	Quarter 3	11,679.1	1,335.9	2,258.4	1,727.1	634.0
	Quarter 4	12,463.2	1,418.3	2,415.3	1,829.3	658.6

2007:	Quarter 1	12,354.4	1,420.9	2,421.6	1,703.6	634.4
	Quarter 2	13,408.6	1,503.4	2,603.2	1,645.9	622.6
	Quarter 3	13,895.6	1,526.8	2,701.5	1,523.3	595.8
	Quarter 4	13,264.8	1,468.4	2,652.3	1,058.0	492.9

2008:	Quarter 1	12,262.9	1,322.7	2,279.1	1,001.5	442.5
	Quarter 2	11,350.0	1,280.0	2,293.0	822.6	332.2
	Quarter 3	10,850.7	1,166.4	2,082.3	760.1	414.8
	Quarter 4	8,776.4	903.3	1,577.0	653.9	268.3

2009:	Quarter 1	7,608.9	797.9	1,528.6	542.8	170.1
	Quarter 2	8,447.0	919.3	1,835.0	538.8	227.6
	Quarter 3	9,712.3	1,057.1	2,122.4	561.4	282.9
	Quarter 4	10,428.1	1,115.1	2,269.2	587.0	260.8

2010:	Quarter 1	10,856.6	1,169.4	2,398.0	626.3	301.1
	Quarter 2	9,774.0	1,030.7	2,109.2	564.5	257.2
	Quarter 3	10,788.1	1,141.2	2,368.6	541.0	255.0
	Quarter 4	11,577.5	1,257.6	2,652.9	592.1	290.1

2011:	Quarter 1	12,319.7	1,325.8	2,781.1	578.1	293.1
	Quarter 2	12,414.3	1,320.6	2,773.5	540.8	266.8
	Quarter 3	10,913.4	1,131.4	2,415.4	443.2	198.9
	Quarter 4	12,217.6	1,257.6	2,605.2	481.4	221.3

2012:	As of March 9, 2012	12,922.0	1,370.9	2,988.3	508.7	261.3

(1)   End of period data.

Source:  SNL Financial, LC.

EXHIBIT IV-3

Sound Financial, Inc.

Historical Thrift Stock Indices

Index Values

	Index Values					Price Appreciation (%)

	Feb 29, 12	Jan 27, 12	Dec 30, 11	Feb 28, 11	1 Month	YTD	LTM

All Pub. Traded Thrifts	505.9	502.9	481.4	599.2	0.61	5.10	-15.57
MHC Index	2,791.5	2,802.0	2,658.7	2,899.5	-0.37	5.00	-3.72

Stock Exchange Indexes
NYSE Thrifts	93.8	92.8	89.1	133.3	1.12	5.35	-29.61
OTC Thrifts	1,394.9	1,388.7	1,327.9	1,552.3	0.44	5.04	-10.14

Geographic Indexes
Mid-Atlantic Thrifts	2,084.3	2,083.8	1,977.7	2,628.0	0.03	5.39	-20.69
Midwestern Thrifts	1,503.3	1,461.5	1,405.3	1,769.5	2.86	6.98	-15.04
New England Thrifts	1,601.5	1,614.3	1,589.1	1,667.4	-0.79	0.78	-3.95
Southeastern Thrifts	189.0	189.2	183.5	234.4	-0.14	2.95	-19.38
Southwestern Thrifts	416.9	400.9	383.4	380.3	3.99	8.72	9.62
Western Thrifts	54.5	52.5	47.9	57.2	3.67	13.68	-4.79

Asset Size Indexes
Less than $250M	780.7	770.4	755.2	771.6	1.34	3.37	1.18
$250M to $500M	2,845.9	2,721.7	2,647.7	2,812.6	4.56	7.48	1.18
$500M to $1B	1,199.7	1,148.6	1,095.0	1,277.8	4.45	9.57	-6.11
$1B to $5B	1,514.5	1,524.5	1,437.5	1,572.3	-0.66	5.36	-3.68
Over $5B	231.5	230.0	221.3	293.0	0.66	4.62	-21.00

Pink Indexes
Pink Thrifts	143.4	138.9	138.5	148.5	3.26	3.51	-3.43
Less than $75M	369.5	367.2	372.4	423.9	0.62	-0.77	-12.82
Over $75M	144.5	139.9	139.5	149.3	3.32	3.62	-3.19

Comparative Indexes
Dow Jones Industrials	12,952.1	12,660.5	12,217.6	12,226.3	2.30	6.01	5.94
S&P 500	1,365.7	1,316.3	1,257.6	1,327.2	3.75	8.59	2.90

All SNL indexes are market-value weighted; i.e., an institution’s effect on an index is proportionate to that institution’s market capitalization. All SNL thrift indexes, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrial stood at 1,164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;
New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;
Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

24	SNLFinancial	MARCH 2012

EXHIBIT IV-4

Sound Financial, Inc.

Market Area Acquisition Activity

RP® Financial, LC.

Exhibit IV-4

Washington State Thrift Acquisitions 2000-Present

						Target Financials at Announcement						Deal Terms and Pricing at Announcement
						Total				NPAs/	Rsrvs/	Deal	Value/					Prem/
Announce	Complete					Assets	E/A	ROAA	ROAE	Assets	NPLs	Value	Share	P/B	P/TB	P/E	P/A	Cdeps
Date	Date	Buyer Short Name		Target Name		($000)	(%)	(%)	(%)	(%)	(%)	($M)	($)	(%)	(%)	(x)	(%)	(%)

7/2/2007	2/1/2008	Washington Federal Inc.	WA	First Mutual Bancshares, Inc.	WA	1,056,847	6.85	1.02	16.36	0.19	493.34	189.8	27.05	250.0	250.0	17.0	17.96	21.09
6/4/2006	11/30/2006	Sterling Financial Corp.	WA	FirstBank NW Corp.	WA	846,003	9.35	1.03	11.16	0.14	689.66	169.6	27.16	207.8	272.7	19.3	20.04	23.25
2/12/2006	7/5/2006	Sterling Financial Corp.	WA	Lynnwood Financial Group	WA	435,651	10.22	2.69	24.67	0.00	NA	63.8	NA	143.4	143.4	7.4	14.65	12.51
6/24/2004	10/15/2004	KeyCorp	OH	EverTrust Financial Group, Inc.	WA	770,072	11.76	0.96	7.63	0.56	227.69	195.0	25.60	194.7	194.7	27.0	25.32	23.09
5/19/2003	8/31/2003	Washington Federal Inc.	WA	United Savings & Loan Bank	WA	311,446	13.43	1.10	8.36	0.50	131.91	65.0	1,595.09	155.4	155.4	19.4	20.87	10.98

				Averages:		684,004	10.32	1.36	13.63	0.28	385.65	136.64	418.725	190.24	203.22	18.00	19.77	18.18
				Medians:		770,072	10.22	1.03	11.16	0.19	360.51	169.6	27.104	194.69	194.69	19.26	20.04	21.09
Source: SNL Financial, LC.

Exhibit IV-5
Sound Financial, Inc.
Director and Senior Management Summary Resumes

Directors

Robert F. Carney.  Mr. Carney is Director of Meat and Seafood Merchandising for Scolaris Food & Drug Company in Reno, Nevada, a position he has held since February 2008.  Prior to February 2008, he was Director of Meat and Seafood Merchandising for Brown & Cole Stores in Bellingham, Washington for six years.   Mr. Carney has over 20 years’ experience in management positions in the food industry, including 12 years of budgeting and profit generating responsibilities.  He has an MBA from the University of Southern California and an undergraduate degree in economics and business.  Mr. Carney has attended seminars on the credit union and banking business over the years and has 27 years of experience on our Board, beginning when Sound Community Bank was a $25 million credit union.  Mr. Carney’s years of management experience, together with his educational training, has provided him with extensive experience in the areas of business operations, budgeting and financial management, which knowledge is valuable to our organization.

David S. Haddad, Jr.  Mr. Haddad is Vice Chairman of the Board of Directors of Sound Community Bank.  Prior to his retirement, Mr. Haddad was an Operations Manager at Cutter and Buck, a golf apparel company from 1999 until 2003; a Senior Manager of Operations at Progressive International, a housewares wholesaler from 1995 until 1999; and a warehouse manager for Associated Grocers from 1982 until 1995.  During Mr. Haddad’s years of service at the senior management level of these companies, his responsibilities included budgeting, personnel management, contract negotiations and control of capital expenditures.  During his retirement, Mr. Haddad worked part time from 2004 until 2009 as a Customer Service Supervisor with Alaska Airlines.  Mr. Haddad’s 21 years of service as a director of Sound Community Bank (including its predecessor credit union organization) provide him with a strong knowledge and understanding of the institution’s business and history.  Mr. Haddad’s years of service at the senior management level of various companies and as a Customer Service Supervisor for Alaska Airlines has provided him with strong leadership, interpersonal, management and administrative skills which are valuable to our organization.

Debra Jones.  Ms. Jones is the Vice President of Administrative Services at Bellingham Technical College, where she is responsible for cash management, financial affairs, physical plant administration and strategic planning.  Prior to joining the college in August 2005, she served from September 2004 to May 2005 as Manager of Budget and Cash Management of Brown & Cole Stores, a retail grocer, and from 1998 to 2004 as Vice President of Administrative and Financial Services at Brown & Cole Stores.  She is a certified public accountant and has served in chief financial officer positions for over 25 years, with responsibility for financial management, risk management and business administration.  Her experience and expertise in the areas of accounting, finance and human resources are all valuable skills which she brings to our Board of Directors and as our “audit committee financial expert.”

Milton L. McMullen.  Mr. McMullen has been retired since 1998.  From 1984 to 1998, he served as Regional Sales manager for FISERV Inc., a data processing provider to financial institutions.  Mr. McMullen has over 25 years’ experience with various mutual savings banks as a branch manager, loan officer, comptroller, chief financial officer and managing officer.  He prepared regulatory filings and conducted risk management and market assessments for other financial institutions.  Mr. McMullen was Executive Vice President and managing officer of Mt. Baker Mutual Savings Bank when he left in 1984.  He has attended many accounting, financial and management courses and seminars for management of financial institutions.  When Sound Community Bank was a credit union, Mr. McMullen served as chairman of its supervisory committee, which was responsible for overseeing audit functions.  His accounting knowledge and experience, along with his prior banking experience, provide Mr. McMullen with knowledge and an understanding of our business.

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit IV-5 (continued)
Sound Financial, Inc.
Director and Senior Management Summary Resumes

Tyler K. Myers.  Mr. Myers is the Chairman of the Board of Directors of Sound Community Bank and currently is the President and General Partner of The Myers Group, a conglomerate of retail businesses that are focused primarily in the retail grocery, hardware and fuel industries.  Mr. Myers is responsible for overseeing the success and profitability of all Myers group business and real estate operations.  Mr. Myers has been with The Myers Group since 1978.  Mr. Myers’ years of work with and running the Myers Group has provided him with strong leadership, management, financial and administrative skills, which together with his participation in the local community, brings valuable knowledge and skills to our organization.  In addition, his participation in our local business community for over 25 years brings knowledge of the local economy and business opportunities for Sound Community Bank.

Rogelio Riojas.  Mr. Riojas has served for over 30 years as the Chief Executive Officer of Sea Mar Community Health Centers, a health care and social services organization serving low-income and underserved populations in Seattle and several counties in Washington.  Mr. Riojas has extensive management and administrative skills and experience in the heavily regulated health industry, especially in our local community.  He also has experience in compensation, personnel management and human resource matters, which are valuable skills he brings to our Board of Directors.

Laura Lee Stewart.  Ms. Stewart, is currently President and Chief Executive Officer of Sound Community Bank and Sound Financial, Inc.  Prior to joining Sound Community Bank as its President in 1989, when it was still a credit union, Ms. Stewart was Senior Vice President/Retail Banking at Great Western Bank.  Ms. Stewart was selected as an inaugural member of the FDIC Community Bank Advisory Board and completed her term in 2011.  She also serves on the ABA Community Bankers Council and is Vice Chair of the Washington Bankers Association.  In 2011, The American Banker honored her as one of the top 25 Women to Watch in banking.  Ms. Stewart’s many years of service in all areas of the financial institution operations and her duties as President and Chief Executive Officer of Sound Community Bank and Sound Financial, Inc. brings a special knowledge of the financial, economic and regulatory challenges we face and is well suited to educating the Board on these matters.

James E. Sweeney.  Since June 2007, Mr. Sweeney has served as President and Chief Executive Officer of Super Supplements, Inc., a retail chain specializing in vitamins, health supplements and nutrition based in Seattle with twenty-one stores in Washington and Idaho.  He is responsible for daily risk management, customer relations, financial management, human resources management and business strategy.  Formerly, Mr. Sweeney was Managing Partner of Corporate Strategies and Development, LLC, a management consulting firm serving businesses in the Puget Sound area.  He brings these general business, financial and risk management skills to Sound Community Bank and has experience guiding business entities during difficult business and economic cycles.  His participation in our local business community for over 40 years brings knowledge of the local economy and business opportunities for Sound Community Bank.

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit IV-5 (continued)
Sound Financial, Inc.
Director and Senior Management Summary Resumes

Matthew P. Deines.  Mr. Deines, age 38, has served as Chief Financial Officer of Sound Community Bank since 2002 and was appointed Executive Vice President in January 2005.  Mr. Deines has also served as Chief Financial Officer and Executive Vice President of Sound Financial, Inc. since its incorporation in 2008.  Mr. Deines currently is responsible for management of our accounting, financial reporting, operations and information technology functions and is chair of Sound Community Bank’s asset-liability management committee.  Prior to joining Sound Community Bank, Mr. Deines was an Audit Supervisor with McGladrey and Pullen, LLP and received his Washington CPA certificate in 2000.  Mr. Deines received a Bachelor’s of Science Degree from Loyola Marymount University.  He received an MBA degree from the University of Washington in June 2010.

Matthew F. Moran.  Mr. Moran, age 49, is Executive Vice President and Chief Credit Officer responsible for all aspects of our commercial and retail lending activity.  Mr. Moran joined Sound Community Bank in May 2007.  Prior to that, he was a Senior Examiner with the Office of Thrift Supervision (which has since been merged into the OCC) for one year.  From 2004 to 2006, he was Vice President - Commercial Credit for Inland NW Bank.  From 2001 to 2004, he was Vice President and Team Leader SE Washington of Community Bancshares, a $350MM community bank where he was responsible for all new credit development in SE Washington.  Mr. Moran brings more than 20 years of banking experience to Sound Community Bank, including five years with First National Bank of Omaha as the Asset/Liability Manager for the consolidated entities under First National Nebraska, Inc. a $10 billion dollar bank holding company.  Prior to that, Mr. Moran spent six years as a National Bank Examiner with the OCC, where in addition to his Safety and Soundness responsibilities he also served as a specialist in the Large Bank Capital Markets Examination Program.  In 2010, Mr. Moran graduated from the Pacific Coast Banking School, which is affiliated with the Graduate School of Business of the University of Washington.

Patricia Floyd.  Ms. Floyd, age 66, is Senior Vice President — Human Resources of Sound Community Bank.  Prior to being appointed to that position in 2002, she was a human resources official for the Shanghai American School from 1988 to 2001.  Prior to that, she held various positions at Sound Community Bank when it was a credit union, including Marketing Manager, since 1986.

Source: Sound Financial Bancorp, Inc. Preliminary Prospectus.

Exhibit IV-6
Sound Financial. Inc.
Pro Forma Regulatory Capital Ratios

	Sound Community Bank Historical at		Pro Forma at December 31, 2011 Based Upon the Sale at $10.00 Per Share
	December 31, 2011		1,105,000 Shares		1,300,000 Shares		1,495,000 Shares		1,719,250 Shares(1)
	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)
	(Dollars in Thousands)

Equity capital	$29,160	8.58%	$35,475	10.25%	$35,475	10.25%	$35,475	10.25%	$35,584	10.28%

Core (leverage) capital	$28,283	8.33%	$34,598	10.00%	$34,598	10.00%	$34,598	10.00%	$34,707	10.03%
Core (leverage) requirement(3)	16,983	5.00%	17,299	5.00%	17,299	5.00%	17,299	5.00%	17,304	5.00%
Excess	$11,300	3.33%	$17,299	5.00%	$17,299	5.00%	$17,299	5.00%	$17,402	5.03%
Tier I risk-based capital(4)	$28,283	10.77%	$34,598	13.11%	$34,598	13.11%	$34,598	13.11%	$34,707	13.15%
Tier I requirement	15,763	6.00%	15,839	6.00%	15,839	6.00%	15,839	6.00%	15,840	6.00%
Excess	$12,520	4.77%	$18,759	7.11%	$18,759	7.11%	$18,759	7.11%	$18,866	7.15%
Total risk-based capital(3)	$31,564	12.01%	$37,879	14.35%	$37,879	14.35%	$37,879	14.35%	$37,988	14.39%
Risk-based requirement	26,272	10.00%	26,398	10.00%	26,398	10.00%	26,398	10.00%	26,401	10.00%
Excess	$5,292	2.01%	$11,480	4.35%	$11,480	4.35%	$11,480	4.35%	$11,587	4.39%
Reconciliation of capital infused into Sound Community Bank:
Net proceeds			$7,199		$7,355		$7,511		$7,799
Less:
Common stock acquired by the ESOP			(884)		(1,040)		(1,196)		(1,375)
Pro forma increase in GAAP and regulatory capital(4)			$6,315		$6,315		$6,315		$6,424

Exhibit IV-7

PRO FORMA ANALYSIS SHEET

Sound Financial Bancorp, Inc., Seattle, Washington

Prices as of March 9, 2012

			Subject		Peer Group		Washington Companies		All Public
Valuation Midpoint Pricing Multiples		Symbol	at Midpoint		Mean	Median	Mean	Median	Mean	Median
Price-earnings multiple	=	P/E	16.92	x	20.23x	20.98x	23.78x	23.78x	18.66x	16.81x
Price-core earnings multiple	=	P/CE	11.87	x	21.76x	24.01x	16.66x	16.66x	19.37x	17.55x
Price-book ratio	=	P/B	61.13%		70.38%	71.56%	60.84%	55.49%	79.21%	76.84%
Price-tangible book ratio	=	P/TB	62.55%		71.68%	74.09%	67.46%	65.66%	85.67%	79.82%
Price-assets ratio	=	P/A	6.76%		9.98%	10.51%	7.48%	5.36%	9.78%	9.38%

Valuation Parameters				Adjusted		Stated	Pro Forma

Pre-Conversion Earnings (Y)	$1,551,000	(12 Mths 12/11)	ESOP Stock Purchases (E)	8.00%		8.00%	8.31710%
Pre-Conv. Core Earnings (YC)	$2,145,000	(12 Mths 12/11)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$28,713,000	12/11	ESOP Amortization (T)	10.00	Years
Intangible Assets	$875,000	12/11	RRP Programs as % of Offering (M)	4.00%		4.00%	4.15862%
Pre-Conv. Tang. Book Value (TB)	$27,838,000	12/11	RRP Programs Vesting (N)	5.00	Years
Pre-Conversion Assets (A)	$339,740,000	12/11	Fixed Expenses	$1,095,000
Reinvest Rate (5 Year Treasury)	0.83%		Variable Expenses	3.20%
Tax rate (TAX)	37.00%		Percentage Sold (PCT)	54.9817%
After Tax Reinvest. Rate (R)	0.52%		MHC Assets	$0
Est. Conv. Expenses (1)(X)	11.35%		MHC Equity	$0
Insider Purchases	$200,000		Options as % of Offering (O1)	10.00%		10.00%	10.39654%
Price/Share	$10.00		Estimated Option Value (O2)	31.60%
Foundation Cash Contrib. (FC)	0.00%		Option Vesting Period (O3)	5.00	years
Foundation Stock Contrib. (FS)	0.00%	Shares	% of Options taxable (O4)	25.00%
Foundation Tax Benefit (FT)	$0

Calculation of Pro Forma Value After Conversion

1.	V= P/E * (Y)	V=	$23,644,230
	1 - P/E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

2.	V= P/E * (Y)	V=	$23,644,230
	1 - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

3.	V= P/B * (B+Z)	V=	$23,644,230
	1 - P/B * PCT * (1-X-E-M-FC-FS)

4.	V= P/B * (TB+Z)	V=	$23,644,230
	1 - P/TB * PCT * (1-X-E-M-FC-FS)

5.	V= P/A * (A+Z)	V=	$23,644,230
	1 - P/A * PCT * (1-X-E-M-FC-FS)

Shares		2nd Step	Full	Plus:	Total Market
	2nd Step	Exchange	Conversion	Foundation	Capitalization	Exchange
Conclusion	Offering Shares	Shares	Shares	Shares	Shares	Ratio
Supermaximum	1,719,250	1,407,699	3,126,949	0	3,126,949	1.06033
Maximum	1,495,000	1,224,086	2,719,086	0	2,719,086	0.92202
Midpoint	1,300,000	1,064,423	2,364,423	0	2,364,423	0.80176
Minimum	1,105,000	904,760	2,009,760	0	2,009,760	0.68150

Market Value
		2nd Step	Full
	2nd Step	Exchange	Conversion	Foundation	Total Market
Conclusion	Offering Value	Shares Value	Value	Value	Capitalization
Supermaximum	$17,192,500	$14,076,990	$31,269,490	$0	$31,269,490
Maximum	14,950,000	12,240,860	27,190,860	0	27,190,860
Midpoint	13,000,000	10,644,230	23,644,230	0	23,644,230
Minimum	11,050,000	9,047,600	20,097,600	0	20,097,600

(1) Estimated offering expenses at midpoint of the offering.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Sound Financial Bancorp, Inc.

At the Minimum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value				$20,097,600
	Exchange Ratio				0.68150

	2nd Step Offering Proceeds				$11,050,000
	Less: Estimated Offering Expenses				1,415,000
	2nd Step Net Conversion Proceeds (Including Foundation)				$9,635,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds				$9,635,000
	Less: Cash Contribution to Foundation				0
	Less: Stock Contribution to Foundation				0
	Less: ESOP Stock Purchases (1)				(884,000)
	Less: MRP Stock Purchases (2)				(442,000)
	Net Proceeds to be Reinvested				$8,309,000
	Estimated after-tax net incremental rate of return				0.52%
	Earnings Increase				$43,448
	Less: Estimated cost of ESOP borrowings				0
	Less: Amortization of ESOP borrowings(3)				(55,692)
	Less: Stock Programs Vesting (3)				(55,692)
	Less: Stock Option Plan Vesting (4)				(63,376)
	Net Earnings Increase				($131,312)

				Net
			Before	Earnings	After
3.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended December 31, 2011 (reported)		$1,551,000	($131,312)	$1,419,688
	12 Months ended December 31, 2011 (core)		$2,145,000	($131,312)	$2,013,688

		Before	Net Addition	Tax Benefit	After
4.	Pro Forma Net Worth	Conversion	to Equity	of Foundation	Conversion

	December 31, 2011	$28,713,000	$8,309,000	$0	$37,022,000
	December 31, 2011 (Tangible)	$27,838,000	$8,309,000	$0	$36,147,000

		Before	Net Capital	Tax Benefit	After
5.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	December 31, 2011	$339,740,000	$8,309,000	$0	$348,049,000

(1) Includes ESOP purchases of 8.00% of the second step offering.
(2) Includes MRP purchases of 4.00% of the second step offering.
(3) ESOP amortized over 10 years, MRP amortized over 5 years, tax effected at:	37.00%
(4) Options of 10.00% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Sound Financial Bancorp, Inc.

At the Midpoint of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value				$23,644,230
	Exchange Ratio				0.80176

	2nd Step Offering Proceeds				$13,000,000
	Less: Estimated Offering Expenses				1,475,000
	2nd Step Net Conversion Proceeds (Including Foundation)				$11,525,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds				$11,525,000
	Less: Cash Contribution to Foundation				0
	Less: Stock Contribution to Foundation				0
	Less: ESOP Stock Purchases (1)				(1,040,000)
	Less: MRP Stock Purchases (2)				(520,000)
	Net Proceeds to be Reinvested				$9,965,000
	Estimated after-tax net incremental rate of return				0.52%
	Earnings Increase				$52,107
	Less: Estimated cost of ESOP borrowings				0
	Less: Amortization of ESOP borrowings(3)				(65,520)
	Less: Stock Programs Vesting (3)				(65,520)
	Less: Stock Option Plan Vesting (4)				(74,560)
	Net Earnings Increase				($153,493)

				Net
			Before	Earnings	After
3.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended December 31, 2011 (reported)		$1,551,000	($153,493)	$1,397,507
	12 Months ended December 31, 2011 (core)		$2,145,000	($153,493)	$1,991,507

		Before	Net Cash	Tax Benefit	After
4.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	December 31, 2011	$28,713,000	$9,965,000	$0	$38,678,000
	December 31, 2011 (Tangible)	$27,838,000	$9,965,000	$0	$37,803,000

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	December 31, 2011	$339,740,000	$9,965,000	$0	$349,705,000

(1) Includes ESOP purchases of 8.00% of the second step offering.
(2) Includes MRP purchases of 4.00% of the second step offering.
(3) ESOP amortized over 10 years, MRP amortized over 5 years, tax effected at:	37.00%
(4) Options of 10.00% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Sound Financial Bancorp, Inc.

At the Maximum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value				$27,190,860
	Exchange Ratio				0.92202

	2nd Step Offering Proceeds				$14,950,000
	Less: Estimated Offering Expenses				1,530,000
	2nd Step Net Conversion Proceeds (Including Foundation)				$13,420,000

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds				$13,420,000
	Less: Cash Contribution to Foundation				0
	Less: Stock Contribution to Foundation				0
	Less: ESOP Stock Purchases (1)				(1,196,000)
	Less: MRP Stock Purchases (2)				(598,000)
	Net Proceeds to be Reinvested				$11,626,000
	Estimated after-tax net incremental rate of return				0.52%
	Earnings Increase				$60,792
	Less: Estimated cost of ESOP borrowings				0
	Less: Amortization of ESOP borrowings(3)				(75,348)
	Less: Stock Programs Vesting (3)				(75,348)
	Less: Stock Option Plan Vesting (4)				(85,744)
	Net Earnings Increase				($175,648)

				Net
			Before	Earnings	After
3.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended December 31, 2011 (reported)		$1,551,000	($175,648)	$1,375,352
	12 Months ended December 31, 2011 (core)		$2,145,000	($175,648)	$1,969,352

		Before	Net Cash	Tax Benefit	After
4.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	December 31, 2011	$28,713,000	$11,626,000	$0	$40,339,000
	December 31, 2011 (Tangible)	$27,838,000	$11,626,000	$0	$39,464,000

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	December 31, 2011	$339,740,000	$11,626,000	$0	$351,366,000

(1) Includes ESOP purchases of 8.00% of the second step offering.
(2) Includes MRP purchases of 4.00% of the second step offering.
(3) ESOP amortized over 10 years, MRP amortized over 5 years, tax effected at:	37.00%
(4) Options of 10.00% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Sound Financial Bancorp, Inc.

At the Supermaximum Value

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value				$31,269,490
	Exchange Ratio				1.06033

	2nd Step Offering Proceeds				$17,192,500
	Less: Estimated Offering Expenses				1,595,000
	2nd Step Net Conversion Proceeds (Including Foundation)				$15,597,500

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds				$15,597,500
	Less: Cash Contribution to Foundation				0
	Less: Stock Contribution to Foundation				0
	Less: ESOP Stock Purchases (1)				(1,375,400)
	Less: MRP Stock Purchases (2)				(687,700)
	Net Proceeds to be Reinvested				$13,534,400
	Estimated after-tax net incremental rate of return				0.52%
	Earnings Increase				$70,771
	Less: Estimated cost of ESOP borrowings				0
	Less: Amortization of ESOP borrowings(3)				(86,650)
	Less: Stock Programs Vesting (3)				(86,650)
	Less: Stock Option Plan Vesting (4)				(98,606)
	Net Earnings Increase				($201,135)
				Net
			Before	Earnings	After
3.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended December 31, 2011 (reported)		$1,551,000	($201,135)	$1,349,865
	12 Months ended December 31, 2011 (core)		$2,145,000	($201,135)	$1,943,865

		Before	Net Cash	Tax Benefit	After
4.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	December 31, 2011	$28,713,000	$13,534,400	$0	$42,247,400
	December 31, 2011 (Tangible)	$27,838,000	$13,534,400	$0	$41,372,400

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	December 31, 2011	$339,740,000	$13,534,400	$0	$353,274,400

(1) Includes ESOP purchases of 8.00% of the second step offering.
(2) Includes MRP purchases of 4.00% of the second step offering.
(3) ESOP amortized over 10 years, MRP amortized over 5 years, tax effected at:	37.00%
(4) Options of 10.00% of the second step offering, valuation based on Black-Scholes model, 5 year vesting, assuming 25% taxable.

EXHIBIT IV-9

Sound Financial, Inc.

Peer Group Core Earnings Analysis

RP® Financial, LC.

Core Earnings Analysis

Comparable Institution Analysis

For the 12 Months Ended December 31, 2011

					Less:	Estimated
		Net Income	Less: Net	Tax Effect	Extraordinary	Core Income		Estimated
Comparable Group		to Common	Gains(Loss)	@ 34%	Items	to Common	Shares	Core EPS
		($000)	($000)	($000)	($000)	($000)	(000)	($)

AFCB	Athens Bancshares, Inc. of TN	$1,794	($48)	$16	$0	$1,762	2,728	$0.65
EBMT	Eagle Bancorp Montana of MT	$1,805	($1,382)	$470	$0	$893	3,879	$0.23
FFNW	First Fin. NW, Inc. of Renton, WA	$4,242	($2,226)	$757	$0	$2,773	18,805	$0.15
JXSB	Jacksonville Bancorp Inc. of IL	$3,246	($510)	$173	$0	$2,909	1,931	$1.51
LSBI	LSB Financial Corp. of Lafayette IN	$1,741	($1,208)	$411	$0	$944	1,555	$0.61
LABC	Louisiana Bancorp, Inc. of LA	$2,285	($546)	$186	$0	$1,925	3,257	$0.59
RIVR	River Valley Bancorp of IN	$1,446	($1,014)	$345	$0	$777	1,514	$0.51
TSBK	Timberland Bancorp, Inc. of WA	($49)	($1,133)	$385	$0	($797)	7,045	($0.11)
WAYN	Wayne Savings Bancshares of OH	$1,739	($109)	$37	$0	$1,667	3,004	$0.55
WBKC	Wolverine Bancorp, Inc. of MI	$1,108	($435)	$148	$0	$821	2,508	$0.33

(1) Financial information is for the quarter ending September 30, 2011.

Source:

SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

EXHIBIT V-1

RP® Financial, LC.

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide.  We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements.  Our staff maintains extensive background in financial and management consulting, valuation and investment banking.  Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results.  We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives.  Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues.  Strategic recommendations typically focus on:  capital formation and management, asset/liability targets, profitability, return on equity and stock pricing.  Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies.  Our merger advisory services involve transactions of financially healthy companies and failed bank deals.  RP® is also expert in de novo charters and shelf charters.  Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes.  We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards.  RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research.  We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis.  Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (30)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (27)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (28)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (25)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (24)	(703) 647-6549	joren@rpfinancial.com
Marcus Faust, Director (23)	(703) 647-6553	mfaust@rpfinancial.com
Timothy M. Biddle, Senior Vice President (21)	(703) 647-6552	tbiddle@rpfinancial.com
Marcus Faust, Senior Vice President (23)	(703) 647-6553	mfaust@rpfinancial.com
Janice Hollar, Senior Vice President (29)	(703) 647-6554	jhollar@rpfinancial.com
Carla Pollard, Senior Vice President (22)	(703) 647-6556	cpollard@rpfinancial.com

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com